                                                                       Exhibit A

--------------------------------------------------------------------------------

                                CREDIT AGREEMENT

                            dated as of June 6, 2002,

                   as Amended and Restated as of June 6, 2003,

                                      among

                               TRIMAS CORPORATION,

                               TRIMAS COMPANY LLC,

                   The Subsidiary Term Borrowers Party Hereto,

                 The Foreign Subsidiary Borrowers Party Hereto,

                            The Lenders Party Hereto,

                              JPMORGAN CHASE BANK,
                  as Administrative Agent and Collateral Agent

                           CSFB CAYMAN ISLANDS BRANCH,
                              as Syndication Agent

                                 COMERICA BANK,
                             as Documentation Agent

                               NATIONAL CITY BANK,
                             as Documentation Agent

                                       and

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                             as Documentation Agent

                           ---------------------------

                          J.P. MORGAN SECURITIES INC.,

                                       and

                           CREDIT SUISSE FIRST BOSTON
                                  as Arrangers

--------------------------------------------------------------------------------

                                                    TABLE OF CONTENTS

                                                                                                              Page
                                                                                                              ----
                                                         ARTICLE I

                                                        Definitions
                                                        -----------

                                                         ARTICLE II

                                                         The Credits
                                                         -----------

                                                        ARTICLE III

                                                Representations and Warranties
                                                ------------------------------

                                                         ARTICLE IV

                                                         Conditions
                                                         ----------

                                                         ARTICLE V

                                                    Affirmative Covenants
                                                    ---------------------

                                        2

                                                        ARTICLE VI

                                                    Negative Covenants
                                                    ------------------

                                                       ARTICLE VII

                                                     Events of Default
                                                     -----------------

                                                       ARTICLE VIII

                                                  The Administrative Agent
                                                  ------------------------

                                                         ARTICLE IX

                                               Collection Allocation Mechanism
                                               -------------------------------

SECTION 9.01. Implementation of CAM.............................................................................111
SECTION 9.02. Letters of Credit.................................................................................111

                                                          ARTICLE X

                                                        Miscellaneous
                                                        -------------

SCHEDULES:
----------

Schedule 1.01(a)           --       Existing Letters of Credit
Schedule 1.01(b)           --       Mortgaged Property
Schedule 2.01              --       Commitments
Schedule 3.05              --       Real Property
Schedule 3.06              --       Disclosed Matters
Schedule 3.12              --       Subsidiaries
Schedule 3.13              --       Insurance
Schedule 3.17(d)           --       Mortgage Filing Offices
Schedule 6.01              --       Existing Indebtedness
Schedule 6.02              --       Existing Liens
Schedule 6.04              --       Existing Investments
Schedule 6.05              --       Asset Sales
Schedule 6.09              --       Existing Affiliate Transactions
Schedule 6.10              --       Existing Restrictions

EXHIBITS:
---------

Exhibit A                  --       Form of Assignment and Acceptance
Exhibit B-1                --       Form of Opinion of Parent Borrower's Counsel
Exhibit B-2                --       Forms of Opinions of Parent Borrower's U.S. Local Counsel
Exhibit C                  --       Form of Foreign Subsidiary Borrowing Agreement
Exhibit D                  --       Form of Guarantee Agreement
Exhibit E                  --       Form of Incremental Term Loan Activation Notice
Exhibit F                  --       Form of Indemnity, Subrogation and Contribution Agreement
Exhibit G                  --       Form of Mortgage
Exhibit H                  --       Form of Pledge Agreement
Exhibit I                  --       Form of Security Agreement
Exhibit J                  --       Form of Subordination and Other Provisions
Exhibit K                  --       Mandatory Costs Rate

                                    CREDIT AGREEMENT dated as of June 6, 2002,
                           as amended and restated as of June 6, 2003, among
                           TRIMAS COMPANY LLC, TRIMAS CORPORATION, the
                           SUBSIDIARY TERM BORROWERS party hereto, the FOREIGN
                           SUBSIDIARY BORROWERS party hereto, the LENDERS party
                           hereto, JPMORGAN CHASE BANK, as Administrative Agent
                           and Collateral Agent, CSFB CAYMAN ISLANDS BRANCH, as
                           Syndication Agent, COMERICA BANK, as Documentation
                           Agent, NATIONAL CITY BANK, as Documentation Agent,
                           and WACHOVIA BANK, NATIONAL ASSOCIATION, as
                           Documentation Agent.

                  The parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions
                                   -----------

                  SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                  "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "Acquired Assets" means (a) the consolidated tangible assets acquired pursuant to a Permitted Acquisition during any fiscal year determined in accordance with GAAP (the "Specified Amount"), provided that if such
Permitted Acquisition is not consummated during the first quarter of a fiscal year, Acquired Assets for such fiscal year shall be determined by multiplying the Specified Amount by (i) 0.75 if such Permitted Acquisition is consummated during the second quarter of such fiscal year, (ii) 0.50 if such Permitted
Acquisition is consummated during the third quarter of such fiscal year and
(iii) 0.25 if such Permitted Acquisition is consummated during the fourth quarter of such fiscal year and (b) with respect to any fiscal year occurring after such Permitted Acquisition, the Specified Amount.

                  "Acquisition" means the acquisition of common stock of
Holdings by the Investors effected through the Equity Issuance pursuant to the
Purchase Agreement.

                  "Acquisition Documents" means the Purchase Agreement and the other agreements and documents relating to the Acquisition Transactions.

                  "Acquisition Lease Financing" means any sale or transfer by the Parent Borrower or any Subsidiary of any property, real or personal, that is acquired pursuant to

a Permitted Acquisition, in an aggregate amount, not to exceed at any time
$50,000,000, after the Effective Date that is rented or leased by the Parent
Borrower or such Subsidiary so long as the proceeds from such transaction consist solely of cash.

                  "Acquisition Transactions" means (a) the Acquisition, (b) the
Equity Retention, (c) the Debt Repayment, (d) the A/R Purchase and (e) the other transactions contemplated by the Purchase Agreement, including the issuance to
Seller of a warrant to purchase common stock of Holdings and the distribution of the Cash Dividend.

                  "Add-On Notes" means the 9.875% Subordinated Notes of Holdings due 2012 in the aggregate principal amount of $85,000,000 (including the
Exchange Notes issued in exchange for the initial Add-On Notes as contemplated by the registration rights agreement related thereto) and the Indebtedness represented thereby. The Add-On Notes constitute Permitted Subordinated Notes for purposes hereunder.

                  "Adjusted LIBO Rate" means, with respect to any Eurocurrency
Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such
Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "Administrative Agent" means JPMCB, in its capacity as
administrative agent for the Lenders hereunder. With respect to Foreign Currency
Borrowings, the Administrative Agent may be an Affiliate of JPMCB for purposes of administering such Borrowings, and all references herein to the term
"Administrative Agent" shall be deemed to refer to the Administrative Agent in respect of the applicable Borrowing or to all Administrative Agents, as the context requires.

                  "Administrative Questionnaire" means an Administrative
Questionnaire in a form supplied by the Administrative Agent.

                  "Affiliate" means, with respect to a specified Person, another
Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "Agents" means, collectively, the Administrative Agent, CSFB
Cayman Islands Branch, as syndication agent, Comerica Bank, as documentation agent, National City Bank, as documentation agent, and Wachovia Bank, National
Association, as documentation agent.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base
CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective
Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate,
respectively.

                  "Applicable Percentage" means, with respect to any Revolving
Lender, the percentage of the total Revolving Commitments represented by such
Lender's Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving
Commitments most recently in effect, giving effect to any assignments.

                  "Applicable Rate" means, for any day, with respect to any ABR
Loan or Eurocurrency Loan that is a Revolving Loan or a Tranche B Term Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "Revolving Loan ABR
Spread", "Revolving Loan Eurocurrency Spread", "Tranche B Term Loan ABR Spread",
"Tranche B Term Loan Eurocurrency Spread" or "Commitment Fee Rates", as the case may be, based upon the Leverage Ratio as of the most recent determination date;
provided that up to and including December 31, 2002, the "Applicable Rate" shall be the applicable rate per annum set forth below in Category 1.

================================ ================== ======================== =================== ======================
        Leverage Ratio:           Revolving Loan        Revolving Loan           Tranche B/           Tranche B/
        ---------------           ---------------       ---------------          ----------           ----------
                                    ABR Spread        Eurocurrency Spread      Term Loan ABR          Term Loan
                                    ----------        -------------------      --------------         ---------
                                                                                   Spread            Eurocurrency
                                                                                   ------            ------------
                                                                                                        Spread
                                                                                                        ------
-------------------------------- ------------------ ------------------------ ------------------- ----------------------

          Category 1                   2.00%                 3.00%                 2.25%                 3.25%
          ----------
      Greater than 4 to 1
-------------------------------- ------------------ ------------------------ ------------------- ----------------------
          Category 2                   1.75%                 2.75%                 1.75%                 2.75%
          ----------
 Less than or equal to 4 to 1
   but greater than 3.5 to 1
-------------------------------- ------------------ ------------------------ ------------------- ----------------------
          Category 3                   1.50%                 2.50%                 1.75%                 2.75%
          ----------
Less than or equal to 3.5 to 1
    but greater than 3 to 1
-------------------------------- ------------------ ------------------------ ------------------- ----------------------
          Category 4                   1.25%                 2.25%                 1.75%                 2.75%
          ----------
 Less than or equal to 3 to 1
================================ ================== ======================== =================== ======================

=======================================================================================================================
                                                Commitment Fee Rates
----------------------------------------- ------------------------------------ ----------------------------------------
            Leverage Ratio:                        High Usage Period                      Low Usage Period
            ---------------                        -----------------                      ----------------
----------------------------------------- ------------------------------------ ----------------------------------------

               Category 1                                0.50%                                  0.75%
               ----------
          Greater than 4 to 1
----------------------------------------- ------------------------------------ ----------------------------------------
               Category 2                                0.50%                                  0.50%
               ----------
    Less than or equal to 4 to 1 but
         greater than 3.5 to 1
----------------------------------------- ------------------------------------ ----------------------------------------
               Category 3                                0.50%                                  0.50%
               ----------
   Less than or equal to 3.5 to 1 but
          greater than 3 to 1
----------------------------------------- ------------------------------------ ----------------------------------------
               Category 4                               0.375%                                 0.375%
               ----------
      Less than or equal to 3 to 1
========================================= ==================================== ========================================

                  For purposes of the foregoing, (i) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Parent Borrower's fiscal year based upon Holdings' consolidated financial statements delivered pursuant to Section 5.01(a) or (b) and (ii) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Leverage Ratio shall be deemed to be in Category 1 (A) at any time that an Event of Default has occurred and is continuing or (B) if Holdings or the
Parent Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered. The rate per annum for Incremental Term
Loans shall be the rate specified, or the rate per annum determined pursuant to a pricing grid specified, in the applicable Incremental Term Loan Activation
Notice as agreed to by the Parent Borrower and the applicable Incremental
Lenders; provided that if and for so long as the Applicable Rate with respect to any Incremental Term Loans is greater than 0.25% per annum in excess of the then existing Applicable Rate for Tranche B Term Loans, the Applicable Rate for
Tranche B Term Loans shall be increased automatically for such period so that the Applicable Rate for such Incremental Term Loans is no greater than 0.25% per annum in excess of the Applicable Rate for Tranche B Term Loans.

                  "A/R Purchase" means the repurchase by Holdings, Parent
Borrower and any Subsidiary of all the uncollected accounts receivable generated by any of them which had been sold to MTSPC, Inc. pursuant to the terms of the
Metaldyne receivables financing, as of the Effective Date, in accordance with the terms of the relevant documentation with MTSPC, Inc. and the other parties to the receivables financing documentation to which MTSPC, Inc. is a party, as amended through the Effective Date.

                  "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance
Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part
327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

                  "Asset Dropdown" means the sale or contribution by Holdings to the Parent Borrower or any Subsidiary of all of its assets to the extent permitted by applicable law or third party contracts, except as otherwise agreed to by the Administrative Agent.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

                  "Assumed Preferred Stock" means any preferred stock or
preferred equity interests of any Person that becomes a Subsidiary after the
Effective Date; provided that (a) such preferred stock or preferred equity interests exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and
(b) the aggregate liquidation value of all such outstanding preferred stock and preferred equity interests shall not exceed $25,000,000 at any time outstanding, less the aggregate principal amount of Indebtedness incurred pursuant to Section
6.01(a)(xi).

                  "Base CD Rate" means the sum of (a) the Three-Month Secondary
CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

                  "Board" means the Board of Governors of the Federal Reserve
System of the United States of America.

                  "Borrowing" means (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

                  "Borrowing Request" means a request by the Parent Borrower, a
Subsidiary Term Borrower or a Foreign Subsidiary Borrower, as the case may be, for a Borrowing in accordance with Section 2.03.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that (a) when used in connection with any
Eurocurrency Loan denominated in dollars or Sterling, the term "Business Day"
shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market and (b) when used in connection with any
Revolving Loan denominated in Euro, the term "Business Day" shall also exclude any day on which the TARGET payment system is not open for the settlement of payment in Euro.

                  "Calculation Date" means (a) each date on which a Revolving
Loan is made and (b) the last Business Day of each calendar month.

                  "CAM" shall mean the mechanism for the allocation and exchange of interests in the Credit Facilities and collections thereunder established under Article IX.

                  "CAM Exchange" shall mean the exchange of the Lender's
interests provided for in Section 9.01.

                  "CAM Exchange Date" shall mean the date on which (a) any event referred to in paragraph (h) or (i) of Article VII shall occur in respect of
Holdings, the Parent Borrower, any Subsidiary Term Borrower or any Foreign
Subsidiary Borrower or (b) an acceleration of the maturity of the Loans pursuant to Article VII shall occur.

                  "CAM Percentage" shall mean, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate Dollar
Equivalent (determined on the basis of Exchange Rates prevailing on the CAM
Exchange Date) of the Specified Obligations owed to such Lender and such
Lender's participation in undrawn amounts of Letters of Credit immediately prior to the CAM Exchange Date and (b) the denominator shall be the aggregate Dollar
Equivalent (as so determined) of the Specified Obligations owed to all the
Lenders and the aggregate undrawn amount of outstanding Letters of Credit immediately prior to such CAM Exchange Date.

                  "Capital Expenditures" means, for any period, without
duplication, (a) the additions to property, plant and equipment and other capital expenditures of Holdings, the Parent Borrower and its consolidated
Subsidiaries (including the Receivables Subsidiary) that are (or would be) set forth in a consolidated statement of cash flows of Holdings for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by
Holdings, the Parent Borrower and its consolidated Subsidiaries (including the
Receivables Subsidiary) during such period.

                  "Capital Lease Obligations" of any Person means the
obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Cash Dividend" means the cash dividend declared prior to the
Effective Date and payable on the Effective Date in an amount equal to
$840,000,000, less the aggregate amount of the Debt Repayment and the A/R
Purchase.

                  "Change in Control" means (a) the acquisition by any Person other than Holdings of any direct Equity Interest in the Parent Borrower; (b)
prior to the date of an IPO, any Person or group (within the meaning of the
Securities Exchange Act of 1934 and the rules of the Securities and Exchange
Commission thereunder as in effect on the Effective Date) other than Heartland and its Affiliates shall beneficially own at any time, directly or indirectly
(without giving effect, for avoidance of doubt, to shares owned by Heartland and its Affiliates), a greater percentage of the aggregate ordinary voting power of
Holdings than the aggregate ordinary voting power of Holdings that is beneficially owned at such time, directly or indirectly (without giving effect, for avoidance of doubt, to shares owned by such Person), by Heartland and its
Affiliates (treating shares over which Heartland or its Affiliates have voting authority by right of contract or otherwise as being owned by Heartland and its
Affiliates), unless Heartland and its Affiliates shall have the right to designate, by right of contract or otherwise, a majority of the board of

                                       10

directors of Holdings; (c) on or after an IPO, the acquisition of beneficial ownership, directly or indirectly, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange
Commission thereunder as in effect on the Effective Date) other than Heartland and its Affiliates, of Equity Interests representing more than 25% of either the aggregate ordinary voting power represented by the issued and outstanding Equity
Interests in Holdings and such Person or group beneficially owns at such time, directly or indirectly (without giving effect, for avoidance of doubt, to shares owned by Heartland and its Affiliates), a greater percentage of the aggregate ordinary voting power of Holdings than the aggregate ordinary voting power of
Holdings that is beneficially owned at such time, directly or indirectly,
(without giving effect, for avoidance of doubt, to shares owned by such Person), by Heartland and its Affiliates (treating shares over which Heartland or its
Affiliates have voting authority by right of contract or otherwise as being owned by Heartland and its Affiliates), unless Heartland and its Affiliates shall have the right to designate, by right of contract or otherwise, a majority of the board of directors of Holdings; (d) occupation of a majority of the seats on the board of directors of Holdings by Persons who were not nominated by
Heartland and its Affiliates or approved by Heartland and its Affiliates; or (e)
the occurrence of any change in control (or similar event, however denominated)
with respect to Holdings or the Parent Borrower under (i) any indenture or agreement in respect of Material Indebtedness to which Holdings, the Parent
Borrower or any Subsidiary is a party, including the Subordinated Debt
Documents, (ii) any instrument governing any preferred stock of Holdings, the
Parent Borrower or any Subsidiary having a liquidation value or redemption value in excess of $10,000,000 or (iii) the Permitted Receivables Financing.

                  "Change in Law" means (a) the adoption of any law, rule or regulation after the Effective Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental
Authority after the Effective Date or (c) compliance by any Lender or the
Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such
Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Effective Date.

                  "Class", when used in reference to any Loan or Borrowing,
refers to whether such Loan, or the Loans comprising such Borrowing, are
Revolving Loans, Tranche B Term Loans, Incremental Term Loans or Swingline Loans
and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, Tranche B Commitment or Incremental Commitment.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral" means any and all "Collateral", as defined in any applicable Security Document.

                                       11

                  "Collateral Agent" means JPMCB, in its capacity as collateral agent for the Lenders under the Security Documents. With respect to Foreign
Currency Borrowings, the Collateral Agent may be an Affiliate of JPMCB, for
purposes of administering the collateralization of such Borrowings, and all references herein to the term "Collateral Agent" shall be deemed to refer to the
Collateral Agent in respect of the applicable Borrowing or to all Collateral
Agents, as the context requires.

                  "Collateral and Guarantee Requirement" means the requirement that:

                  (a) the Collateral Agent shall have received from each party thereto (other than the Collateral Agent) either (i) a counterpart of
           (A) the Guarantee Agreement, (B) the Indemnity, Subrogation and
           Contribution Agreement, (C) the Pledge Agreement and (D) the Security
           Agreement in each case duly executed and delivered on behalf of such
           Loan Party, or (ii) in the case of any Person that becomes a Loan
           Party after the Effective Date, a supplement to each of the Guarantee
           Agreement, the Indemnity, the Subrogation and Contribution Agreement,
           the Pledge Agreement and the Security Agreement, in each case in the form specified therein, duly executed and delivered on behalf of such
           Loan Party;

                  (b) all outstanding Equity Interests of the Parent Borrower and each Subsidiary (including the Receivables Subsidiary) owned by or on behalf of any Loan Party shall have been pledged pursuant to the Pledge Agreement (except that the Loan Parties shall not be required to pledge more than 65% of the outstanding voting Equity
           Interests of any Foreign Subsidiary, it being understood that this exception shall not limit the application of the Foreign Security
           Collateral and Guarantee Requirement) and the Collateral Agent shall have received certificates or other instruments representing all such
           Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

                  (c) all Indebtedness of Holdings, the Parent Borrower and each
           Subsidiary in an aggregate principal amount that exceeds $500,000 that is owing to any Loan Party shall be evidenced by a promissory note and shall have been pledged pursuant to the Pledge Agreement and the Collateral Agent shall have received all such promissory notes, together with instruments of transfer with respect thereto endorsed in blank;

                  (d) all documents and instruments, including Uniform
           Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Agreement and the Pledge Agreement and perfect such Liens to the extent required by, and with the priority required by, the Security
           Agreement and the Pledge Agreement shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording;

                                       12

                  (e) the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such
           Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by
           Section 6.02, together with such endorsements, coinsurance and reinsurance as the Administrative Agent or the Required Lenders may
           reasonably request, and (iii) such surveys, abstracts, appraisals, legal opinions and other documents as the Administrative Agent or the
           Required Lenders may reasonably request with respect to any such
           Mortgage or Mortgaged Property; and

                  (f) each Loan Party (other than the Foreign Subsidiary
           Borrowers) shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

                  "Commitment" means a Revolving Commitment, Tranche B
Commitment or Incremental Commitment, or any combination thereof (as the context requires).

                  "Consolidated Cash Interest Expense" means, for any period, the excess of (a) the sum, without duplication, of (i) the interest expense
(including imputed interest expense in respect of Capital Lease Obligations) of
Holdings, the Parent Borrower and the Subsidiaries (including the Receivables
Subsidiary) for such period, determined on a consolidated basis in accordance with GAAP, plus (ii) any interest accrued during such period in respect of
Indebtedness of Holdings, the Parent Borrower or any Subsidiary (including the
Receivables Subsidiary) that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP, plus
(iii) any cash payments made during such period in respect of obligations referred to in clause (b)(iii) below that were amortized or accrued in a previous period, plus (iv) interest-equivalent costs associated with any
Permitted Receivables Financing, whether accounted for as interest expense or loss on the sale of receivables, minus (b) the sum of, without duplication, (i)
interest income of Holdings, the Parent Borrower and the Subsidiaries (including the Receivables Subsidiary) for such period, determined on a consolidated basis in accordance with GAAP, plus (ii) to the extent included in such consolidated interest expense for such period, noncash amounts attributable to amortization of financing costs paid in a previous period, plus (iii) to the extent included in such consolidated interest expense for such period, noncash amounts attributable to amortization of debt discounts or accrued interest payable in kind for such period, plus (iv) to the extent included in such consolidated interest expense for such period, all financing fees incurred in connection with the Transactions. For purposes of calculating Consolidated Cash Interest Expense for each of the four-fiscal-quarter periods ending September 30, 2002, December
31, 2002, and March 31, 2003, Consolidated Cash Interest Expense for such four-fiscal-quarter period shall equal Consolidated Cash Interest Expense for the period commencing July 1, 2002 and ending on (a) September

                                       13

30, 2002, multiplied by 4, (b) December 31, 2002, multiplied by 2 and (c) March
31, 2002, multiplied by 4/3.

                  "Consolidated EBITDA" means, for any period, Consolidated Net
Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period (including (x) all single business tax expenses imposed by state law and
(y) all payments in respect of, or on account of, taxes to Seller or any of its subsidiaries pursuant to the Purchase Agreement), (iii) all amounts attributable to depreciation and amortization for such period, (iv) any extraordinary noncash charges for such period, (v) all management fees and other fees paid during such period to Heartland and/or its Affiliates pursuant to the Heartland Management
Agreement to the extent permitted by Section 6.09, (vi) interest-equivalent costs associated with any Permitted Receivables Financing for such period, whether accounted for as interest expense or loss on the sale of receivables, and all Preferred Dividends, (vii) all extraordinary losses during such period that are either noncash or relate to the retirement of Indebtedness, (viii)
noncash expenses during such period resulting from the grant of Equity Interests to management and employees of Holdings, the Parent Borrower or any of the
Subsidiaries, (ix) the aggregate amount of deferred financing expenses for such period, (x) all other noncash expenses or losses of Holdings, the Parent
Borrower or any of the Subsidiaries for such period (excluding any such charge that constitutes an accrual of or a reserve for cash charges for any future period), (xi) any nonrecurring fees, expenses or charges realized by Holdings, the Parent Borrower or any of the Subsidiaries for such period related to any offering of Equity Interests or incurrence of Indebtedness, (xii) fees and expenses in connection with the Transactions, (xiii) any nonrecurring costs and expenses arising from the integration of any business acquired pursuant to any
Permitted Acquisition, not to exceed in the aggregate $15,000,000, (xiv) any payments made or expenses recorded in respect of any Restricted Stock
Obligations, not to exceed in the aggregate $21,000,000, (xv) Excluded Charges for such period, (xvi) any nonrecurring expenses or similar costs relating to cost savings projects, including restructuring and severance expenses, not to exceed in the aggregate $25,000,000 and (xvii) payments made in respect of repurchases of the stock of Seller under the terms of the Purchase Agreement or to the extent the amount paid is subject to indemnification or reimbursement by
Seller under the Purchase Agreement, payments made by Holdings, the Parent
Borrower or the Subsidiaries, minus (b) without duplication and to the extent included in determining such Consolidated Net Income, any extraordinary gains for such period, all determined on a consolidated basis in accordance with GAAP.
If the Parent Borrower or any Subsidiary has made any Permitted Acquisition or any sale, transfer, lease or other disposition of assets outside of the ordinary course of business permitted by Section 6.05 during the relevant period for determining the Leverage Ratio and the Interest Expense Coverage Ratio,
Consolidated EBITDA for the relevant period shall be calculated only for purposes of determining Leverage Ratio and the Interest Expense Coverage Ratio
after giving pro forma effect thereto, as if such Permitted Acquisition or sale, transfer, lease or other disposition of assets (and, in each case, any related incurrence, repayment or assumption of Indebtedness, with any new Indebtedness being deemed to be amortized over the relevant

                                       14

period in accordance with its terms, and assuming that any Revolving Loans borrowed in connection with such acquisition are repaid with excess cash balances when available) had occurred on the first day of the relevant period for determining Consolidated EBITDA. Any such pro forma calculations may include operating and other expense reductions and other adjustments for such period resulting from any Permitted Acquisition, or sale, transfer, lease or other disposition of assets that is being given pro forma effect to the extent that such operating and other expense reductions and other adjustments (a) would be permitted pursuant to Article XI of Regulation S-X under the Securities Act of
1933 ("Regulation S-X") or (b) are reasonably consistent with the purpose of
Regulation S-X as determined in good faith by the Parent Borrower in consultation with the Administration Agent. For purposes of calculating
Consolidated EBITDA, any payments to Seller or any of its subsidiaries in respect of indemnity provisions or otherwise under the Purchase Agreement as satisfaction of obligations or costs to a third party that are or have been discharged by Seller or any of its subsidiaries, shall be treated as if such payments were paid by Holdings, the Parent Borrower or any Subsidiary directly to such third party. For purposes of calculating Consolidated EBITDA for each of the four-fiscal-quarter periods ending June 30, 2002, September 30, 2002,
December 31, 2002 and March 31, 2003, Consolidated EBITDA for such four-fiscal-quarter period shall equal Consolidated EBITDA for the period commencing on June 1, 2002 and ending on (a) June 30, 2002, plus $118,500,000,
(b) September 30, 2002, plus $88,100,000, (c) December 31, 2002, plus
$63,400,000, and (d) March 31, 2003, plus $26,800,000.

                  "Consolidated Net Income" means, for any period, the net
income or loss of Holdings, the Parent Borrower and the Subsidiaries (including the Receivables Subsidiary) for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Person (other than the Parent Borrower) in which any other Person (other than the Parent Borrower or any Subsidiary or any director holding qualifying shares in compliance with applicable law) owns an Equity Interest, except to the extent of the amount of dividends or other distributions actually paid to the
Parent Borrower or any of the Subsidiaries during such period, and (b) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Parent Borrower or any Subsidiary or the date that such Person's assets are acquired by the Parent Borrower or any
Subsidiary.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a
Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Credit Facility" means a category of Commitments and
extensions of credit thereunder.

                  "Debt Repayment" means the repayment by Holdings, Parent
Borrower and the Subsidiaries (collectively, the "TriMas Obligors") of, collectively, the following:

                                       15

(i) Indebtedness and other inter-company advances from Seller or any subsidiary of Seller (other than the TriMas Obligors) outstanding as of the Effective Date and (ii) all Indebtedness and other obligations of the TriMas Obligors in their capacity as Subsidiary Term Borrowers owing as of the Effective Date under the
Credit Agreement dated as of November 28, 2000 among Metaldyne (f.k.a. Mascotech
Inc., Metaldyne Company LLC (f.k.a. Metalync Company LLC), the Subsidiary Term
Borrowers party thereto, the Foreign Subsidiary Borrowers party thereto, the
Lenders party thereto, JPMorgan Chase Bank, as Collateral Agent and
Administrative Agent, Credit Suisse First Boston, as Syndication Agent, Comerica
Bank, as Documentation Agent, First Union National Bank, as Documentation Agent,
National City Bank, as Documentation Agent and Bank One NA, as Documentation
Agent, as amended by Amendment No. 1 thereto.

                  "Default" means any event or condition which constitutes an
Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

                  "dollars" or "$" refers to lawful money of the United States of America.

                  "Dollar Equivalent" means, on any date of determination, (a)
with respect to any amount in dollars, such amount, and (b) with respect to any amount in any Foreign Currency, the equivalent in dollars of such amount, determined by the Administrative Agent pursuant to Section 1.05(b) using the
Exchange Rate with respect to such Foreign Currency at the time in effect under the provisions of such Section.

                  "Domestic Loan Party" means any Loan Party, other than the
Foreign Subsidiary Borrowers.

                  "Effective Date" means the date on which the conditions
specified in Section 4.01 are satisfied (or waived in accordance with Section
10.02), which the parties hereto agree is June 6, 2002.

                  "EMU Legislation" means the legislative measures of the
European Union for the introduction of, changeover to or operation of the Euro in one or more member states.

                  "Environmental Laws" means all laws, rules, regulations,
codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous
Material or to health and safety matters.

                  "Environmental Liability" means any liabilities, obligations, damages, losses, claims, actions, suits, judgments, or orders, contingent or otherwise (including any liability for damages, costs of environmental remediation, costs of administrative

                                       16

oversight, fines, natural resource damages, penalties or indemnities), of
Holdings, the Parent Borrower or any Subsidiary (including the Receivables
Subsidiary) directly or indirectly resulting from or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c)
any actual or alleged exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person or any warrants, options or other rights to acquire such interests.

                  "Equity Issuance" means the issuance of common equity of
Holdings to the Investors in exchange for not less than $265,000,000 in cash to
Holdings as specified in the Purchase Agreement.

                  "Equity Retention" means the retention by Seller of common stock of Holdings as specified in the Purchase Agreement.

                  "ERISA" means the Employee Retirement Income Security Act of
1974, as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Parent Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                  "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a
Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d)
of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Parent Borrower or any of its
ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Parent Borrower or any ERISA
Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Parent Borrower or any of its ERISA
Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Parent Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Parent Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a

                                       17

Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Euro" or "(eurodollar)" means the single currency of the
European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation.

                  "Eurocurrency", when used in reference to any Loan or
Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO
Rate.

                  "Event of Default" has the meaning assigned to such term in
Article VII.

                  "Excess Cash Flow" means, for any fiscal year, the sum
(without duplication) of:

                  (a) the Consolidated Net Income for such fiscal year, adjusted to exclude any gains or losses attributable to Prepayment Events;
           plus

                  (b) the excess, if any, of the Net Proceeds received during such fiscal year by Holdings, the Parent Borrower and its
           consolidated Subsidiaries (including the Receivables Subsidiary) in respect of any Prepayment Events over the aggregate principal amount of Term Loans prepaid pursuant to Section 2.11(d) in respect of such
           Net Proceeds; plus

                  (c) depreciation, amortization and other noncash charges or losses deducted in determining such consolidated net income (or loss)
           for such fiscal year; plus

                  (d) the sum of (i) the amount, if any, by which Net Working
           Capital (adjusted to exclude changes arising from Permitted
           Acquisitions) decreased during such fiscal year plus (ii) the net amount, if any, by which the consolidated deferred revenues and other consolidated accrued long-term liability accounts of Holdings, the
           Parent Borrower and its consolidated Subsidiaries (including the
           Receivables Subsidiary) (adjusted to exclude changes arising from
           Permitted Acquisitions) increased during such fiscal year plus (iii)
           the net amount, if any, by which the consolidated accrued long-term asset accounts of Holdings, Parent Borrower and its consolidated
           Subsidiaries (including the Receivables Subsidiary) (adjusted to exclude changes arising from Permitted Acquisitions) decreased during such fiscal year; minus

                  (e) the sum of (i) any noncash gains included in determining such consolidated net income (or loss) for such fiscal year plus (ii)
           the amount, if any, by which Net Working Capital (adjusted to exclude changes arising from Permitted Acquisitions) increased during such fiscal year plus (iii) the net amount, if any, by which the consolidated deferred revenues and other consolidated accrued long-term liability accounts of Holdings, the Parent Borrower and its consolidated Subsidiaries (including the Receivables Subsidiary)
           (adjusted to

                                       18

           exclude changes arising from Permitted Acquisitions) decreased during such fiscal year plus (iv) the net amount, if any, by which the consolidated accrued long-term asset accounts of
           Holdings, the Parent Borrower and its consolidated Subsidiaries
           (including the Receivables Subsidiary) (adjusted to exclude changes arising from Permitted Acquisitions) increased during such fiscal year; minus

                  (f) the sum of (i) Capital Expenditures for such fiscal year
           (except to the extent attributable to the incurrence of Capital Lease
           Obligations or otherwise financed by incurring Long-Term
           Indebtedness) plus (ii) cash consideration paid during such fiscal year to make acquisitions or other capital investments (except to the extent financed by incurring Long-Term Indebtedness); minus

                  (g) the aggregate principal amount of Long-Term Indebtedness repaid or prepaid by Holdings, the Parent Borrower and its consolidated Subsidiaries (including the Receivables Subsidiary)
           during such fiscal year, excluding (i) Indebtedness in respect of
           Revolving Loans and Letters of Credit, (ii) Term Loans prepaid pursuant to Section 2.11(d) or (e), and (iii) repayments or prepayments of Long-Term Indebtedness financed by incurring other
           Long-Term Indebtedness; minus

                  (h) the noncash impact of currency translations and other
           adjustments to the equity account, including adjustments to the carrying value of marketable securities and to pension liabilities, in each case to the extent such items would otherwise constitute
           Excess Cash Flow; minus

                  (i) all cash payments required to be made under the Purchase
           Agreement, including in respect of indemnity obligations, Restricted
           Stock Obligations and repurchases of stock of Seller.

                  "Exchange Rate" means on any day, with respect to any Foreign
Currency, the rate at which such Foreign Currency may be exchanged into dollars, as set forth at approximately 11:00 a.m., London time, on such day on the
Reuters World Currency Page for such Foreign Currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Parent Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the
Administrative Agent in the market where its foreign currency exchange operations in respect of such Foreign Currency are then being conducted, at or about 10:00 a.m., local time, on such date for the purchase of dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the
Administrative Agent, after consultation with the Parent Borrower, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

                  "Excluded Charges" means, with respect to any fiscal quarter ending on the date specified below, the amount set forth opposite such date:

                                       19

                        Date                         Amount
                        ----                         ------
                  June 30, 2002                    $12,500,000
                  September 30, 2002                $9,500,000
                  December 31, 2002                 $6,250,000
                  March 31, 2003                    $3,250,000

                  "Excluded Taxes" means, with respect to the Administrative
Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Parent Borrower, the Subsidiary
Term Borrowers or any Foreign Subsidiary Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any
Lender, in which its applicable lending office is located, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a
Foreign Lender (other than an assignee pursuant to a request by the Parent
Borrower under Section 2.19(b)), (i) any United States withholding Tax that is in effect and would apply to amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Parent Borrower with respect to any United States withholding Tax pursuant to Section 2.17(a) and (ii) any withholding Tax that is attributable to such Foreign Lenders' failure to comply with Section 2.17(e).

                  "Existing Letters of Credit" means the letters of credit
issued prior to and outstanding as of the Effective Date, which are listed on
Schedule 1.01(a).

                  "Existing Subordinated Notes" means the 9.875% Subordinated
Notes of Holdings due 2012 in the aggregate principal amount of $352,770,000
(including the Exchange Notes issued in exchange for the initial Existing
Subordinated Notes as contemplated by the registration rights agreement related thereto) and the Indebtedness represented thereby.

                  "Federal Funds Effective Rate" means, for any day, the
weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal
Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average
(rounded upwards, if necessary, to the next 1/100 of 1%) of

                                       20

the quotations for such day for such transactions received by the Administrative
Agent from three Federal funds brokers of recognized standing selected by it.

                  "Financial Officer" means the chief financial officer,
principal accounting officer, treasurer or controller of Holdings or the Parent
Borrower, as applicable.

                  "Financing Transactions" means (a) the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, (b) the execution, delivery and performance by the Receivables Subsidiary and each other party thereto of the Permitted
Receivables Documents and the use of the proceeds thereof and (c) the execution, delivery and performance of the Subordinated Notes Documents by each party thereto, the issuance of the Existing Subordinated Notes and the use of the
proceeds thereof.

                  "Foreign Currencies" means Euro and Sterling.

                  "Foreign Currency Commitment" means, with respect to each
Revolving Lender, the commitment of such Revolving Lender to make Foreign
Currency Loans and to acquire participations in Foreign Currency Letters of
Credit, expressed as an amount representing the maximum aggregate amount of such
Revolving Lender's Foreign Currency Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Revolving
Lender pursuant to Section 10.04. The initial amount of each Revolving Lender's
Foreign Currency Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Revolving Lender shall have assumed its
Foreign Currency Commitment, as applicable. The initial aggregate amount of the
Revolving Lenders' Foreign Currency Commitments is the Dollar Equivalent of
$25,000,000.

                  "Foreign Currency Exposure" means, with respect to any
Revolving Lender at any time, the Dollar Equivalent of the sum of the outstanding principal amount of such Lender's Foreign Currency Loans and its
Foreign Currency LC Exposure at such time.

                  "Foreign Currency LC Exposure" means, at any time, the sum of
(a) the aggregate undrawn amount of all outstanding Foreign Currency Letters of
Credit at such time plus (b) the aggregate amount of all LC Disbursements in respect of Foreign Currency Letters of Credit that have not yet been reimbursed by or on behalf of the Foreign Subsidiary Borrowers at such time. The Foreign
Currency LC Exposure of any Revolving Lender at any time shall be its Applicable
Percentage of the total Foreign Currency LC Exposure at such time.

                  "Foreign Currency Letter of Credit" means a Letter of Credit denominated in a Foreign Currency.

                                       21

                  "Foreign Currency Loan" means a Revolving Loan denominated in a Foreign Currency.

                  "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Parent Borrower or any
Foreign Subsidiary Borrower, as the case may be, is located. For purposes of this definition, the United States of America, each State thereof and the
District of Columbia shall be deemed to constitute a single jurisdiction.

                  "Foreign Security Collateral and Guarantee Requirement" means the requirement that:

                  (a) the Collateral Agent shall have received from the
           applicable Foreign Subsidiary Borrower and its subsidiaries a counterpart of each Foreign Security Document relating to the assets
           (including the capital stock of its subsidiaries) of such Foreign
           Subsidiary Borrower, excluding assets as to which the Collateral
           Agent shall determine in its reasonable discretion, after
           consultation with the Parent Borrower, that the costs and burdens of obtaining a security interest are excessive in relation to the value of the security afforded thereby;

                  (b) all documents and instruments (including legal opinions)
           required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created over the assets specified in clause (a) above and perfect such Liens to the extent required by, and with priority required by, such Foreign Security Documents, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing,
           registration or recording;

                  (c) such Foreign Subsidiary Borrower and its subsidiaries
           shall become a guarantor of the obligations under the Loan Documents of other Foreign Subsidiary Borrowers, if any, under a guarantee agreement reasonably acceptable to the Collateral Agent, in either case duly executed and delivered on behalf of such Foreign Subsidiary
           Borrower and such subsidiaries, except that such guarantee shall not be required if the Collateral Agent shall determine in its reasonable discretion, after consultation with the Parent Borrower, that the benefits of such a guarantee are limited and such limited benefits are not justified in relation to the burdens imposed by such guarantee on the Parent Borrower and its Subsidiaries; and

                  (d) such Foreign Subsidiary Borrower shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of such Foreign Security Documents, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

                  "Foreign Security Documents" means any agreement or instrument entered into by any Foreign Subsidiary Borrower that is reasonably requested by

                                       22

the Collateral Agent providing for a Lien over the assets (including shares of other Subsidiaries) of such Foreign Subsidiary Borrower.

                  "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any
State thereof or the District of Columbia.

                  "Foreign Subsidiary Borrowers" means any wholly owned Foreign
Subsidiary of the Parent Borrower organized under the laws of England and Wales, any member nation of the European Union or any other nation in Europe reasonably acceptable to the Collateral Agent that becomes a party to this Agreement pursuant to Section 2.21.

                  "Foreign Subsidiary Borrowing Agreement" means an agreement substantially in the form of Exhibit C.

                  "GAAP" means generally accepted accounting principles in the
United States of America.

                  "Governmental Authority" means the government of the United
States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment
of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c)
to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such
Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Guarantee Agreement" means the Guarantee Agreement,
substantially in the form of Exhibit D, made by Holdings, the Parent Borrower and the Subsidiary Loan Parties party thereto in favor of the Collateral Agent for the benefit of the Secured Parties.

                  "Hazardous Materials" means all explosive, radioactive,
hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates,

                                       23

asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "Heartland" means Heartland Industrial Partners, L.P., a
Delaware limited partnership.

                  "Heartland Management Agreement" means the monitoring
agreement dated as of the Effective Date between Heartland and Holdings.

                  "Hedging Agreement" means any interest rate protection
agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                  "High Usage Period" means any day that the unused amount of
Revolving Commitments is less than 50% of the Revolving Commitments.

                  "Holdings" means TriMas Corporation, a Delaware corporation.

                  "Incremental Lenders" means (a) on any Incremental Term Loan
Activation Date, the Lenders signatory to the Incremental Term Loan Activation
Notice and (b) thereafter, each Lender that has made, or acquired pursuant to an assignment made pursuant to Section 10.04, an Incremental Term Loan.

                  "Incremental Maturity Date" means, as to the Incremental Term
Loans to be made pursuant to any Incremental Term Loan Activation Notice, the maturity date specified in such Incremental Term Loan Activation Notice, which date shall be a date at least 91 days after the Tranche B Maturity Date.

                  "Incremental Term Loan Activation Date" means each date, which shall be a Business Day on or before the Incremental Term Loan Termination Date, on which any Lender shall execute and deliver to the Administrative Agent an
Incremental Term Loan Activation Notice pursuant to Section 2.01(b).

                  "Incremental Term Loan Activation Notice" means a notice
substantially in the form of Exhibit E.

                  "Incremental Term Loan Amount" means, as to each Incremental
Lender, on and after the effectiveness of any Incremental Term Loan Activation
Notice, the obligation of such Incremental Lender to make Incremental Term Loans hereunder in a principal amount equal to the amount set forth under the heading
"Incremental Term Loan Amount" opposite such Incremental Lender's name on such
Incremental Term Loan Activation Notice.

                  "Incremental Term Loan Effective Date" means each date, which shall be a Business Day on or before the Incremental Term Loan Termination Date, designated as such in an Incremental Term Loan Activation Notice.

                                       24

                  "Incremental Term Loan Termination Date" means the Tranche B
Maturity Date.

                  "Incremental Term Loans" means a Loan made pursuant to clause
(b) of Section 2.01.

                  "Indebtedness" of any Person means, without duplication, (a)
all obligations of such Person for borrowed money or with respect to advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h)
all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such
Indebtedness provide that such Person is not liable therefor. Notwithstanding anything to the contrary in this paragraph, the term "Indebtedness" shall not include (a) agreements providing for indemnification, purchase price adjustments or similar obligations incurred or assumed in connection with the acquisition or disposition of assets or capital stock, (b) trade payables and accrued expenses in each case arising in the ordinary course of business and (c) Restricted Stock
Obligations.

                  "Indemnified Taxes" means Taxes other than Excluded Taxes.

                  "Indemnity, Subrogation and Contribution Agreement" means the
Indemnity, Subrogation and Contribution Agreement, substantially in the form of
Exhibit F, among the Parent Borrower, the Subsidiary Loan Parties party thereto and the Collateral Agent.

                  "Information Memorandum" means the Confidential Information
Memorandum dated May, 2002, relating to the Parent Borrower and the
Transactions.

                  "Interest Election Request" means a request by the Parent
Borrower, a Subsidiary Term Borrower or a Foreign Subsidiary Borrower, as the
case may be, to convert or continue a Revolving Loan or Term Borrowing in accordance with Section 2.07.

                                       25

                  "Interest Expense Coverage Ratio" means, on any date, the
ratio of (a) Consolidated EBITDA to (b) the sum of (i) Consolidated Cash
Interest Expense and (ii) Preferred Dividends.

                  "Interest Payment Date" means (a) with respect to any ABR Loan
(other than a Swingline Loan), the last day of each March, June, September and
December, (b) with respect to any Eurocurrency Loan, the last day of the
Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such
Interest Period, and (c) with respect to any Swingline Loan, the day that such
Loan is required to be repaid.

                  "Interest Period" means, with respect to any Eurocurrency
Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or nine or twelve months thereafter if, at the time of the relevant Borrowing, all Lenders participating therein agree to make an interest period of such duration available), as the Parent Borrower, a
Subsidiary Term Borrower or a Foreign Subsidiary Borrower, as the case may be, may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest
Period) shall end on the last Business Day of the last calendar month of such
Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                  "Investors" means Heartland, its Affiliates, and the other entities identified by Heartland as "Investors" to the Administrative Agent
prior to the Effective Date.

                  "IPO" means an underwritten public offering by Holdings of
Equity Interests of Holdings pursuant to a registration statement filed with the
Securities and Exchange Commission in accordance with the Securities Act of
1933.

                  "Issuing Bank" means JPMCB, in its capacity as the issuer of
Letters of Credit hereunder, and its successors in such capacity as provided in
Section 2.05(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, including with respect to Foreign Currency Letters of Credit, and in each such case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of
Credit issued by such Affiliate. In the event that there is more than one
Issuing Bank at any time, references herein and in the other Loan Documents to the Issuing Bank shall be deemed to refer to the Issuing Bank in respect of the applicable Letter of Credit or to all Issuing Banks, as the context requires.
Notwithstanding the

                                       26

foregoing, each institution listed in Schedule 1.01(a) shall be deemed to be an
Issuing Bank with respect to the Existing Letters of Credit issued by it.

                  "JPMCB" means JPMorgan Chase Bank.

                  "Judgment Currency" has the meaning set forth in
Section 10.14.

                  "Judgment Currency Conversion Date" has the meaning set forth in Section 10.14.

                  "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

                  "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Parent Borrower or the Foreign Subsidiary Borrowers, as the
case may be, at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

                  "LC Reserve Account" has the meaning set forth in
Section 9.02(a).

                  "Lender Affiliate" means, (a) with respect to any Lender, (i)
an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an
Affiliate of such Lender and (b) with respect to any Lender that is a fund that invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and
Acceptance or an Incremental Term Loan Activation Notice, as the case may be, other than any such Person that ceases to be a party hereto pursuant to an
Assignment and Acceptance. Unless the context otherwise requires, the term
"Lenders" includes the Swingline Lender.

                  "Letter of Credit" means any letter of credit issued pursuant to this Agreement. Each Existing Letter of Credit shall be deemed to constitute a Letter of Credit issued hereunder on the Effective Date for all purposes of the Loan Documents.

                  "Leverage Ratio" means, on any date, the ratio of (a) Total
Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of Holdings ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of Holdings most recently ended prior to such date for which financial statements are available), provided that, (i) prior to June 29, 2003 and (ii)
solely for purposes of Section 6.13, Total Indebtedness shall not include

                                       27

an aggregate principal amount of Add-On Notes equal to the Net Proceeds from the issuance of the Add-On Notes which has not been applied to effect one or more
Permitted Acquisitions (except for $20,000,000 of such Net Proceeds, which
Holdings may use to purchase, repurchase, redeem or otherwise acquire its Equity
Interest held by, directly or indirectly, Metaldyne Corporation pursuant to
Section 6.08(a)(vii)).

                  "LIBO Rate" means, with respect to any Eurocurrency Borrowing
(other than such Borrowings denominated in a Foreign Currency) for any Interest
Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on
any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the
Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. With respect to Eurocurrency
Borrowings denominated in a Foreign Currency, the LIBO Rate for any Interest
Period shall be determined by the Administrative Agent at approximately 11:00
a.m., London time, on the Quotation Day for such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in the currency of such Borrowing (as reflected on the applicable Telerate screen) for a period equal to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such
Eurocurrency Borrowing for such Interest Period shall be the rate at which deposits in the applicable currency for the Dollar Equivalent of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal
London office of the Administrative Agent in immediately available funds in the
London interbank market at approximately 11:00 a.m., London time, two Business
Days prior to the commencement of such Interest Period.

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Loan Documents" means this Agreement and the Security
Documents.

                  "Loan Parties" means Holdings, the Parent Borrower, the
Subsidiary Term Borrowers, the Foreign Subsidiary Borrowers and the other
Subsidiary Loan Parties.

                  "Loans" means the loans made by the Lenders to the Parent
Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers
pursuant to this Agreement.

                                       28

                  "Long-Term Indebtedness" means any Indebtedness that, in
accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability, including the current portion of any Long-Term Indebtedness.

                  "Low Usage Period" means any day that does not fall within a
High Usage Period.

                  "Margin Stock" shall have the meaning assigned to such term in
Regulation U.

                  "Material Adverse Effect" means a material adverse effect on
(a) the business, operations, properties, assets, financial condition, or material agreements of Holdings, the Parent Borrower and the Subsidiaries
(including the Receivables Subsidiary), taken as a whole (it being understood that any effect on the business, operations, properties, assets, financial condition, or material agreements of Holdings, the Parent Borrower and the
Subsidiaries (including the Receivables Subsidiary) resulting from the Asset
Dropdown will not constitute a material adverse effect for purposes of this clause (a)), (b) the ability of any Loan Party in any material respect to perform any of its obligations under any Loan Document or (c) the rights of or benefits available to the Lenders under any Loan Document.

                  "Material Agreements" means (a) any agreements or instruments relating to Material Indebtedness and (b) the Heartland Management Agreement.

                  "Material Indebtedness" means (a) Indebtedness in respect of the Existing Subordinated Notes, the Permitted Senior Notes, the Permitted
Subordinated Notes and the Permitted Acquisition Subordinated Notes, (b)
obligations in respect of the Permitted Receivables Financing and (c) any other
Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of Holdings, the
Parent Borrower and its Subsidiaries evidencing an aggregate outstanding principal amount exceeding $10,000,000. For purposes of determining Material
Indebtedness, the "principal amount" of the obligations of Holdings, the Parent
Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that
Holdings, the Parent Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

                  "Metaldyne Fittings Acquisition" means the acquisition by the
Parent Borrower or a Subsidiary of all or substantially all the assets constituting the fastners business from Metaldyne Company LLC.

                  "Mexican Sale Leaseback" means the sale and lease back
transaction pending as of the Effective Date relating to the property located in
Mexico City, Mexico.

                  "Moody's" means Moody's Investors Service, Inc.

                                       29

                  "Mortgage" means a mortgage, deed of trust, assignment of
leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations. Each Mortgage shall be substantially in the form of Exhibit G with such changes as are necessary under applicable local law.

                  "Mortgaged Property" means, initially, each parcel of real property and the improvements thereto owned by a Loan Party and identified on
Schedule 1.01(a), and includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to
Section 5.12 or 5.13.

                  "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  "Net Proceeds" means, with respect to any event (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any noncash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds in excess of $1,000,000 and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by
Holdings, the Parent Borrower and the Subsidiaries to third parties (other than
Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by Holdings, the Parent Borrower and the
Subsidiaries as a result of such event to repay Indebtedness (other than Loans)
secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all Taxes paid (or reasonably estimated to be payable) by Holdings, the Parent Borrower and the Subsidiaries, and the
amount of any reserves established by Holdings, the Parent Borrower and the
Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the 24-month period immediately following such event and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of Holdings or the Parent Borrower) to the extent such liabilities are actually paid within such applicable time periods. Notwithstanding anything to the contrary set forth above, the proceeds of any sale, transfer or other disposition of receivables (or any interest therein) pursuant to any Permitted Receivables Financing shall not be deemed to constitute Net Proceeds.

                  "Net Working Capital" means, at any date, (a) the consolidated current assets of Holdings, the Parent Borrower and its consolidated
Subsidiaries (including the Receivables Subsidiary) as of such date (excluding cash and Permitted Investments) minus (b) the consolidated current liabilities of Holdings, the Parent Borrower and its consolidated Subsidiaries (including the Receivables Subsidiary) as of such date (excluding current liabilities in respect of Indebtedness). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

                                       30

                  "New Tranche B Term Loans" means Loans made on the Restatement
Effective Date in an aggregate amount not to exceed $75,000,000 pursuant to clause (i) of Section 2.01(a).

                  "Obligations" has the meaning assigned to such term in the
Security Agreement.

                  "Other Taxes" means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies imposed by any Governmental Authority arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, other than Excluded Taxes.

                  "Parent Borrower" means TriMas Company LLC, a Delaware limited liability company.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Perfection Certificate" means a certificate in the form of
Annex I to the Security Agreement or any other form approved by the Collateral
Agent.

                  "Permitted Acquisition" means any acquisition, whether by
purchase, merger, consolidation or otherwise, by the Parent Borrower or a
Subsidiary of all or substantially all the assets of, or all the Equity
Interests in, a Person or a division, line of business or other business unit of a Person so long as (a) such acquisition shall not have been preceded by a tender offer that has not been approved or otherwise recommended by the board of directors of such Person, (b) such assets are to be used in, or such Person so acquired is engaged in, as the case may be, a business of the type conducted by the Parent Borrower and its Subsidiaries on the date of execution of this
Agreement or in a business reasonably related thereto, (c) such acquisition shall be financed with proceeds from (i) Revolving Loans (subject to Section
6.01(a)(i)), Incremental Term Loans, Add-On Notes, Permitted Acquisition
Subordinated Notes, Acquisition Lease Financings, Permitted Receivables
Financings (subject to Section 6.01(a)(ii)) and/or Qualified Holdings Preferred
Stock issued and outstanding pursuant to clause (b) of the definition of
Qualified Holdings Preferred Stock, (ii) the issuance of Equity Interests by
Holdings, (iii) Excess Cash Flow not required to be used to prepay Term Loans pursuant to Section 2.11(e) or (iv) any combination thereof and (d) immediately after giving effect thereto, (i) no Default has occurred and is continuing or would result therefrom, (ii) all transactions related thereto are consummated in all material respects in accordance with applicable laws, (iii) all the Equity
Interests (other than Assumed Preferred Stock) of each Subsidiary formed for the purpose of or resulting from such acquisition shall be owned directly by the
Parent Borrower or a Subsidiary and all actions required to be taken under
Sections 5.12 and 5.13 have been taken, (iv) Holdings, the Parent Borrower and its Subsidiaries are in compliance, on a pro forma basis after giving effect to such acquisition, with the covenants contained in Section 6.13 recomputed as at the last day of the most recently ended fiscal quarter of Holdings for which financial statements are

                                       31

available, as if such acquisition (and any related incurrence or repayment of
Indebtedness) had occurred on the first day of each relevant period for testing such compliance (provided that any acquisition that occurs prior to the first testing period under such Sections shall be deemed to have occurred during such first testing period), (v) any Indebtedness or any preferred stock that is incurred, acquired or assumed in connection with such acquisition shall be in compliance with Section 6.01 and (vi) the Parent Borrower has delivered to the
Administrative Agent an officers' certificate to the effect set forth in clauses
(a), (b), (c) and (d) (i) through (vi) above, together with all relevant financial information for the Person or assets to be acquired. Notwithstanding any of the foregoing to the contrary, the Metaldyne Fittings Acquisition shall be deemed a Permitted Acquisition.

                  "Permitted Acquisition Subordinated Notes" means Indebtedness of Holdings or the Parent Borrower in an aggregate principal amount not to exceed at any time the sum of (x) $250,000,000 and (y) the amount of any underwriting or placement discounts, fees or commissions and other financing expenses incurred to yield net proceeds of $250,000,000, less the liquidation value of any applicable Qualified Holdings Preferred Stock issued and outstanding pursuant to clause (b) of the definition of Qualified Holdings
Preferred Stock, provided that (a) such Indebtedness and any related Guarantees shall not be secured by any Lien, (b) such Indebtedness shall be subject to subordination and intercreditor provisions that are no more favorable to the holders or obligees thereof than the subordination or intercreditor provisions of the Existing Subordinated Notes in any material respect, (c) such
Indebtedness shall not have any principal payments due prior to the date that is
12 months after the later of the Tranche B Maturity Date and the Incremental
Maturity Date, whether at maturity or otherwise, except upon the occurrence of a change of control or similar event (including asset sales), in each case so long as the provisions relating to change of control or similar events (including asset sales) included in the governing instrument of such Indebtedness provide that the provisions of this Agreement must be satisfied prior to the satisfaction of such provisions of such Indebtedness and (d) such Indebtedness bears interest at a fixed rate, which rate shall be, in the good faith judgment of the Parent Borrower's board of directors, consistent with the market at the time of issuance for similar Indebtedness for comparable issuers or borrowers.

                  "Permitted Capital Expenditure Amount" means (a) with respect to the three-fiscal-quarter period ending December 31, 2002, $30,000,000 and (b)
with respect to any fiscal year thereafter, the sum of (i) the Base Amount for such fiscal year as specified below, (ii) 10% of Acquired Assets (the "Acquired
Assets Amount") and (iii) for each fiscal year after any Acquired Assets Amount are initially included in clause (ii) above, 5% of such Acquired Assets Amount, calculated on a cumulative basis.

                                       32

                Fiscal Year Ended                      Base Amount
                -----------------                      -----------
                      2003                             $37,500,000
               2004 and thereafter                     $40,000,000

                  "Permitted Encumbrances" means:

                  (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.05;

                  (b) carriers', warehousemen's, mechanics', materialmen's,
           repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.05;

                  (c) pledges and deposits made in the ordinary course of
           business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                  (d) deposits to secure the performance of bids, trade
           contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business and Liens in respect of the proceeds from the issuance of Permitted Acquisition Subordinated
           Notes held by a trustee or an agent prior to the consummation of a
           Permitted Acquisition;

                  (e) judgment Liens in respect of judgments that do not
           constitute an Event of Default under clause (k) of Article VII;

                  (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Holdings, the Parent Borrower or any Subsidiary;

                  (g) ground leases in respect of real property on which
           facilities owned or leased by Holdings, the Parent Borrower or any of the Subsidiaries are located, other than any Mortgaged Property;

                  (h) Liens in favor or customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

                  (i) Leases or subleases granted to other Persons and not
           interfering in any material respect with the business of Holdings, the Parent Borrower and the Subsidiaries, taken as a whole;

                                       33

                  (j) banker's liens, rights of set-off or similar rights, in each case arising by operation of law; and

                  (k) Liens in favor of a landlord on leasehold improvements in leased premises;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

                  "Permitted Investments" means:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United
           States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United
           States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from
           Moody's;

                  (c) investments in certificates of deposit, banker's
           acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United
           States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

                  (e) securities issued by any state of the United States of
           America or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than six months from the date of acquisition thereof and, at the time of acquisition, having the highest credit rating obtainable from S&P or from Moody's;

                  (f) securities issued by any foreign government or any
           political subdivision of any foreign government or any public instrumentality thereof having maturities of not more than six months from the date of acquisition thereof and, at the time of acquisition, having the highest credit rating obtainable from S&P or from Moody's;

                  (g) investments of the quality as those identified on Schedule
           6.04 as "Qualified Foreign Investments" made in the ordinary course of business;

                                       34

                  (h) cash; and

                  (i) investments in funds that invest solely in one or more types of securities described in clauses (a), (e) and (f) above.

                  "Permitted Joint Venture and Foreign Subsidiary Investments"
means investments by Holdings, the Parent Borrower or any Subsidiary in the
Equity Interests of (a) any Person that is not a Subsidiary or (b) any Person that is a Foreign Subsidiary, in an aggregate amount not to exceed $50,000,000.

                  "Permitted Receivables Documents" means the Receivables
Purchase Agreement, the Receivables Transfer Agreement and all other documents and agreements relating to the Permitted Receivables Financing.

                  "Permitted Receivables Financing" means (a) the sale by the
Parent Borrower and certain Subsidiaries (other than Foreign Subsidiaries) of accounts receivable to the Receivables Subsidiary pursuant to the Receivables
Purchase Agreement and (b) the sale of such accounts receivable (or participations therein) by the Receivables Subsidiary to certain purchasers pursuant to the Receivables Transfer Agreement.

                  "Permitted Senior Notes" means Indebtedness of Holdings or the
Parent Borrower, provided that (a) such Indebtedness and any related Guarantees shall not be secured by any Lien, (b) the net proceeds from such Indebtedness shall be used to prepay Term Loans pursuant to Section 2.11(d), except that up to $250,000,000 in proceeds from such Indebtedness may instead be used to repay
Revolving Loans pursuant to Section 2.09(a) and reduce the balances in respect of the Permitted Receivables Financing, in either case, only if, immediately after giving effect to such repayment, the Senior Leverage Ratio is less than
3.00 to 1.00, (c) such Indebtedness shall not have any principal payments due prior to the date that is 12 months after the later of the Tranche B Maturity
Date and the Incremental Maturity Date, whether at maturity or otherwise, except upon the occurrence of a change of control or similar event (including asset sales), in each case so long as the provisions relating to change of control or similar events (including asset sales) included in the governing instrument of such Indebtedness provide that the provisions of this Agreement must be satisfied prior to the satisfaction of such provisions of such Indebtedness and
(d) such Indebtedness bears interest at a fixed rate, which rate shall be, in the good faith judgment of the Parent Borrower's board of directors, consistent with the market at the time of issuance for similar Indebtedness for comparable issuers or borrowers.

                  "Permitted Subordinated Notes" means Indebtedness of Holdings or the Parent Borrower, provided that (a) such Indebtedness and any related
Guarantees shall not be secured by any Lien, (b) such Indebtedness shall be subject to subordination and intercreditor provisions that are no more favorable to the holders or obligees thereof than the subordination or intercreditor provisions of the Existing Subordinated Notes in any material respect, (c) the
Net Proceeds from such Indebtedness shall be used to prepay Term Loans pursuant to Section 2.11(d), except that (i) up to $250,000,000 in proceeds

                                       35

from such Indebtedness may instead be used to repay Revolving Loans pursuant to
Section 2.09(a) and reduce the balances in respect of the Permitted Receivables
Financing and (ii) the Net Proceeds from the issuance of the Add-On Notes may be used to effect one or more Permitted Acquisitions or for the purposes specified in Section 6.08(a)(vii), from the date of such issuance through June 29, 2003 and after June 29, 2003, to the extent not so used, such Net Proceeds shall be used to prepay Term Loans pursuant to Section 2.11(d), in each case (except for use of the Net Proceeds from the issuance of the Add-On Notes to repay Term
Loans pursuant to Section 2.11(d)), only if, immediately after giving effect to such repayment, the Senior Leverage Ratio is less than 3.00 to 1.00, (d) such
Indebtedness shall not have any principal payments due prior to the date that is
12 months after the later of the Tranche B Maturity Date and the Incremental
Maturity Date, whether at maturity or otherwise, except upon the occurrence of a change of control or similar event (including asset sales), in each case so long as the provisions relating to change of control or similar events (including asset sales) included in the governing instrument of such Indebtedness provide that the provisions of this Agreement must be satisfied prior to the satisfaction of such provisions of such Indebtedness and (e) such Indebtedness bears interest at a fixed rate, which rate shall be, in the good faith judgment of the Parent Borrower's board of directors, consistent with the market at the time of issuance for similar Indebtedness for comparable issuers of borrowers.

                  "Person" means any natural person, corporation, limited
liability company, trust, joint venture, association, company, partnership,
Governmental Authority or other entity.

                  "Plan" means any employee pension benefit plan (other than a
Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section
412 of the Code or Section 302 of ERISA, and in respect of which the Parent
Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section
3(5) of ERISA.

                  "Pledge Agreement" means the Pledge Agreement, substantially in the form of Exhibit H, among Holdings, the Parent Borrower, the Subsidiary
Loan Parties party thereto and the Collateral Agent for the benefit of the
Secured Parties.

                  "Preferred Dividends" means any cash dividends of Holdings permitted hereunder paid with respect to preferred stock of Holdings.

                  "Prepayment Event" means:

                  (a) any sale, transfer or other disposition (including
           pursuant to a sale and leaseback transaction) of any property or asset of Holdings, the Parent Borrower or any Subsidiary, other than dispositions described in clauses (a), (b), (c), (d), (f), (g) and
           (j) (but only to the extent the sales, transfers or other
           dispositions under clause (j)(ii) thereof do not exceed $25,000,000 thereof) of Section 6.05 and Section 6.06(a), provided that
           Acquisition Lease Financings and the Mexican Sale Leaseback shall not constitute a Prepayment Event; or

                                       36

                  (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of Holdings, the Parent Borrower or any Subsidiary having a book value or fair market value in excess of $1,000,000, but only to the extent that the Net Proceeds therefrom have not been applied to repair, restore or replace such property or asset within 365 days after such event; or

                  (c) the incurrence by Holdings, the Parent Borrower or any
           Subsidiary of any Indebtedness, other than Indebtedness permitted by
           Section 6.01(a) (except for Permitted Senior Notes (except to the extent proceeds therefrom are permitted to be used for other purposes pursuant to clause (b) of the definition thereof) and Permitted
           Subordinated Notes (except to the extent proceeds therefrom are permitted to be used for other purposes pursuant to clause (c) of the definition thereof)).

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Purchase Agreement" means the Stock Purchase Agreement dated as of May 17, 2002, among Heartland, Holdings and Seller as amended, supplemented or otherwise modified from time to time.

                  "Qualified Holdings Preferred Stock" means any preferred
capital stock or preferred equity interest of Holdings (a)(i) that does not provide for any cash dividend payments or other cash distributions in respect thereof prior to the Tranche B Maturity Date and (ii) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event does not (A)(x)
mature or become mandatorily redeemable pursuant to a sinking fund obligation or otherwise; (y) become convertible or exchangeable at the option of the holder thereof for Indebtedness or preferred stock that is not Qualified Holdings
Preferred Stock; or (z) become redeemable at the option of the holder thereof
(other than as a result of a change of control event), in whole or in part, in each case on or prior to the first anniversary of the Tranche B Maturity Date and (B) provide holders thereunder with any rights upon the occurrence of a
"change of control" event prior to the repayment of the Obligations under the
Loan Documents, (b) with respect to which Holdings has delivered a notice to the
Administrative Agent that it has issued preferred stock or preferred equity interest in lieu of incurring (x) Permitted Acquisition Subordination Notes or
(y) Indebtedness permitted by clause (xiii) under Section 6.01(a), with such notice specifying to which of such Indebtedness such preferred stock or preferred equity interest applies; provided that (i) the aggregate liquidation value of all such preferred stock or preferred equity interest issued pursuant to this clause (b) shall not exceed at any time the dollar limitation related to the applicable Indebtedness hereunder, less the aggregate principal amount of such Indebtedness then outstanding and (ii) the terms of such preferred stock or preferred equity interests (x) shall provide that upon a default thereof, the remedies of

                                       37

the holders thereof shall be limited to the right to additional representation on the board of directors of Holdings and (y) shall otherwise be no less favorable to the Lenders, in the aggregate, than the terms of the applicable
Indebtedness or (c) having an aggregate initial liquidation value not to exceed
$25,000,000, provided that the terms of such preferred stock or preferred equity interests shall provide that upon a default thereof, the remedies of the holders thereof shall be limited to the right to additional representation on the board of directors of Holdings.

                  "Quotation Day" means, with respect to any Eurocurrency
Borrowing denominated in a Foreign Currency and any Interest Period, the day on
which it is market practice in the relevant interbank market for prime banks to give quotations for deposits in the currency of such Borrowing for delivery on the first day of such Interest Period. If such quotations would normally be given by prime banks on more than one day, the Quotation Day will be the last of such days.

                  "Receivables Purchase Agreement" means (a) the Receivables
Purchase Agreement dated as of June 6, 2002 among the Receivables Subsidiary,
Holdings, the Parent Borrower and the Subsidiaries party thereto, related to the
Permitted Receivables Financing, as may be amended, supplemented or otherwise modified to the extent permitted by Section 6.11 and (b) any agreement replacing such Receivables Purchase Agreement, provided that such replacing agreement contains terms that are substantially similar to such Receivables Purchase
Agreement and that are otherwise no more adverse to the Lenders than the applicable terms of such Receivables Purchase Agreement.

                  "Receivables Subsidiary" means TSPC, Inc., a Nevada
corporation.

                  "Receivables Transfer Agreement" means (a) the Receivables
Transfer Agreement dated as of June 6, 2002, among the Receivables Subsidiary,
Holdings and the purchasers party thereto, relating to the Permitted Receivables
Financing, as may be amended, supplemented or otherwise modified to the extent permitted by Section 6.11 and (b) any agreement replacing such Receivables
Transfer Agreement, provided that such replacing agreement contains terms that are substantially similar to such Receivables Transfer Agreement and that are otherwise no more adverse to the Lenders than the applicable terms of such
Receivables Transfer Agreement.

                  "Register" has the meaning set forth in Section 10.04.

                  "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                                       38

                  "Release" means any release, spill, emission, leaking,
dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

                  "Required Lenders" means, at any time, Lenders having
Revolving Exposures, Term Loans and unused Commitments representing more than
50% of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at such time.

                  "Restatement Effective Date" means June 6, 2003.

                  "Restricted Indebtedness" means Indebtedness of Holdings, the
Parent Borrower or any Subsidiary, the payment, prepayment, redemption, repurchase or defeasance of which is restricted under Section 6.08(b).

                  "Restricted Payment" means any dividend or other distribution
(whether in cash, securities or other property) with respect to any Equity
Interests in Holdings, the Parent Borrower or any Subsidiary (including the
Receivables Subsidiary), or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any
Equity Interests in Holdings, the Parent Borrower or any Subsidiary (including the Receivables Subsidiary) or any option, warrant or other right to acquire any such Equity Interests in Holdings, the Parent Borrower or any Subsidiary
(including the Receivables Subsidiary).

                  "Restricted Stock Obligation" means any obligation of
Holdings, the Parent Borrower or any of the Subsidiaries either (i) to reimburse
Seller for its obligations in respect of restricted stock awards as provided by the terms of the Purchase Agreement or (ii) any obligation of Holdings, the
Parent Borrower or any of the Subsidiaries created in substitution therefor through a new restricted stock award program of Holdings (but not in cash amounts that would exceed those contemplated by the Purchase Agreement as in effect on the Effective Date).

                  "Revolving Availability Period" means the period from and
including the Effective Date to but excluding the earlier of the Revolving
Maturity Date and the date of termination of the Revolving Commitments.

                  "Revolving Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans, including Foreign
Currency Loans, and to acquire participations in Letters of Credit, including
Foreign Currency Letters of Credit, and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving
Exposure, including Foreign Currency Exposure, hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Revolving
Commitment is set forth on Schedule 2.01, or

                                       39

in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Commitments is $150,000,000.

                  "Revolving Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving
Loans and its LC Exposure and Swingline Exposure at such time.

                  "Revolving Lender" means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with
Revolving Exposure.

                  "Revolving Loan" means a Loan made pursuant to clause (ii) of
Section 2.01(a).

                  "Revolving Maturity Date" means December 31, 2007, or, if such day is not a Business Day, the first Business Day thereafter.

                  "S&P" means Standard & Poor's.

                  "Secured Parties" has the meaning assigned to such term in the
Security Agreement.

                  "Security Agreement" means the Security Agreement,
substantially in the form of Exhibit I, among Holdings, the Parent Borrower, the
Subsidiary Loan Parties party thereto and the Collateral Agent for the benefit of the Secured Parties.

                  "Security Documents" means the Security Agreement, the Pledge
Agreement, the Mortgages, the Guarantee Agreement, the Indemnity, Subrogation
and Contribution Agreement, each Foreign Security Document entered into pursuant to Section 2.21 and Section 4.03 and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.12 or 5.13 to secure any of the Obligations.

                  "Seller" means Metaldyne Corporation, a Delaware corporation.

                  "Senior Indebtedness" means Total Indebtedness less
Subordinated Debt.

                  "Senior Leverage Ratio" means, on any date, the ratio of (a)
Senior Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Parent Borrower ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Parent Borrower most recently ended prior to such date for which financial statements are available).

                                       40

                  "Shareholder Agreement" means the Shareholders Agreement dated as of June 6, 2002, among Holdings, Heartland and the other parties thereto, as amended from time to time.

                  "Specified Obligations" means Obligations consisting of the principal and interest on Loans, reimbursement obligations in respect of LC
Disbursements and fees.

                  "Statutory Reserve Rate" means a fraction (expressed as a
decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages
(including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board (or in the case of Foreign Currency
Borrowings, the applicable Governmental Authority) to which the Administrative
Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO
Rate, for eurocurrency funding (currently referred to as "Eurocurrency
Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under any applicable law, rule or regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Sterling" or "(pound)" means the lawful money of the United
Kingdom.

                  "Subordinated Debt" means the Existing Subordinated Notes, the
Permitted Subordinated Notes, the Permitted Acquisition Subordinated Notes and
any other subordinated Indebtedness of Holdings, the Parent Borrower or any
Subsidiary.

                  "Subordinated Notes Documents" means the indenture under which any of the Existing Subordinated Notes, the Permitted Subordinated Notes and the
Permitted Acquisition Subordinated Notes are issued and all other instruments, agreements and other documents evidencing or governing such Notes or providing for any Guarantee or other right in respect thereof.

                  "subsidiary" means, with respect to any Person (the "parent")
at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise
Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                                       41

                  "Subsidiary" means any subsidiary of the Parent Borrower or
Holdings, as the context requires, including the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers. Unless expressly otherwise provided, the term
"Subsidiary" shall not include the Receivables Subsidiary.

                  "Subsidiary Loan Party" means (a) any Subsidiary that is not a
Foreign Subsidiary (other than the Foreign Subsidiary Borrowers), (b) any
Subsidiary Term Borrower and (c) any Foreign Subsidiary Borrower and any other
Foreign Subsidiary that executes a guarantee agreement pursuant to paragraph (c)
of the Collateral and Guarantee Requirement.

                  "Subsidiary Term Borrowers" means each direct or indirect
wholly owned domestic subsidiary of the Parent Borrower listed on the signature page hereof.

                  "Swingline Exposure" means, at any time, the aggregate
principal amount of all Swingline Loans outstanding at such time. The Swingline
Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

                  "Swingline Lender" means either JPMCB, in its capacity as
lender of Swingline Loans hereunder, or Comerica Bank, in its capacity as lender of Swingline Loans hereunder, as the case may be. References herein and in the other Loan Documents to the Swingline Lender shall be deemed to refer to the
Swingline Lender in respect of the applicable Swingline Loan or to all Swingline
Lenders, as the context requires.

                  "Swingline Loan" means a Loan made pursuant to Section 2.04.

                  "Synthetic Purchase Agreement" means any swap, derivative or other agreement or combination of agreements pursuant to which Holdings, the
Parent Borrower or a Subsidiary is or may become obligated to make (i) any payment (other than in the form of Equity Interests of Holdings) in connection with a purchase by a third party from a Person other than Holdings, the Parent
Borrower or a Subsidiary of any Equity Interest or Restricted Indebtedness or
(ii) any payment (other than on account of a permitted purchase by it of any
Equity Interest or any Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness; provided that (i) the Restricted Stock Obligations or other obligations under the Purchase Agreement or (ii) phantom stock or similar plans providing for payments only to current or former directors, officers, consultants, advisors or employees of Holdings, the Parent Borrower or the Subsidiaries (or to their heirs or estates) shall not be deemed to be a
Synthetic Purchase Agreement.

                  "Taxes" means any and all present or future taxes (of any
nature whatsoever), levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                                       42

                  "Term Loan Borrowers" means the Parent Borrower and the
Subsidiary Term Borrowers.

                  "Term Loans" means Tranche B Term Loans and Incremental Term
Loans.

                  "Three-Month Secondary CD Rate" means, for any day, the
secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding
Business Day) by the Board through the public information telephone line of the
Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519)
during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business
Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

                  "Total Indebtedness" means, as of any date, the sum of,
without duplication, (a) the aggregate principal amount of Indebtedness of
Holdings, the Parent Borrower and the Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP, plus (b) the aggregate
"Net Investment" as defined in Annex A to the Receivables Transfer Agreement, plus (c) the aggregate principal amount of Indebtedness of Holdings, the Parent
Borrower and the Subsidiaries outstanding as of such date that is not required to be reflected on a balance sheet in accordance with GAAP, determined on a consolidated basis; provided that, for purposes of clause (c) above, the term
"Indebtedness" shall not include (i) contingent obligations of Holdings, the
Parent Borrower or any Subsidiary as an account party in respect of any letter of credit or letter of guaranty unless, without duplication, such letter of credit or letter of guaranty supports an obligation that constitutes
Indebtedness and (ii) Indebtedness described in Section 6.01(a)(xii).

                  "Tranche B Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche B Term Loan hereunder on the Effective Date, or in the case of New Tranche B Term Loans, on the
Restatement Effective Date, expressed as an amount representing the maximum principal amount of the Tranche B Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's
Tranche B Commitment is set forth on Schedule 2.01, or in the Assignment and
Acceptance pursuant to which such Lender shall have assumed its Tranche B
Commitment, as applicable. The aggregate amount of the Lenders' Tranche B
Commitments is $335,000,000.

                                       43

                  "Tranche B Lender" means a Lender with a Tranche B Commitment or an outstanding Tranche B Term Loan.

                  "Tranche B Maturity Date" means December 31, 2009, or if such day is not a Business Day, the first Business Day thereafter.

                  "Tranche B Term Loan" means a Loan made pursuant to clause (i)
of Section 2.01(a).

                  "Transactions" means the Acquisition Transactions and the
Financing Transactions.

                  "Type", when used in reference to any Loan or Borrowing,
refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the
Alternate Base Rate.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. Classification of Loans and Borrowings. For
purposes of this Agreement, Loans may be classified and referred to by Class
(e.g., a "Revolving Loan") or by Type (e.g., a "Eurocurrency Loan") or by Class
and Type (e.g., a "Eurocurrency Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g.,
a "Eurocurrency Borrowing") or by Class and Type (e.g., a "Eurocurrency
Revolving Loan").

                  SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.
Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and
"including" shall be deemed to be followed by the phrase "without limitation".
The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such
Person's successors and assigns, (c) the words "herein", "hereof" and
"hereunder", and words of similar import, shall be construed to refer to this
Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to,
this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                                       44

                  SECTION 1.04. Accounting Terms; GAAP. Except as otherwise
expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Parent Borrower notifies the Administrative Agent that the Parent
Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Parent Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                  SECTION 1.05. Exchange Rates. (a) Not later than 1:00 p.m.,
New York City time, on each Calculation Date beginning with the date on which the initial Foreign Currency Borrowing is made or the initial Foreign Currency
Letter of Credit is issued, the Administrative Agent shall (i) determine the
Exchange Rate as of such Calculation Date with respect to each Foreign Currency and (ii) give notice thereof to the Revolving Lenders and the Parent Borrower
(on behalf of itself and the Foreign Subsidiary Borrowers). The Exchange Rates
so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a "Recalculation Date"), shall remain effective until the next succeeding Recalculation Date, and shall for all purposes of this Agreement (other than Section 9.01, Section 10.14 or any other provision expressly requiring the use of a current Exchange Rate) be the
Exchange Rates employed in converting any amounts between dollars and Foreign
Currencies.

                  (b) Not later than 5:00 p.m., New York City time, on each
Recalculation Date and each date on which Revolving Loans denominated in any
Foreign Currency are made, the Administrative Agent shall (i) determine the aggregate amount of the Dollar Equivalents of (A) the principal amounts of the
Foreign Currency Loans then outstanding (after giving effect to any Foreign
Currency Loans made or repaid on such date), (B) the face value of outstanding
Foreign Currency Letters of Credit and (C) unreimbursed drawings in respect of
Foreign Currency Letters of Credit and (ii) notify the Revolving Lenders and the
Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) of the results of such determination.

                  SECTION 1.06. Redenomination of Certain Foreign Currencies.
(a) Each obligation of any party to this Agreement to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the Effective Date shall be redenominated into Euro at the time of such adoption (in accordance with the EMU
Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London
Interbank Market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any

                                       45

Foreign Currency Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Foreign Currency Borrowing, at the end of the then current Interest
Period.

                  (b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

                                   ARTICLE II

                                   The Credits
                                   -----------

                  SECTION 2.01. Commitments. (a) Subject to the terms and
conditions set forth herein, each Lender agrees (i) to make a Tranche B Term
Loan to the Parent Borrower and the Subsidiary Term Borrowers, as the case may be, on the Effective Date, or in the case of New Tranche B Term Loans, on the
Restatement Effective Date in a principal amount not exceeding its Tranche B
Commitment and (ii) to make Revolving Loans to the Parent Borrower and the
Foreign Subsidiary Borrowers, as the case may be, from time to time during the
Revolving Availability Period in an aggregate principal amount that will not result in such Lender's (A) Revolving Exposure exceeding such Lender's Revolving
Commitment or (B) Foreign Currency Exposure exceeding such Lender's Foreign
Currency Commitment.

                  (b) The Parent Borrower and all or certain of the Lenders may, up to three times during the period from and including the Effective Date to but excluding the Incremental Term Loan Termination Date, agree that such Lenders shall become Incremental Lenders or increase the principal amount of their
Incremental Term Loans by executing and delivering to the Administrative Agent an Incremental Term Loan Activation Notice specifying (i) the respective
Incremental Term Loan Amount of such Incremental Lenders, (ii) the applicable
Incremental Term Loan Effective Date, (iii) the applicable Incremental Maturity
Date, (iv) the amortization schedule for the applicable Incremental Term Loans, which shall comply with subsection 2.10(b) and (v) the Applicable Rate for the
Incremental Term Loans to be made pursuant to such Incremental Term Loan
Activation Notice, and which shall be otherwise duly completed. Each Incremental
Lender that is a signatory to an Incremental Term Loan Activation Notice severally agrees, on the terms and conditions of this Agreement, to make an
Incremental Term Loan to the Parent Borrower on the Incremental Term Loan
Effective Date specified in such Incremental Term Loan Activation Notice in a principal amount not to exceed the amount of the Incremental Term Loan Amount of such Incremental Lender specified in such Incremental Term Loan Activation
Notice. Subject to the terms and conditions of this Agreement, the Parent
Borrower may convert Incremental Term Loans of one Type into Incremental Term
Loans of another Type (as provided in Section 2.07) or continue Incremental Term
Loans of one Type as Incremental Term Loans of the same Type (as provided in
Section 2.07). Nothing in this subsection 2.01(b) shall be construed to obligate any Lender to execute an Incremental Term Loan Activation Notice.

                                       46

Notwithstanding the foregoing, the aggregate amount of Incremental Term Loans shall not exceed $125,000,000.

                  (c) Within the foregoing limits and subject to the terms and conditions set forth herein, the Parent Borrower and the Foreign Subsidiary
Borrowers, as the case may be, may borrow, prepay and reborrow Revolving Loans.
Amounts repaid in respect of Term Loans may not be reborrowed.

                  SECTION 2.02. Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  (b) Subject to Section 2.14, each Revolving Loan (other than
Foreign Currency Loans) and Term Loan shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Parent Borrower may request in accordance herewith;
provided that all Borrowings made on the Effective Date must be made as ABR
Borrowings. All Foreign Currency Borrowings shall be comprised entirely of
Eurocurrency Loans. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Parent Borrower, a Subsidiary
Term Borrower or a Foreign Subsidiary Borrower, as the case may be, to repay such Loan in accordance with the terms of this Agreement.

                  (c) At the commencement of each Interest Period for any
Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 (or 1,000,000 units of the applicable Foreign
Currency) and not less than $5,000,000 (or 5,000,000 units of the applicable
Foreign Currency). At the time that each ABR Revolving Loan is made, such
Borrowing shall be in an aggregate amount that is an integral multiple of
$1,000,000 and not less than $5,000,000; provided that (i) an ABR Revolving Loan may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments and (ii) an ABR Revolving Loan or a Eurocurrency
Revolving Loan, in the case of Foreign Currency Letters of Credit, may be in an aggregate amount that is equal to the amount that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each
Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $500,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 12 Eurocurrency Borrowings outstanding.

                  (d) Notwithstanding any other provision of this Agreement, none of the Parent Borrower, any Subsidiary Term Borrower or any Foreign
Subsidiary Borrower

                                       47

shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the
Revolving Maturity Date, Tranche B Maturity Date or Incremental Maturity Date,
as applicable.

                  (e) Notwithstanding any other provision of this Agreement, but subject to Article IX, a Lender with no Foreign Currency Commitment hereunder shall not be obligated to make or participate in any Foreign Currency Loans.

                  SECTION 2.03. Requests for Borrowings. To request a Revolving
Loan or Term Loan, the Parent Borrower or the applicable Subsidiary Term
Borrower or, in the case of a Foreign Currency Borrowing, the applicable Foreign
Subsidiary Borrower, shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurocurrency Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed
Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 noon, New
York City time, one Business Day before the date of the proposed Borrowing;
provided that any such notice of an ABR Revolving Loan to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed
Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Parent Borrower or Subsidiary Term Borrower, as the case may be, and, in the case of a Foreign Currency Borrowing, the applicable Foreign
Subsidiary Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                         (i) whether the requested Borrowing is to be a
           Revolving Loan, Tranche B Term Loan or Incremental Term Loan;

                         (ii) the aggregate amount of such Borrowing;

                         (iii) the date of such Borrowing, which shall be a
           Business Day;

                         (iv) whether such Borrowing is to be an ABR Borrowing
           or a Eurocurrency Borrowing, unless such Borrowing is a Foreign
           Currency Borrowing;

                         (v) if such Borrowing is a Foreign Currency Borrowing,
           the relevant Foreign Currency;

                         (vi) in the case of a Eurocurrency Borrowing, the
           initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period";
           and

                         (vii) the location and number of the Parent Borrower's,
           the applicable Subsidiary Term Borrower's, or the applicable Foreign
           Subsidiary

                                       48

           Borrower's, as the case may be, account to which funds are to be disbursed, which shall comply with the requirements of Section
           2.06.

If no election as to the Type of Borrowing is specified, then the requested
Borrowing shall be an ABR Borrowing, unless such Borrowing is a Foreign Currency
Borrowing, in which case such Borrowing shall be a Eurocurrency Borrowing. If no
Interest Period is specified with respect to any requested Eurocurrency
Revolving Loan, then the Parent Borrower shall be deemed to have selected an
Interest Period of one month's duration. Promptly following receipt of a
Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such
Lender's Loan to be made as part of the requested Borrowing.

                  SECTION 2.04. Swingline Loans. (a)Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Parent Borrower from time to time during the Revolving Availability
Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $20,000,000 or (ii) the sum of the total Revolving Exposures exceeding the total Revolving Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. On the last day of each month during the Revolving Availability Period, the Parent
Borrower shall repay any outstanding Swingline Loans. Within the foregoing limits and subject to the terms and conditions set forth herein, the Parent
Borrower may borrow, prepay and reborrow Swingline Loans.

                  (b) To request a Swingline Loan, the Parent Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested
Swingline Loan. The Administrative Agent will promptly advise the Swingline
Lender of any such notice received from the Parent Borrower. The Swingline
Lender shall make each Swingline Loan available to the Parent Borrower by means of a credit to the general deposit account of the Parent Borrower with the
Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan. The Parent Borrower shall not request a
Swingline Loan if at the time of and immediately after giving effect to such request a Default has occurred and is continuing.

                  (c) The Swingline Lender may by written notice given to the
Administrative Agent not later than 12:00 noon, New York City time, on any
Business Day require the Revolving Lenders to acquire participations on such
Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender's Applicable Percentage of

                                       49

such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the
Administrative Agent, for the account of the Swingline Lender, such Lender's
Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in
Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever (provided that such payment shall not cause such
Lender's Revolving Exposure to exceed such Lender's Revolving Commitment). Each
Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in
Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Parent Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such
Swingline Loan shall be made to the Administrative Agent and not to the
Swingline Lender. Any amounts received by the Swingline Lender from the Parent
Borrower (or other party on behalf of the Parent Borrower) in respect of a
Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative
Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Parent Borrower of any default in the payment thereof.

                  SECTION 2.05. Letters of Credit. (a) General. Subject to the
terms and conditions set forth herein, the Parent Borrower may request the issuance of Letters of Credit for its own account or the account of a Subsidiary and any Foreign Subsidiary Borrower may request the issuance of Foreign Currency
Letters of Credit for its own account or the account of a Subsidiary of such
Foreign Subsidiary Borrower, in each case in a form reasonably acceptable to the
Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Availability Period (provided that the Parent Borrower or a
Foreign Subsidiary Borrower, as the case may be, shall be a co-applicant with respect to each Letter of Credit issued for the account of or in favor of a
Subsidiary that is not a Foreign Subsidiary Borrower). In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Parent Borrower or any Foreign Subsidiary Borrower, as the case may be, to, or entered into by the Parent Borrower or any Foreign Subsidiary
Borrower, as the case may be, with, the Issuing Bank relating to any Letter of
Credit, the terms and conditions of this Agreement shall control.

                                       50

                  (b) Notice of Issuance, Amendment, Renewal, Extension; Certain
Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the
Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of
Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire
(which shall comply with paragraph (c) of this Section), the amount of such
Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Parent Borrower or the applicable Foreign
Subsidiary Borrower, as the case may be, shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $40,000,000, (ii) the total
Revolving Exposures shall not exceed the total Revolving Commitments and (iii)
the total Foreign Currency Exposures shall not exceed the total Foreign Currency
Commitments.

                  (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date.

                  (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing
Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such
Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Parent Borrower or the applicable Foreign Subsidiary
Borrower, as the case may be, on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the
Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of
Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any

                                       51

amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Notwithstanding the foregoing or any other provision of this Agreement, but subject to Article IX, a Lender with no Foreign Currency
Commitment hereunder shall not be obligated to participate in any Foreign
Currency Letter of Credit.

                  (e) Reimbursement. If the Issuing Bank shall make any LC
Disbursement in respect of a Letter of Credit, the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, shall reimburse such
LC Disbursement by paying to the Administrative Agent an amount equal to such LC
Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Parent Borrower or the applicable Foreign
Subsidiary Borrower, as the case may be, shall have received notice of such LC
Disbursement prior to 10:00 a.m., New York City time or London time (in the case of Foreign Currency Letters of Credit), on such date, or, if such notice has not been received by the Parent Borrower or the applicable Foreign Subsidiary
Borrower, as the case may be, prior to such time on such date, then not later than 12:00 noon, New York City time or London time (in the case of Foreign
Currency Letters of Credit), on the Business Day immediately following the day that the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, receives such notice; provided that (i) the Parent Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving
Loan or Swingline Loan in an equivalent amount and, to the extent so financed, the Parent Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Loan or Swingline Loan and (ii) such
Foreign Subsidiary Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with a Eurocurrency Revolving Loan in an equivalent amount in the applicable Foreign Currency and, to the extent so financed, such Foreign
Subsidiary Borrower's obligation to make such payment shall be discharged and replaced by the resulting Eurocurrency Revolving Loan. If the Parent Borrower or
the applicable Foreign Subsidiary Borrower, as the case may be, fails to make such payment when due, the Administrative Agent shall notify each Revolving
Lender of the applicable LC Disbursement, the payment then due from the Parent
Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the
Administrative Agent its Applicable Percentage of the unreimbursed LC
Disbursement in the same manner as provided in Section 2.06 with respect to
Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent
shall promptly pay to the Issuing Bank the amounts so received by it from the
Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving
Lenders have made payments pursuant to this paragraph to reimburse the Issuing
Bank, then distribute such payment to such Lenders and the Issuing

                                       52

Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement
(other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Parent
Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, of its obligation to reimburse such LC Disbursement.

                  (f) Obligations Absolute. The obligation of the Parent
Borrower or any Foreign Subsidiary Borrower to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of
(i) any lack of validity or enforceability of any Letter of Credit or this
Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the obligations of the Parent Borrower or any
Foreign Subsidiary Borrower hereunder. None of the Administrative Agent, the
Lenders or the Issuing Bank, or any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Parent Borrower or any applicable Foreign Subsidiary Borrower, as the case may be, to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the
Parent Borrower or any applicable Foreign Subsidiary Borrower, as the case may be, to the extent permitted by applicable law) suffered by the Parent Borrower or any applicable Foreign Subsidiary Borrower, as the case may be, that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the

                                       53

contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

                  (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Parent Borrower or any applicable
Foreign Subsidiary Borrower, as the case may be, by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Parent Borrower or any applicable Foreign Subsidiary Borrower, as the case may be, of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC
Disbursement (other than with respect to the timing of such reimbursement obligation set forth in Section 2.05(e)).

                  (h) Interim Interest. If the Issuing Bank shall make any LC
Disbursement, then, unless the Parent Borrower or any applicable Foreign
Subsidiary Borrower, as the case may be, shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Parent Borrower or any applicable
Foreign Subsidiary Borrower, as the case may be, reimburses such LC
Disbursement, at the rate per annum then applicable to ABR Revolving Loans;
provided that, if the Parent Borrower or any applicable Foreign Subsidiary
Borrower, as the case may be, fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply.
Interest accrued pursuant to this paragraph shall be for the account of the
Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the
Issuing Bank shall be for the account of such Lender to the extent of such payment.

                  (i) Replacement of the Issuing Bank; Additional Issuing Banks.
The Issuing Bank may be replaced at any time by written agreement among the
Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers), the
Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank.
One or more Lenders may be appointed as additional Issuing Banks by written agreement among the Parent Borrower (on behalf of itself and the Foreign
Subsidiary Borrowers), the Administrative Agent (whose consent will not be unreasonably withheld) and the Lender that is to be so appointed. The
Administrative Agent shall notify the Lenders of any such replacement of the
Issuing Bank or any such additional Issuing Bank. At the time any such replacement shall become effective, the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement or addition, as applicable, (i) the successor or additional Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or such addition or to any previous

                                       54

Issuing Bank, or to such successor or such addition and all previous Issuing
Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this
Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit. If at any time there is more than one Issuing Bank hereunder, the Parent Borrower
(on behalf of itself and the Foreign Subsidiary Borrowers) may, in its discretion, select which Issuing Bank is to issue any particular Letter of
Credit.

                  (j) Cash Collateralization. If any Event of Default shall
occur and be continuing, on the Business Day that the Parent Borrower or any
Foreign Subsidiary Borrower receives notice from the Administrative Agent or the
Required Lenders (or, if the maturity of the Loans has been accelerated,
Revolving Lenders with LC Exposure representing greater than 50% of the total LC
Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Parent Borrower and the Foreign Subsidiary Borrowers, as the case may be, shall deposit in an account with the Administrative Agent, in the name of the
Administrative Agent and for the benefit of the Lenders, an amount in cash in the applicable currency equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Parent Borrower or any Foreign Subsidiary Borrower described in clause (h) or (i) of Article
VII. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Parent Borrower and the Foreign Subsidiary Borrowers under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the risk and expense of the Parent
Borrower and the Foreign Subsidiary Borrowers, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative
Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Parent Borrower and the
Foreign Subsidiary Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of
Revolving Lenders with LC Exposure representing greater than 50% of the total LC
Exposure), be applied to satisfy other obligations of the Parent Borrower and the Foreign Subsidiary Borrowers under this Agreement. If the Parent Borrower or any Foreign Subsidiary Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount plus any accrued interest or realized profits of such amounts (to the extent not applied as aforesaid) shall be returned to the Parent Borrower or such Foreign Subsidiary Borrower within three Business Days after all Events of
Default have been cured or waived. If the Parent Borrower is required to provide an amount of such collateral hereunder pursuant to Section 2.11(b), such amount plus any accrued interest or realized profits on account of such amount (to the extent not applied as aforesaid) shall be

                                       55

returned to the Parent Borrower as and to the extent that, after giving effect to such return, the Parent Borrower would remain in compliance with Section
2.11(b) and no Default or Event of Default shall have occurred and be continuing.

                  SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, or in the case of Foreign Currency Borrowings, London time, to the account of the
Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in
Section 2.04. The Administrative Agent will make such Loans available to the
Parent Borrower, the applicable Subsidiary Term Borrower or the applicable
Foreign Subsidiary Borrower, as the case may be, by promptly crediting the amounts so received, in like funds, to an account of the Parent Borrower, such
Subsidiary Term Borrower or such Foreign Subsidiary Borrower, as the case may be, maintained with the Administrative Agent in New York City, or in the case of
Foreign Currency Borrowings, London, and designated by the Parent Borrower, such
Subsidiary Term Borrower or such Foreign Subsidiary Borrower, as the case may be, in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section
2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank.

                  (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such
Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Parent
Borrower, the applicable Subsidiary Term Borrower or the applicable Foreign
Subsidiary Borrower, as the case may be, a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Parent Borrower, the applicable Subsidiary Term Borrower or the applicable Foreign Subsidiary
Borrower, as the case may be, severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Parent
Borrower, the applicable Subsidiary Term Borrower or the applicable Foreign
Subsidiary Borrower, as the case may be, to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of (x)
the Federal Funds Effective Rate and (y) a rate determined by the Administrative
Agent in accordance with banking industry rules on interbank compensation, except with respect to Foreign Currency Borrowings, the applicable rate shall be determined as specified in clause (y) above, or (ii) in the case of the Parent
Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower, the
interest rate applicable to ABR Loans. If such Lender pays such amount to the
Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

                                       56

                  SECTION 2.07. Interest Elections. (a) Each Revolving Loan and
Term Loan initially shall be of the Type specified in the applicable Borrowing
Request and, in the case of a Eurocurrency Borrowing, shall have an initial
Interest Period as specified in such Borrowing Request. Thereafter, the Parent
Borrower, the applicable Subsidiary Term Borrower or the applicable Foreign
Subsidiary Borrower, as the case may be, may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a
Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Parent Borrower, the applicable Subsidiary Term Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Loans, which may not be converted or continued.

                  (b) To make an election pursuant to this Section, the Parent
Borrower, the applicable Subsidiary Term Borrower or the applicable Foreign
Subsidiary Borrower, as the case may be, shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Parent Borrower, the applicable Subsidiary
Term Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, were requesting a Revolving Loan or Term Loan of the Type resulting from such election to be made on the effective date of such election. Each such telephonic
Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest
Election Request in a form approved by the Administrative Agent and signed by the Parent Borrower, the applicable Subsidiary Term Borrower or the applicable
Foreign Subsidiary Borrower, as the case may be.

                  (c) Each telephonic and written Interest Election Request
shall specify the following information in compliance with Section 2.02:

                         (i) the Borrowing to which such Interest Election
           Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                         (ii) the effective date of the election made pursuant
           to such Interest Election Request, which shall be a Business Day;

                         (iii) whether the resulting Borrowing is to be an ABR
           Borrowing or a Eurocurrency Borrowing; and

                         (iv) if the resulting Borrowing is a Eurocurrency
           Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

                                       57

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Parent Borrower, the applicable
Subsidiary Term Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, shall be deemed to have selected an Interest Period of one month's duration.

                  (d) Promptly following receipt of an Interest Election
Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) If an Interest Election Request with respect to a
Eurocurrency Borrowing is not timely delivered prior to the end of the Interest
Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing (unless such Borrowing is a Foreign Currency Borrowing, in which case such Borrowing shall become due and payable on the last day of such
Interest Period). Notwithstanding any contrary provision hereof, if an Event of
Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Parent Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers),
then, so long as an Event of Default is continuing (i) no outstanding Borrowing
(other than a Foreign Currency Borrowing) may be converted to or continued as a
Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Borrowing
(other than a Foreign Currency Borrowing) shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

                  SECTION 2.08. Termination and Reduction of Commitments. (a)
Unless previously terminated, (i) the Tranche B Commitments shall terminate at
5:00 p.m., New York City time, on the Effective Date, or in the case of New
Tranche B Term Loans, on the Restatement Effective Date and (ii) the Revolving
Commitments shall terminate on the Revolving Maturity Date.

                  (b) The Parent Borrower (on behalf of itself, the Subsidiary
Term Borrowers and the Foreign Subsidiary Borrowers) may at any time terminate, or from time to time reduce, the Commitments of any Class (it being understood that reductions of Revolving Commitments will automatically reduce Foreign
Currency Commitments on a pro rata basis); provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Revolving Commitments shall not be terminated or reduced if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the sum of the Revolving Exposures would exceed the total Revolving Commitments.

                  (c) The Parent Borrower (on behalf of itself, the Subsidiary
Term Borrowers and the Foreign Subsidiary Borrowers) shall notify the
Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following

                                       58

receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Parent Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers)
pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Parent Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign Subsidiary
Borrowers) may state that such notice is conditioned upon the effectiveness of other credit facilities or the occurrence of another transaction, in which case such notice may be revoked by the Parent Borrower (on behalf of itself, the
Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers) (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective
Commitments of such Class.

                  SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) The
Parent Borrower, each Subsidiary Term Borrower (with respect to Tranche B Term
Loans made to such Subsidiary Term Borrower) and each Foreign Subsidiary
Borrower (with respect to Foreign Currency Loans made to such Foreign Subsidiary
Borrower) hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each
Revolving Loan of such Lender on the Revolving Maturity Date, (ii) to the
Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10 and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Maturity Date and the first date after such
Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Loan (other than a Foreign Currency Borrowing) is made, the Parent Borrower shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Parent
Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers to
such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the
Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary
Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each
Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the

                                       59

obligations recorded therein; provided that the failure of any Lender or the
Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Parent Borrower, the Subsidiary Term
Borrowers and the Foreign Subsidiary Borrowers to repay the Loans in accordance with the terms of this Agreement.

                  (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Parent Borrower, the applicable Subsidiary Term Borrower or the applicable Foreign Subsidiary
Borrower, as the case may be, shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such
Lender, to such Lender and its registered assigns) and in a form approved by the
Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to
Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                  SECTION 2.10. Amortization of Term Loans. (a) Subject to
adjustment pursuant to paragraph (e) of this Section, the Term Loan Borrowers shall repay Tranche B Term Loans on each date set forth below in the aggregate principal amount set forth opposite such date:

                                                                                         Amount Allocated to
                                                               Amount Allocated to          Tranche B Term
                                                              Tranche B Term Loans          Loans made on
                                                                      made on           Restatement Effective
              Date                            Amount              Effective Date                 Date
-------------------------------      ----------------------  -----------------------   ---------------------

December 31, 2002                         $ 625,000.00            $ 625,000.00

March 31, 2003                            $ 625,000.00            $ 625,000.00

June 30, 2003                             $ 819,711.40            $ 625,000.00             $ 194,711.40

September 30, 2003                        $ 819,711.40            $ 625,000.00             $ 194,711.40

December 31, 2003                         $ 819,711.40            $ 625,000.00             $ 194,711.40

March 31, 2004                            $ 819,711.40            $ 625,000.00             $ 194,711.40

June 30, 2004                             $ 819,711.40            $ 625,000.00             $ 194,711.40

September 30, 2004                        $ 819,711.40            $ 625,000.00             $ 194,711.40

December 31, 2004                         $ 819,711.40            $ 625,000.00             $ 194,711.40

March 31, 2005                            $ 819,711.40            $ 625,000.00             $ 194,711.40

June 30, 2005                             $ 819,711.40            $ 625,000.00             $ 194,711.40

September 30, 2005                        $ 819,711.40            $ 625,000.00             $ 194,711.40

December 31, 2005                         $ 819,711.40            $ 625,000.00             $ 194,711.40

                                       60

                                                                                         Amount Allocated to
                                                               Amount Allocated to          Tranche B Term
                                                              Tranche B Term Loans          Loans made on
                                                                      made on           Restatement Effective
              Date                            Amount              Effective Date                 Date
-------------------------------      ----------------------  -----------------------   ---------------------

March 30, 2006                            $ 819,711.40            $ 625,000.00             $ 194,711.40

June 30, 2006                             $ 819,711.40            $ 625,000.00             $ 194,711.40

September 30, 2006                        $ 819,711.40            $ 625,000.00             $ 194,711.40

December 31, 2006                         $ 819,711.40            $ 625,000.00             $ 194,711.40

March 31, 2007                            $ 819,711.40            $ 625,000.00             $ 194,711.40

June 30, 2007                             $ 819,711.40            $ 625,000.00             $ 194,711.40

September 30, 2007                        $ 819,711.40            $ 625,000.00             $ 194,711.40

December 31, 2007                         $ 819,711.40            $ 625,000.00             $ 194,711.40

March 31, 2008                            $ 819,711.40            $ 625,000.00             $ 194,711.40

June 30, 2008                             $ 819,711.40            $ 625,000.00             $ 194,711.40

September 30, 2008                        $ 819,711.40            $ 625,000.00             $ 194,711.40

December 31, 2008                         $ 819,711.40            $ 625,000.00             $ 194,711.40

March 30, 2009                            $ 819,711.40            $ 625,000.00             $ 194,711.40

June 30, 2009                             $ 819,711.40            $ 625,000.00             $ 194,711.40

September 30, 2009                        $152,199,519        $ 118,125,000.00             $ 34,074,519

Tranche B Maturity Date                   $161,057,696        $ 125,000,000.00             $ 36,057,696
                                       ---------------        ----------------           --------------
                                       $335,000,000.00        $ 260,000,000.00           $75,000,000.00
                                      ================        ================           ==============

                  (b) The Incremental Term Loans, if any, of each Incremental
Lender shall mature in installments as specified in the Incremental Term Loan
Activation Notice pursuant to which such Incremental Term Loans were made;
provided that prior to the Tranche B Maturity Date the amounts of such installments for any twelve consecutive months shall not exceed 1% of the aggregate principal amount of such Incremental Term Loans on the date such Loans were first made.

                  (c) To the extent not previously paid, (i) all Tranche B Term
Loans shall be due and payable on the Tranche B Maturity Date and (ii) all
Incremental Term Loans shall be due and payable on the applicable Incremental
Maturity Date.

                  (d) Any prepayment of a Term Loan of any Class shall be
applied to reduce the subsequent scheduled repayments of the Term Loans of such
Class to be made pursuant to this Section ratably; provided that any prepayment made pursuant to Section 2.11(a) shall be applied, first, to reduce the next two scheduled repayments of the

                                       61

Term Loans of such Class due to be made within the next twelve months pursuant to this Section unless and until such next scheduled repayment has been eliminated as a result of reductions hereunder (provided, further, that the amount of such prepayment that may be allocated as provided in this proviso may not exceed the greater of 50% of such prepayment and the amount of such two scheduled repayments). Notwithstanding the foregoing, any prepayment of
Eurocurrency Term Loans made pursuant to Section 2.11(a) on a date that is (x)
the last day of an Interest Period and (y) no more than five days prior to a scheduled amortization payment pursuant this Section shall be applied, first, to reduce such scheduled payment, and any excess shall be applied as required by the first sentence of this Section 2.10(d).

                  (e) Prior to any repayment of any Term Loans of either Class hereunder, the Parent Borrower (on behalf of itself and, in the case of Tranche
B Term Loans, the applicable Subsidiary Term Borrower) shall select the
Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Loans shall be accompanied by accrued interest on the amount repaid.

                  SECTION 2.11. Prepayment of Loans. (a) The Parent Borrower,
the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers, as the case may be, shall have the right at any time and from time to time to prepay any
Borrowing in whole or in part, subject to the requirements of this Section.

                  (b) In the event and on such occasion that the sum of the
Revolving Exposures exceeds the total Revolving Commitments, the Parent Borrower and the Foreign Subsidiary Borrowers, as the case may be, shall prepay Revolving
Loans or Swingline Loans (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section
2.05(j)) in an aggregate amount equal to such excess.

                  (c) In the event and on such occasion that the sum of the
Foreign Currency Exposures exceeds (i) 105% of the total Foreign Currency
Commitments solely as a result of currency fluctuations or (ii) the total
Foreign Currency Commitments (other than as a result of currency fluctuations), the Foreign Subsidiary Borrowers shall prepay Foreign Currency Borrowings (or if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j)) in an amount equal to the amount by which the sum of Foreign Currency Exposures exceed the total Foreign
Currency Commitments no later than in the case of clause (i) above the next
Interest Payment Date and in the case of clause (ii), the first Business Day that such excess exists.

                  (d) In the event and on each occasion that any Net Proceeds are received by or on behalf of Holdings, the Parent Borrower or any Subsidiary in respect of any

                                       62

Prepayment Event, the Parent Borrower (on behalf of itself and, in the case of
Tranche B Term Loans, the Subsidiary Term Borrowers) shall, within three
Business Days after such Net Proceeds are received, prepay Term Loans in an aggregate amount equal to such Net Proceeds; provided that, in the case of any event described in clause (a) of the definition of the term Prepayment Event
(other than sales, transfers or other dispositions pursuant to Section
6.05(j)(ii) in excess of $25,000,000), if Holdings or the Parent Borrower shall deliver, within such three Business Days, to the Administrative Agent a certificate of a Financial Officer to the effect that Holdings, the Parent
Borrower and the Subsidiaries intend to apply the Net Proceeds from such event
(or a portion thereof specified in such certificate), within 365 days after receipt of such Net Proceeds, to acquire real property, equipment or other tangible assets to be used in the business of the Parent Borrower and the
Subsidiaries, and certifying that no Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds in respect of such event (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of any such
Net Proceeds therefrom that have not been so applied by the end of such 365-day period, at which time a prepayment shall be required in an amount equal to such
Net Proceeds that have not been so applied.

                  (e) Following the end of each fiscal year of the Parent
Borrower, commencing with the fiscal year ending December 31, 2003, the Parent
Borrower (on behalf of itself and, in the case of Tranche B Term Loans, the
Subsidiary Term Borrowers) shall prepay Term Loans in an aggregate amount equal to 50% of Excess Cash Flow for such fiscal year; provided that for fiscal years after the fiscal year ended December 31, 2003, (i) such percentage shall be reduced from 50% to 25% with respect to the prepayment under this paragraph (e)
if the Parent Borrower's Leverage Ratio as of the last fiscal quarter preceding the applicable prepayment date is less than 3.00 to 1.00 and (ii) there shall be no requirement of repayment pursuant to this paragraph (e) if the Parent
Borrower's Leverage Ratio as of the last fiscal quarter preceding the applicable prepayment date is less than 2.00 to 1.00. Each prepayment pursuant to this paragraph shall be made on or before the date on which financial statements are delivered pursuant to Section 5.01 with respect to the fiscal year for which
Excess Cash Flow is being calculated (and in any event within 95 days after the end of such fiscal year).

                  (f) Prior to any optional or mandatory prepayment of
Borrowings hereunder, the Parent Borrower (on behalf of itself, the Subsidiary
Term Borrowers and the Foreign Subsidiary Borrowers) shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (g) of this Section. In the event of any optional or mandatory prepayment of Term Loans made at a time when Term Loans of more than one Class remain outstanding, the Parent Borrower shall select Term
Loans to be prepaid so that the aggregate amount of such prepayment is allocated between the Tranche B Term Loans and Incremental Term Loans pro rata based on the aggregate principal amount of outstanding Borrowings of each such Class.

                                       63

                  (g) The Parent Borrower (on behalf of itself, the Subsidiary
Term Borrowers and the Foreign Subsidiary Borrowers) shall notify the
Administrative Agent (and, in the case of prepayment of a Swingline Loan, the
Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than
12:00 noon, New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each
Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment;
provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice (other than a notice relating solely to Swingline
Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

                  SECTION 2.12. Fees. (a) The Parent Borrower (on behalf of
itself, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers)
agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of each Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears (i) in the case of commitment fees in respect of the Revolving Commitments, on the last day of
March, June, September and December of each year and on the date on which the
Revolving Commitments terminate, commencing on the first such date to occur after the Effective Date, (ii) in the case of commitment fees in respect of the
Tranche B Term Commitments, on the Effective Date, or in the case of New Tranche
B Term Loans, on the Restatement Effective Date or any earlier date on which such Commitments terminate and (iii) in the case of commitment fees in respect of Incremental Term Commitments, as specified in the applicable Incremental Term
Loan Activation Notice. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed
(including the first day but excluding the last day). For purposes of computing commitment fees with respect to Revolving Commitments, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving
Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

                                       64

                  (b) The Parent Borrower (on behalf of itself and the Foreign
Subsidiary Borrowers) agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable
Rate as interest on Eurocurrency Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the
Effective Date to but excluding the later of the date on which such Lender's
Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.25% per annum on the average daily amount of the LC Exposure
(excluding any portion thereof attributable to unreimbursed LC Disbursements)
during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and
December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date;
provided that all such fees shall be payable on the date on which the Revolving
Commitments terminate and any such fees accruing after the date on which the
Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within
10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (c) The Parent Borrower (on behalf of itself, the Subsidiary
Term Borrowers and the Foreign Subsidiary Borrowers) agrees to pay to the
Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Parent Borrower and the
Administrative Agent.

                  (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing
Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

                  SECTION 2.13. Interest. (a) The Loans comprising each ABR
Borrowing (including each Swingline Loan) shall bear interest at the Alternate
Base Rate plus the Applicable Rate.

                  (b) The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

                                       65

                  (c) Notwithstanding the foregoing, if any principal of or
interest on any Loan or any fee or other amount payable by the Parent Borrower, the Subsidiary Term Borrowers or the Foreign Subsidiary Borrowers, as the case may be, hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.

                  (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand,
(ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving
Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current
Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

                  (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest on a Foreign Currency Borrowing denominated in Sterling and (ii) interest computed by reference to the Alternate
Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or
Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  SECTION 2.14. Alternate Rate of Interest. If prior to the
commencement of any Interest Period for a Eurocurrency Borrowing denominated in any currency:

                  (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

                  (b) the Administrative Agent is advised by the Required
Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Parent Borrower
(on behalf of itself, the Subsidiary Term Borrowers and the Foreign Subsidiary
Borrowers) and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Parent Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign Subsidiary
Borrowers) and the Lenders that the

                                       66

circumstances giving rise to such notice no longer exist, (i) any Interest
Election Request that requests the conversion of any Borrowing denominated in such currency to, or continuation of any Borrowing denominated in such currency as, a Eurocurrency Borrowing shall be ineffective, and any Eurocurrency
Borrowing denominated in such currency that is requested to be continued (A) if such currency is the dollar, shall be converted to an ABR Borrowing on the last day of the Interest Period applicable thereto and (B) if such currency is a
Foreign Currency, shall be repaid on the last day of the Interest Period applicable thereto and (ii) if any Borrowing Request requests a Eurocurrency
Borrowing denominated in such currency (A) if such currency is the dollar, such
Borrowing shall be made as an ABR Borrowing and (B) if such currency is a
Foreign Currency, such Borrowing Request shall be ineffective.

                  SECTION 2.15. Increased Costs. (a) If any Change in Law shall:

                         (i) impose, modify or deem applicable any reserve,
           special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

                         (ii) impose on any Lender or the Issuing Bank or the
           London interbank market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such
Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the
Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the
Issuing Bank hereunder (whether of principal, interest or otherwise), then the
Parent Borrower, the applicable Subsidiary Term Borrowers or the applicable
Foreign Subsidiary Borrowers, as the case may be, will pay to such Lender or the
Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

                  (b) If any Lender or the Issuing Bank determines that any
Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing
Bank, to a level below that which such Lender or the Issuing Bank or such
Lender's or the Issuing Bank's holding company could have achieved but for such
Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Parent Borrower, the applicable Subsidiary Term Borrowers or the applicable Foreign Subsidiary
Borrowers, as the case

                                       67

may be, will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

                  (c) A certificate of a Lender or the Issuing Bank setting
forth the amount or amounts necessary to compensate such Lender or the Issuing
Bank or its holding company, as the case may be, as specified in paragraph (a)
or (b) of this Section shall be delivered to the Parent Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers) and
shall be conclusive absent manifest error. The Parent Borrower, the applicable
Subsidiary Term Borrowers or the applicable Foreign Subsidiary Borrowers, as the case may be, shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (d) Failure or delay on the part of any Lender or the Issuing
Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation;
provided that none of the Parent Borrower, any Subsidiary Term Borrower or any
Foreign Subsidiary Borrower shall be required to compensate a Lender or the
Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing
Bank, as the case may be, notifies the Parent Borrower (on behalf of itself, the
Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers) of the Change in
Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of
Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(g) and is revoked in accordance therewith), or (d)
the assignment of any Eurocurrency Loan other than on the last day of the
Interest Period applicable thereto as a result of a request by the Parent
Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower
pursuant to Section 2.19, then, in any such event, the Parent Borrower, the applicable Subsidiary Term Borrower or the applicable Foreign Subsidiary
Borrower, as the case may be, shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest

                                       68

Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over
(ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the Eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Parent
Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign
Subsidiary Borrowers) and shall be conclusive absent manifest error. The Parent
Borrower, the applicable Subsidiary Term Borrower or the applicable Foreign
Subsidiary Borrower, as the case may be, shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  SECTION 2.17. Taxes. (a) Any and all payments by or on account of any obligation of the Parent Borrower, any Subsidiary Term Borrower or any
Foreign Subsidiary Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other
Taxes; provided that if the Parent Borrower, any Subsidiary Term Borrower or any
Foreign Subsidiary Borrower shall be required to deduct any Indemnified Taxes or
Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative
Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Parent
Borrower, such Subsidiary Term Borrower or such Foreign Subsidiary Borrower, as the case may be, shall make such deductions and (iii) the Parent Borrower, such
Subsidiary Term Borrower or such Foreign Subsidiary Borrower, as the case may be, shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Parent Borrower, each Subsidiary Term
Borrower and each Foreign Subsidiary Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Parent Borrower, each Subsidiary Term Borrower and each Foreign Subsidiary Borrower, as the case may be, shall indemnify the
Administrative Agent, each Lender and the Issuing Bank, within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or
Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Parent Borrower, each Subsidiary Term Borrower and each
Foreign Subsidiary Borrower, as the case may be, hereunder or under any other
Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Parent Borrower, any
Subsidiary Term

                                       69

Borrower or any Foreign Subsidiary Borrower, as the case may be, by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified
Taxes or Other Taxes by the Parent Borrower, any Subsidiary Term Borrower or any
Foreign Subsidiary Borrower to a Governmental Authority, the Parent Borrower,
such Subsidiary Term Borrower or such Foreign Subsidiary Borrower, as the case may be, shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Any Lender that is entitled to an exemption from or
reduction of withholding tax under the law of the jurisdiction in which the
Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary
Borrower, as the case may be, is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Parent Borrower (on behalf of itself, the Subsidiary Term
Borrowers and the Foreign Subsidiary Borrowers) (with a copy to the
Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Parent Borrower (on behalf of itself, the Subsidiary
Term Borrowers and the Foreign Subsidiary Borrowers) as will permit such payments to be made without withholding or at a reduced rate.

                  (f) If the Administrative Agent or a Lender (or a transferee)
determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Parent Borrower, any
Subsidiary Term Borrower or any Foreign Subsidiary Borrower or with respect to which the Parent Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers) has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Parent Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary
Borrower under this Section 2.17 with respect to the Taxes or the Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the
Administrative Agent or such Lender (or transferee) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Parent Borrower, any Subsidiary Term
Borrower or any Foreign Subsidiary Borrower, upon the request of the
Administrative Agent or such Lender (or transferee), agrees to repay the amount paid over to the Parent Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or
such Lender (or transferee) in the event the Administrative Agent or such Lender
(or transferee) is required to repay such refund to such Governmental Authority.
Nothing contained in this Section 2.17(f) shall require the Administrative Agent or any Lender to make available its tax returns or any other information relating to its taxes which it deems confidential to the Parent Borrower or any other person.

                                       70

                  SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing
of Set-offs. (a) The Parent Borrower (on behalf of itself, the Subsidiary Term
Borrowers and the Foreign Subsidiary Borrowers) shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) on or before the time expressly required hereunder or under such other Loan Document for such payment
(or, if no such time is expressly required, prior to 12:00 noon, New York City time, or if the applicable Loan is a Foreign Currency Loan, London time), on the date when due, in immediately available funds, without set-off or counterclaim.
Any amounts received after such time on any date may, in the discretion of the
Administrative Agent, be deemed to have been received on the next succeeding
Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New
York, New York (unless otherwise instructed in the case of Foreign Currency
Loans), except payments to be made directly to the Issuing Bank or Swingline
Lender as expressly provided herein and except that payments pursuant to
Sections 2.15, 2.16, 2.17 and 10.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Subject to Section 9.01, (i) all payments under each
Loan Document of principal or interest in respect of any Loan or LC Disbursement shall be made in the currency of such Loan or LC Disbursement, (ii) any portion of the fees payable pursuant to Section 2.12(b) in respect of Foreign Currency
LC Exposure shall be made in the applicable Foreign Currency, and (iii) all other payments hereunder and under each other Loan Document shall be made in dollars.

                  (b) If at any time insufficient funds are received by and
available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

                  (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC
Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other

                                       71

Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the
Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Parent Borrower, any Subsidiary Term Borrower or any Foreign
Subsidiary Borrower pursuant to and in accordance with the express terms of this
Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Parent
Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Parent Borrower, each Subsidiary Term Borrower and each Foreign Subsidiary Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Parent Borrower, any Subsidiary Term Borrower or any Foreign
Subsidiary Borrower, as the case may be, rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Parent Borrower, such Subsidiary Term Borrower or such Foreign Subsidiary
Borrower in the amount of such participation.

                  (d) Unless the Administrative Agent shall have received notice from the Parent Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers) prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Parent Borrower, any Subsidiary Term Borrower or any Foreign
Subsidiary Borrower, as the case may be, will not make such payment, the
Administrative Agent may assume that the Parent Borrower, such Subsidiary Term
Borrower or such Foreign Subsidiary Borrower, as the case may be, has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Parent Borrower, such Subsidiary Term
Borrower or such Foreign Subsidiary Borrower, as the case may be, has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the
Administrative Agent in accordance with banking industry rules on interbank compensation.

                  (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b), 2.18(d) or
10.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision

                                       72

hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such
Sections until all such unsatisfied obligations are fully paid.

                  SECTION 2.19. Mitigation Obligations; Replacement of Lenders.
(a) If any Lender requests compensation under Section 2.15, or if the Parent
Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower is
required to pay any additional amount to any Lender or any Governmental
Authority for the account of any Lender pursuant to Section 2.17, then such
Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Parent
Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign
Subsidiary Borrowers) hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) If any Lender requests compensation under Section 2.15, or if the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary
Borrower is required to pay any additional amount to any Lender or any
Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the
Parent Borrower (on behalf of itself, the Subsidiary Term Borrowers and the
Foreign Subsidiary Borrowers) may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee selected by the Parent Borrower that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Parent Borrower (on behalf of itself, the
Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers) shall have received the prior written consent of the Administrative Agent (and, if a
Revolving Commitment is being assigned, the Issuing Bank and Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Parent Borrower, the Subsidiary Term Borrowers and the Foreign
Subsidiary Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Parent Borrower, any Subsidiary Term

                                       73

Borrower or any Foreign Subsidiary Borrower to require such assignment and delegation cease to apply.

                  SECTION 2.20. Additional Reserve Costs. (a) If and so long as any Revolving Lender is required to make special deposits with the Bank of
England, to maintain reserve asset ratios or to pay fees, in each case in respect of such Revolving Lender's Foreign Currency Loans, such Revolving Lender may require the relevant Foreign Subsidiary Borrower to pay, contemporaneously with each payment of interest on each of such Foreign Currency Loans, additional interest on such Foreign Currency Loan at a rate per annum equal to the
Mandatory Costs Rate calculated in accordance with the formula and in the manner set forth in Exhibit K hereto.

                  (b) If and so long as any Revolving Lender is required to
comply with reserve assets, liquidity, cash margin or other requirements of any monetary or other authority (including any such requirement imposed by the
European Central Bank or the European System of Central Banks, but excluding requirements reflected in the Statutory Reserve Rate or the Mandatory Costs
Rate) in respect of any of such Revolving Lender's Foreign Currency Loans, such
Revolving Lender may require the relevant Foreign Subsidiary Borrower to pay, contemporaneously with each payment of interest on each of such Revolving
Lender's Foreign Currency Loans subject to such requirements, additional interest on such Foreign Currency Loan at a rate per annum specified by such
Revolving Lender to be the cost to such Revolving Lender of complying with such requirements in relation to such Foreign Currency Loan.

                  (c) Any additional interest owed pursuant to paragraph (a) or
(b) above shall be determined by the relevant Revolving Lender, which determination shall be conclusive absent manifest error, and notified to the
Parent Borrower (on behalf of the relevant Foreign Subsidiary Borrower) (with a copy to the Administrative Agent) at least five Business Days before each date on which interest is payable for the relevant Foreign Currency Loan, and such additional interest so notified by such Revolving Lender shall be payable to the
Administrative Agent for the account of such Revolving Lender on each date on which interest is payable for such Foreign Currency Loan.

                  SECTION 2.21. Designation of Foreign Subsidiary Borrowers. The
Parent Borrower may at any time and from time to time designate any Foreign
Subsidiary as a Foreign Subsidiary Borrower, by delivery to the Administrative
Agent of a Foreign Subsidiary Borrowing Agreement executed by such Foreign
Subsidiary and the Parent Borrower, and upon such delivery such Foreign
Subsidiary shall for all purposes of this Agreement and the other Loan Documents be a Foreign Subsidiary Borrower until the Parent Borrower shall terminate such designation pursuant to a termination agreement satisfactory to the
Administrative Agent, whereupon such Foreign Subsidiary shall cease to be a
Foreign Subsidiary Borrower and a party to this Agreement and any other applicable Loan Documents. Notwithstanding the preceding sentence, but subject to Section 10.04(a), no such termination will become effective as to any Foreign
Subsidiary Borrower at a time when any principal of or interest on any Loan to such Foreign Subsidiary Borrower is outstanding. As soon as practicable upon receipt of a Foreign

                                       74

Subsidiary Borrowing Agreement, the Administrative Agent shall send a copy thereof to each Lender.

                  SECTION 2.22. Foreign Subsidiary Borrower Costs. (a) If the
cost to any Revolving Lender of making or maintaining any Foreign Currency Loan to a Foreign Subsidiary Borrower is increased (or the amount of any sum received or receivable by any Revolving Lender (or its applicable lending office) is reduced) by an amount deemed in good faith by such Revolving Lender to be material, by reason of the fact that such Foreign Subsidiary Borrower is incorporated in, or conducts business in, a jurisdiction outside the United
States, such Foreign Subsidiary Borrower shall indemnify such Revolving Lender for such increased cost or reduction within 15 days after demand by such
Revolving Lender (with a copy to the Administrative Agent). A certificate of such Revolving Lender claiming compensation under this paragraph and setting forth the additional amount or amounts to be paid to it hereunder (and the basis for the calculation of such amount or amounts) shall be conclusive in the absence of manifest error.

                  (b) Each Revolving Lender will promptly notify the Parent
Borrower (on behalf of the relevant Foreign Subsidiary Borrower) and the
Administrative Agent of any event of which it has knowledge that will entitle such Revolving Lender to additional interest or payments pursuant to paragraph
(a) above, but in any event within 45 days after such Revolving Lender obtains actual knowledge thereof; provided that (i) if any Revolving Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Revolving Lender shall, with respect to compensation payable pursuant to this Section 2.22 in respect of any costs resulting from such event, only be entitled to payment under this Section 2.22 for costs incurred from and after the date 45 days prior to the date that such Revolving Lender does give such notice and (ii) each Revolving Lender will designate a different applicable lending office, if, in the judgment of such Revolving Lender, such designation will avoid the need for, or reduce the amount of, such compensation and will not be otherwise disadvantageous to such Revolving Lender.

                                  ARTICLE III

                         Representations and Warranties
                         ------------------------------

                  Each of Holdings, the Parent Borrower, each Subsidiary Term
Borrower (as to itself only) and each Foreign Subsidiary Borrower (as to itself only) represents and warrants to the Lenders that:

                  SECTION 3.01. Organization; Powers. Each of Holdings, the
Parent Borrower and its Subsidiaries (including the Receivables Subsidiary) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do

                                       75

business in, and is in good standing in, every jurisdiction where such qualification is required.

                  SECTION 3.02. Authorization; Enforceability. The Transactions
to be entered into by each Loan Party are within such Loan Party's powers and have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by each of Holdings and the Parent Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Holdings, the Parent Borrower or such Loan Party
(as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  SECTION 3.03. Governmental Approvals; No Conflicts. The
Transactions and the other transactions contemplated hereby (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (x) such as have been obtained or made and are in full force and effect, (y) filings necessary to perfect Liens created under the Loan Documents and (z) consents, approvals, registrations, filings or actions the failure of which to obtain or perform could not reasonably be expected to result in a Material Adverse Effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of Holdings, the Parent Borrower or any of its Subsidiaries (including the Receivables Subsidiary) or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon Holdings, the Parent Borrower or any of its Subsidiaries
(including the Receivables Subsidiary) or its assets, or give rise to a right thereunder to require any payment to be made by Holdings, the Parent Borrower or any of its Subsidiaries (including the Receivables Subsidiary), except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of Holdings, the Parent Borrower or any of its Subsidiaries (including the Receivables Subsidiary), except Liens created under the Loan Documents and Liens permitted by Section 6.02.

                  SECTION 3.04. Financial Condition; No Material Adverse Change.
(a) Holdings has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 2001, reported on by
PricewaterhouseCoopers LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 2002, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Holdings and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

                                       76

                  (b) Holdings has heretofore furnished to the Lenders its pro forma consolidated balance sheet as of a recent date prior to the Effective
Date, prepared giving effect to the Transactions as if the Transactions had occurred on such date. Such pro forma consolidated balance sheet (i) has been prepared in good faith based on the same assumptions used to prepare the pro forma financial statements included in the Information Memorandum (which assumptions are believed by Holdings and the Parent Borrower to be reasonable),
(ii) is based on the best information available to Holdings and the Parent
Borrower after due inquiry, (iii) accurately reflects all adjustments necessary to give effect to the Transactions and (iv) presents fairly, in all material respects, the pro forma financial position of Holdings and its consolidated
Subsidiaries as of such date as if the Transactions had occurred on such date.

                  (c) Except as disclosed in the financial statements referred to above or the notes thereto or in the Information Memorandum, except for the
Disclosed Matters and except for liabilities arising as a result of the
Transactions, after giving effect to the Transactions, none of Holdings, the
Parent Borrower or the Subsidiaries (including the Receivables Subsidiary) has, as of the Effective Date, any contingent liabilities that would be material to
Holdings, the Parent Borrower and the Subsidiaries (including the Receivables
Subsidiary), taken as a whole.

                  (d) Since December 31, 2001, there has been no event, change or occurrence that, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.05. Properties. (a) Each of Holdings, the Parent
Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business (including its
Mortgaged Properties), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

                  (b) Each of Holdings, the Parent Borrower and its Subsidiaries
owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by
Holdings, the Parent Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material
Adverse Effect.

                  (c) Schedule 3.05 sets forth the address of each real property that is owned or leased by Holdings, the Parent Borrower or any of its
Subsidiaries as of the Effective Date after giving effect to the Transactions.

                  (d) As of the Effective Date, none of Holdings, the Parent
Borrower or any of its Subsidiaries has received written notice of any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation. Neither any Mortgaged
Property nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase such Mortgaged Property or interest therein.

                                       77

                  SECTION 3.06. Litigation and Environmental Matters. (a) There
are no actions, suits or proceedings by or before any arbitrator or Governmental
Authority pending against or, to the knowledge of Holdings or the Parent
Borrower, threatened against or affecting Holdings, the Parent Borrower or any of its Subsidiaries (including the Receivables Subsidiary) (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii)
that involve any of the Loan Documents or the Transactions.

                  (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of Holdings, the Parent Borrower or any of its Subsidiaries (including the Receivables
Subsidiary) (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any
Environmental Law, (ii) has become subject to any Environmental Liability, (iii)
has received notice of any claim with respect to any Environmental Liability or
(iv) knows of any basis for any Environmental Liability.

                  (c) Since the Effective Date, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse
Effect.

                  SECTION 3.07. Compliance with Laws and Agreements. Each of
Holdings, the Parent Borrower and its Subsidiaries (including the Receivables
Subsidiary) is in compliance with all laws, regulations and orders of any
Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

                  SECTION 3.08. Investment and Holding Company Status. None of
Holdings, the Parent Borrower or any of its Subsidiaries (including the
Receivables Subsidiary) is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility
Holding Company Act of 1935.

                  SECTION 3.09. Taxes. Each of Holdings, the Parent Borrower and
its Subsidiaries (including the Receivables Subsidiary) has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except
(a) any Taxes that are being contested in good faith by appropriate proceedings and for which Holdings, the Parent Borrower or such Subsidiary (including the
Receivables Subsidiaries), as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.10. ERISA. No ERISA Event has occurred or is
reasonably expected to occur that, when taken together with all other such ERISA
Events for which

                                       78

liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. As of the Effective Date, the present value of all accumulated benefit obligations under any one Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No.
87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than
$3,200,000 the fair market value of the assets of all such underfunded Plans.

                  SECTION 3.11. Disclosure. Each of Holdings and the Parent
Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which Holdings, the Parent Borrower or any of its
Subsidiaries (including the Receivables Subsidiary) is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the
Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder
(as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Holdings and the Parent Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time such projections were prepared.

                  SECTION 3.12. Subsidiaries. Holdings does not have any
subsidiaries other than the Parent Borrower and the Parent Borrower's
Subsidiaries. Schedule 3.12 sets forth the name of, and the ownership interest of the Parent Borrower in, each Subsidiary of the Parent Borrower and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the
Effective Date.

                  SECTION 3.13. Insurance. Schedule 3.13 sets forth a
description of all material insurance policies maintained by or on behalf of
Holdings, the Parent Borrower and the Subsidiaries as of the Effective Date. As
of the Effective Date, all premiums due in respect of such insurance have been paid.

                  SECTION 3.14. Labor Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against Holdings, the Parent Borrower or any Subsidiary pending or, to the knowledge of Holdings or the Parent Borrower, threatened that could reasonably be expected to have a Material Adverse Effect.
All payments due from Holdings, the Parent Borrower or any Subsidiary, or for which any claim may be made against Holdings, the Parent Borrower or any
Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of
Holdings, the Parent Borrower or such Subsidiary. The

                                       79

consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings, the Parent Borrower or any Subsidiary is bound.

                  SECTION 3.15. Solvency. Immediately after the consummation of the Transactions to occur on the Effective Date and immediately following the making of each Loan made on the Effective Date and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Loan Parties, on a consolidated basis, will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date.

                  SECTION 3.16. Senior Indebtedness. The Obligations constitute
"Senior Indebtedness" under and as defined in the Subordinated Notes Documents.

                  SECTION 3.17. Security Documents. (a) The Pledge Agreement is
effective to create in favor of the Collateral Agent, for the benefit of the
Secured Parties, a legal, valid and enforceable security interest in the
Collateral (as defined in the Pledge Agreement) and, when such Collateral is delivered to the Collateral Agent and for so long as the Collateral Agent remains in possession of such Collateral, the security interest created by the
Pledge Agreement shall constitute a perfected first priority security interest in all right, title and interest of the pledgor thereunder in such Collateral, in each case prior and superior in right to any other Person.

                  (b) The Security Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security
Agreement) and, when financing statements in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate, the security interest created by the Security Agreement shall constitute a perfected security interest in all right, title and interest of the grantors thereunder in such
Collateral (other than the Intellectual Property (as defined in the Security
Agreement)), in each case prior and superior in right to any other Person, other than with respect to Liens permitted by Section 6.02.

                  (c) When the Security Agreement (or a summary thereof) is
filed in the United States Patent and Trademark Office and the United States
Copyright Office and the financing statements referred to in Section 3.17(b)
above are appropriately filed, the security interest created by the Security
Agreement shall constitute a perfected security interest in all right, title and interest of the grantors thereunder in the Intellectual Property

                                       80

(as defined in the Security Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United
States Copyright Office and subsequent UCC filings may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the Effective Date), other than with respect to Liens permitted by Section 6.02.

                  (d) The Mortgages are effective to create, subject to the
exceptions listed in each title insurance policy covering such Mortgage, in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the applicable mortgagor's right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 3.17(d), the Lien created by each Mortgage shall constitute a perfected Lien on all right, title and interest of the applicable mortgagor in such Mortgaged
Properties and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to
Liens permitted by Section 6.02.

                  (e) Following the execution of any Foreign Security Document pursuant to Section 4.03, each Foreign Security Document shall be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the applicable collateral covered by such Foreign Security Document, and when the actions specified in such Foreign Security Document, if any, are completed, the security interest created by such Foreign Security Document shall constitute a perfected security interest in all right, title and interest of the grantors thereunder in such collateral to the full extent possible under the laws of the applicable foreign jurisdiction, in each case prior and superior in right to any other Person, other than with respect to Liens permitted by Section 6.02.

                  SECTION 3.18. Federal Reserve Regulations. (a) None of
Holdings, the Parent Borrower or any of the Subsidiaries (including the
Receivables Subsidiary) is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

                  (b) No part of the proceeds of any Loan or any Letter of
Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of the provisions of the Regulations of the Board, including Regulation U or X.

                                       81

                                   ARTICLE IV

                                   Conditions
                                   ----------

                  SECTION 4.01. Effective Date.The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

                  (a) The Administrative Agent (or its counsel) shall have
           received from each party hereto either (i) a counterpart of this
           Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) The Agents shall have received a favorable written opinion
           (addressed to the Administrative Agent and the Lenders and dated the
           Effective Date) of each of (i) Cahill Gordon & Reindel, special counsel for the Parent Borrower, substantially in the form of Exhibit
           B-1, and (ii) local counsel for the Parent Borrower in each jurisdiction where a Mortgaged Property and certain other specified
           Collateral is located, substantially in the form of Exhibit B-2, and, in the case of each such opinion required by this paragraph, covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Required Lenders shall reasonably request.
           Each of Holdings and the Parent Borrower hereby requests such counsel to deliver such opinions.

                  (c) The Administrative Agent shall have received such
           documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the
           Transactions and any other legal matters relating to the Loan
           Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

                  (d) The Administrative Agent shall have received a
           certificate, dated the Effective Date and signed by the President, a
           Vice President or a Financial Officer of Holdings and the Parent
           Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

                  (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

                  (f) The Collateral and Guarantee Requirement shall have been satisfied and the Administrative Agent shall have received a completed Perfection Certificate dated the Effective Date and signed by an executive officer or

                                       82

           Financial Officer of the Parent Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative
           Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released or will be released pursuant to UCC-3 financing
           statements or other release documentation delivered to the
           Collateral Agent.

                  (g) The Administrative Agent shall have received evidence that the insurance required by Section 5.07 and the Security Documents is in effect.

                  (h) All material consents and approvals required to be
           obtained from any Governmental Authority or other Person in connection with the Transactions shall have been obtained, and all applicable waiting periods and appeal periods shall have expired and there shall be no governmental or judicial action, actual or threatened, that could reasonably be expected to restrain, prevent or impose burdensome conditions on the Transactions or the other transactions contemplated hereby.

                  (i) The Acquisition Transactions, including the Equity
           Issuance, shall have been, or substantially simultaneously with the initial funding of Loans on the Effective Date shall be, consummated in accordance with the Acquisition Documents (in the case of the
           Purchase Agreement, without giving effect to any amendments not approved by the Agents) and applicable law, and the Administrative
           Agent shall be satisfied that the fees and expenses related to the
           Transactions payable on the Effective Date will not materially exceed
           $35,000,000.

                  (j) The Permitted Receivables Facility shall have been
           implemented. The terms and conditions of the Permitted Receivables
           Facility (including terms and conditions relating to interest rates, fees, amortization, maturity, redemption, covenants, events of default and remedies) shall be reasonably satisfactory in all respects to the Agents (it being understood that the terms and conditions of the Permitted Receivables Financing as provided to the
           Agents prior to the Effective Date are satisfactory to the Agents and the parties thereto shall not be entitled to effect material amendments or waivers to the agreements relating thereto without the approval of the Agents).

                  (k) After giving effect to the Transactions and the other
           transactions contemplated hereby, Holdings, the Parent Borrower and the Subsidiaries shall have outstanding no Indebtedness (including any receivables facility or securitization) or preferred stock other than (a) the Loans and other extensions of

                                       83

           credit pursuant hereto, (b) the Existing Subordinated Notes, (c)
           the Permitted Receivables Financing and (d) the Indebtedness
           listed on Schedule 6.01.

                  (l) The Lenders shall have received audited consolidated
           balance sheets and related statements of income, stockholders' equity and cash flows of Holdings for each of the three fiscal years most recently ended before the Effective Date and unaudited consolidated balance sheets and related statements of income, stockholders' equity and cash flows of Holdings for, (a) each fiscal quarter ended after the most recently received audited financial statements and ended 45 days before the Effective Date and (b) each fiscal month after the most recent fiscal quarter for which financial statements were received by the Lenders as described above and ended 30 days before the Effective Date.

                  (m) The Lenders shall have received a pro forma consolidated balance sheet of Holdings described in Section 3.04(b), after giving effect to the Transactions, which balance sheet shall not be materially inconsistent with the forecasts previously provided to the
           Lenders, except for changes occurring in the ordinary course of business.

                  (n) The Lenders shall be reasonably satisfied in all respects as to the amount and nature of the environmental and employee health and safety exposures to which Holdings, the Parent Borrower and the
           Subsidiaries may be subject after giving effect to the Transactions and the other transactions contemplated hereby, and the plans of
           Holdings, the Parent Borrower or the Subsidiaries with respect thereto.

                  (o) The Agents shall be reasonably satisfied in all respects as to the Tax position and the contingent Tax and other liabilities of Holdings, the Parent Borrower and the Subsidiaries after giving effect to the Transactions, and the plans of Holdings, the Parent
           Borrower or the Subsidiaries with respect thereto. The Lenders shall be reasonably satisfied in all respects with any Tax sharing agreements to which Holdings, the Parent Borrower and the
           Subsidiaries will be parties following the Closing Date (it being understood that the Tax sharing agreements set forth in the
           Acquisition Documents are satisfactory).

                  (p) The Administrative Agent shall have received a certificate from an officer of Holdings as to the solvency of Holdings as well as a copy of any solvency letter delivered to Holdings by Valuation
           Research Corporation.

                  (q) Holdings shall have received approximately $350,000,000 in gross cash proceeds from the issuance of the Existing Subordinated
           Notes in a public offering or in a Rule 144A or other private placement to one or more holders satisfactory to the Agents. The terms and conditions of the Existing Subordinated Notes (including but not limited to, as applicable, terms and conditions relating to the interest rate, fees, amortization, maturity, redemption, subordination, covenants, events of default and remedies) shall be reasonably satisfactory in all material respects to the Agents.

                                       84

The Administrative Agent shall notify the Parent Borrower and the Lenders of the
Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing
Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02)
at or prior to 5:00 p.m., New York City time, on June 6, 2002 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

                  SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than (i) any Revolving
Loan made pursuant to Section 2.04(c) or Section 2.05(d) and (ii) any continuation or conversion of a Borrowing pursuant to the terms hereof that does not result in the increase of the aggregate principal amount of the Borrowings then outstanding), and of the Issuing Bank to issue, amend, renew or extend any
Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

                  (a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such
Letter of Credit, as applicable.

                  (b) At the time of and immediately after giving effect to such
Borrowing or the issuance, amendment, renewal or extension of such Letter of
Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of
Credit shall be deemed to constitute a representation and warranty by Holdings and the Parent Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

                  SECTION 4.03. Credit Events Relating to Foreign Subsidiary
Borrowers. The obligation of each Lender to make Loans to any Foreign Subsidiary
Borrower, and of the Issuing Bank to issue, amend, renew or extend any Letter of
Credit to any Foreign Subsidiary Borrower, is subject to the satisfaction of the following conditions:

                  (a) With respect to the initial Loan made or the initial
Letter of Credit issued, whichever comes first, to such Foreign Subsidiary
Borrower,

                         (i) the Administrative Agent (or its counsel) shall
           have received such Foreign Subsidiary Borrower's Foreign Subsidiary
           Borrowing Agreement duly executed by all parties thereto; and

                         (ii) the Administrative Agent shall have received such
           documents (including legal opinions) and certificates as the
           Administrative Agent or its counsel may reasonably request relating to the formation, existence and good standing of such Foreign
           Subsidiary Borrower, the authorization of the Foreign Currency
           Borrowings as they relate to such Foreign Subsidiary Borrower and any other legal matters relating to such Foreign Subsidiary Borrower or its Foreign

                                       85

           Subsidiary Borrowing Agreement, all in form and substance
           satisfactory to the Administrative Agent and its counsel.

                  (b) With respect to any Borrowing following which the
aggregate amount of outstanding Foreign Currency Borrowings exceeds the Dollar
Equivalent of $5,000,000, the Administrative Agent shall be satisfied that the
Foreign Security Collateral and Guarantee Requirement shall be satisfied with respect to all Foreign Subsidiary Borrowers.

                                   ARTICLE V

                              Affirmative Covenants
                              ---------------------

                  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of Holdings, the Parent
Borrower, each Subsidiary Term Borrower (as to itself only) and each Foreign
Subsidiary Borrower (as to itself only) covenants and agrees with the Lenders that:

                  SECTION 5.01. Financial Statements and Other Information.
Holdings or the Parent Borrower will furnish to the Administrative Agent and each Lender:

                  (a) within 95 days after the end of each fiscal year of
Holdings, its audited consolidated and unaudited consolidating balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PriceWaterhouseCoopers
LLP or other independent public accountants of recognized national standing
(without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Holdings and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (b) within 50 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial
Officers as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of Holdings or the Parent Borrower

                                       86

(i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.12, 6.13 and 6.14, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of Holdings' audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, (iv) identifying all
Subsidiaries existing on the date of such certificate and indicating, for each such Subsidiary, whether such Subsidiary is a Subsidiary Loan Party or a Foreign
Subsidiary and whether such Subsidiary was formed or acquired since the end of the previous fiscal quarter and (v) to the extent that the Asset Dropdown has not been completed, describing the status of the Asset Dropdown;

                  (d) concurrently with any delivery of financial statements under clause (a) above, (i) a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines) and (ii) a certificate of a Financial Officer of Holdings or the
Parent Borrower (A) identifying any parcels of real property or improvements thereto with a value exceeding $750,000 that have been acquired by any Loan
Party since the end of the previous fiscal year, (B) identifying any changes of the type described in Section 5.03(a) that have not been previously reported by the Parent Borrower, (C) identifying any Permitted Acquisitions that have been consummated since the end of the previous fiscal year, including the date on which each such Permitted Acquisition was consummated and the consideration therefor, (D) identifying any Intellectual Property (as defined in the Security
Agreement) with respect to which a notice is required to be delivered under the
Security Agreement and has not been previously delivered and (E) identifying any
Prepayment Events that have occurred since the end of the previous fiscal year and setting forth a reasonably detailed calculation of the Net Proceeds received from Prepayment Events since the end of such previous fiscal year;

                  (e) at least 30 days prior to the commencement of each fiscal year of Holdings (commencing with the fiscal year ending December 31, 2003), a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any material revisions of such budget that have been approved by senior management of Holdings;

                  (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by
Holdings, the Parent Borrower or any Subsidiary with the Securities and Exchange
Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be; and

                                       87

                  (g) promptly following any request therefor, such other
information regarding the operations, business affairs and financial condition of Holdings, the Parent Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

                  SECTION 5.02. Notices of Material Events. Holdings and the
Parent Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

                  (a) the occurrence of any Default;

                  (b) the filing or commencement of any action, suit or
proceeding by or before any arbitrator or Governmental Authority against or affecting Holdings, the Parent Borrower or any Subsidiary thereof that, if adversely determined, could reasonably be expected to result in a Material
Adverse Effect;

                  (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of Holdings, the Parent Borrower and its Subsidiaries in an
aggregate amount exceeding $10,000,000; and

                  (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Parent Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  SECTION 5.03. Information Regarding Collateral. (a) The Parent
Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party's legal name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to
Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility),
(iii) in any Loan Party's identity or structure, (iv) in any Loan Party's jurisdiction of organization or (v) in any Loan Party's Federal Taxpayer
Identification Number. The Parent Borrower agrees not to effect or permit any change referred to in the preceding sentence unless written notice has been delivered to the Collateral Agent, together with all applicable information to enable the Administrative Agent to make all filings under the Uniform Commercial
Code or otherwise that are required in order for the Collateral Agent (on behalf of the Secured Parties) to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.

                  (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of
Section 5.01, Holdings (on

                                       88

behalf of itself and the other Loan Parties) shall deliver to the Administrative
Agent a certificate of a Financial Officer of Holdings (i) setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection
Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section and (ii) certifying that all
Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the
Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the
Collateral Agreement for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

                  SECTION 5.04. Existence; Conduct of Business; Asset Dropdown.
(a) Each of Holdings, the Parent Borrower and the Foreign Subsidiary Borrowers
will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names the loss of which would have a Material
Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or disposition permitted under Section 6.05. Holdings and the Parent Borrower will cause all the Equity Interests of the Subsidiary Term Borrowers and the Foreign
Subsidiary Borrowers to be owned, directly or indirectly, by the Parent Borrower or any Subsidiary, and the Subsidiary Term Borrowers shall at all times remain a guarantor under the Guarantee Agreement.

                  (b) Holdings shall complete the Asset Dropdown as soon as
reasonably practicable and in any event on or prior to the date that is 90 days after the Effective Date.

                  SECTION 5.05. Payment of Obligations. Each of Holdings, the
Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary
Borrowers will, and will cause each of the Subsidiaries (including the
Receivables Subsidiary) to, pay its Indebtedness and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Holdings, the Parent Borrower, the
Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers or such
Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.06. Maintenance of Properties. Each of Holdings, the
Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary
Borrowers will,

                                       89

and will cause each of the Subsidiaries to, keep and maintain all property material to the conduct of their business, taken as a whole, in good working order and condition, ordinary wear and tear excepted; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or disposition permitted under Section
6.05.

                  SECTION 5.07. Insurance. Each of Holdings, the Parent
Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers
will, and will cause each of the Subsidiaries to, maintain insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations, except where the failure to do so could not reasonably be expected to result in a Material
Adverse Effect. Such insurance shall be maintained with financially sound and reputable insurance companies, except that a portion of such insurance program
(not to exceed that which is customary in the case of companies engaged in the same or similar business or having similar properties similarly situated) may be effected through self-insurance, provided adequate reserves therefor, in accordance with GAAP, are maintained. In addition, each of Holdings, the Parent
Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers
will, and will cause each of its Subsidiaries to, maintain all insurance required to be maintained pursuant to the Security Documents. The Parent
Borrower will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained. All insurance policies or certificates (or certified copies thereof) with respect to such insurance shall be endorsed to the Collateral Agent's reasonable satisfaction for the benefit of the Lenders (including, without limitation, by naming the Collateral Agent as loss payee or additional insured, as appropriate).

                  SECTION 5.08. Casualty and Condemnation. The Parent Borrower
(a) will furnish to the Administrative Agent and the Lenders prompt written notice of casualty or other insured damage to any material portion of any
Collateral having a book value or fair market value of $1,000,000 or more or the commencement of any action or proceeding for the taking of any Collateral having a book value or fair market value of $1,000,000 or more or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this
Agreement and the Security Documents.

                  SECTION 5.09. Books and Records; Inspection and Audit Rights.
Each of Holdings, the Parent Borrower, the Subsidiary Term Borrowers and the
Foreign Subsidiary Borrowers will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each of Holdings, the Parent Borrower, the Subsidiary Term Borrowers
and the Foreign Subsidiary Borrowers will, and will cause each of the
Subsidiaries to, permit any representatives designated by the Administrative
Agent or any Lender, upon reasonable prior notice, to visit and inspect its

                                       90

properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

                  SECTION 5.10. Compliance with Laws. Each of Holdings, the
Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary
Borrowers will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse
Effect.

                  SECTION 5.11. Use of Proceeds and Letters of Credit. The
Parent Borrower and the Subsidiary Term Borrowers will use on the Effective Date the proceeds of the Tranche B Term Loan, together with the proceeds of the
Existing Subordinated Notes and the Equity Issuance solely for the payment of the Cash Dividend, the Debt Repayment and the A/R Purchase and the fees and expenses payable in connection with the Transactions; provided that in the case of New Tranche B Term Loans, the Parent Borrower and the Subsidiary Term
Borrowers will use on the Restatement Effective Date proceeds of the New Tranche
B Term Loans to repay Revolving Borrowings or obligations arising in respect of the Permitted Receivables Financing. The proceeds of the Revolving Loans and
Swingline Loans will be used only for general corporate purposes and, to the extent permitted by Section 6.01(a)(i), Permitted Acquisitions. The proceeds of the Incremental Term Loans will be used only for Permitted Acquisitions. Letters of Credit will be available only for general corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

                  SECTION 5.12. Additional Subsidiaries. If any additional
Subsidiary is formed or acquired after the Effective Date, the Parent Borrower will, within five Business Days after such Subsidiary is formed or acquired, notify the Administrative Agent and the Lenders thereof and, within five
Business Days after such Subsidiary is formed or acquired, cause the Collateral and Guarantee Requirement to be satisfied with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party.

                  SECTION 5.13. Further Assurances. (a) Each of Holdings, the
Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary
Borrowers will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust, landlord waivers and other documents), which may be required under any applicable law, or which the
Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties. Holdings, the Parent Borrower, the Subsidiary Term
Borrowers and the Foreign Subsidiary Borrowers also agree to provide

                                       91

to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

                  (b) If any assets (including any real property or improvements thereto or any interest therein) having a book value or fair market value of
$1,000,000 or more in the aggregate are acquired by the Parent Borrower or any
Subsidiary Loan Party after the Effective Date or through the acquisition of a
Subsidiary Loan Party under Section 5.12 (other than, in each case, assets constituting Collateral under the Security Agreement or the Pledge Agreement that become subject to the Lien of the Security Agreement or the Pledge
Agreement upon acquisition thereof), the Parent Borrower or, if applicable, the relevant Subsidiary Loan Party will notify the Administrative Agent and the
Lenders thereof, and, if reasonably requested by the Administrative Agent or the
Required Lenders, the Parent Borrower will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiary Loan
Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan
Parties.

                  SECTION 5.14. Interest Rate Protection. As promptly as
practicable, and in any event within 90 days after the Effective Date, the
Parent Borrower will enter into with one or more Lenders, and thereafter for a period of not less than three years will maintain in effect, one or more interest rate protection agreements on such terms as shall be reasonably satisfactory to the Administrative Agent, the effect of which shall be to fix or limit the interest cost to the Parent Borrower with respect to at least 50% of the sum of (x) the outstanding Term Loans, (y) the outstanding Subordinated Debt and (z) any other outstanding Indebtedness that may not be reborrowed following a repayment thereof.

                                   ARTICLE VI

                               Negative Covenants
                               ------------------

                  Until the Commitments have expired or terminated and the
principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC
Disbursements shall have been reimbursed, each of Holdings, the Parent Borrower, each Subsidiary Term Borrower (as to itself only) and each Foreign Subsidiary
Borrower (as to itself only) covenants and agrees with the Lenders that:

                  SECTION 6.01. Indebtedness; Certain Equity Securities. (a)
None of Holdings, the Parent Borrower, any Subsidiary Term Borrower or any
Foreign Subsidiary Borrower will, nor will they permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

                         (i) Indebtedness created under the Loan Documents,
           including the Incremental Term Loans; provided that (x)(A) Revolving
           Loans may only be used to finance a Permitted Acquisition if, in addition to the satisfaction of all other

                                       92

           requirements necessary to effect such Permitted Acquisition set forth herein, after giving effect to such Permitted Acquisition, the Senior Leverage Ratio is less than 2.75 to 1.00 and (B) the amount of Revolving Loans used to finance Permitted Acquisitions outstanding at any time shall not exceed $100,000,000 and (y)
           Incremental Term Loans may only be incurred if, in addition to the satisfaction of all other requirements set forth herein necessary to effect the applicable Permitted Acquisition related to such Incremental Term Loan, after giving effect to such
           Permitted Acquisition the Leverage Ratio is less than the lower of (A) the Leverage Ratio that the Parent Borrower is required to maintain at such time pursuant to Section 6.13 minus 0.50 and (B)
           4.50 to 1.00;

                         (ii) (x) the Permitted Receivables Financing; provided
           that the Permitted Receivables Financing may only be used to finance a Permitted Acquisition if, in addition to the satisfaction of all other requirements necessary to effect such Permitted Acquisition set forth herein, after giving effect to such Permitted Acquisition, the
           Senior Leverage Ratio is less than 2.75 to 1.00 and (y) financings in respect of sales of accounts receivable by a Foreign Subsidiary permitted by Section 6.05(c)(ii);

                         (iii) Indebtedness existing on the Effective Date and
           set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount as specified on such Schedule 6.01 or result in an earlier maturity date or decreased weighted average life thereof;

                         (iv) the Existing Subordinated Notes;

                         (v) the Permitted Acquisition Subordinated Notes, the
           Permitted Subordinated Notes and the Permitted Senior Notes;

                         (vi) Indebtedness of the Parent Borrower to any
           Subsidiary and of any Subsidiary to the Parent Borrower or any other
           Subsidiary; provided that Indebtedness of any Subsidiary that is not a Domestic Loan Party to the Parent Borrower or any Subsidiary Loan
           Party shall be subject to Section 6.04;

                         (vii) Guarantees by the Parent Borrower of Indebtedness
           of any Subsidiary and by any Subsidiary of Indebtedness of the Parent
           Borrower or any other Subsidiary; provided that (a) Guarantees by the
           Parent Borrower or any Subsidiary Loan Party of Indebtedness of any
           Subsidiary that is not a Domestic Loan Party shall be subject to
           Section 6.04 and (b) this clause (vii) shall not apply to the
           Existing Subordinated Notes, the Permitted Subordinated Notes, the
           Permitted Senior Notes or the Permitted Acquisition Subordinated
           Notes;

                         (viii) Guarantees by Holdings, the Parent Borrower or
           any Subsidiary, as the case may be, in respect of the Existing
           Subordinated Notes, the Permitted Subordinated Notes, the Permitted
           Senior Notes or the Permitted Acquisition Subordinated Notes;
           provided that none of Holdings, the Parent

                                       93

           Borrower or any Subsidiary, as the case may be, shall Guarantee the Existing Subordinated Notes, the Permitted Subordinated
           Notes, the Permitted Senior Notes or the Permitted Acquisition
           Subordinated Notes unless (A) it also has Guaranteed the
           Obligations pursuant to the Guarantee Agreement and (B) such
           Guarantee of the Existing Subordinated Notes, the Permitted
           Subordinated Notes, or the Permitted Acquisition Subordinated
           Notes is subordinated to such Guarantee of the Obligations on terms no less favorable to the Lenders than the subordination provisions of the Existing Subordinated Notes;

                         (ix) Indebtedness of the Parent Borrower or any
           Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease
           Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof; provided that (A)
           such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and
           (B) the aggregate principal amount of Indebtedness permitted by this clause (ix) shall not exceed $30,000,000 at any time outstanding;

                         (x) Indebtedness arising as a result of an Acquisition
           Lease Financing or any other sale and lease back transaction permitted under Section 6.06;

                         (xi) Indebtedness of any Person that becomes a
           Subsidiary after the Effective Date; provided that (A) such
           Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (B) the aggregate principal amount of
           Indebtedness permitted by this clause (xi) shall not exceed
           $25,000,000 at any time outstanding, less the liquidation value of any outstanding Assumed Preferred Stock;

                         (xii) Indebtedness of Holdings, the Parent Borrower or
           any Subsidiary in respect of workers' compensation claims, self-insurance obligations, performance bonds, surety appeal or similar bonds and completion guarantees provided by Holdings, the
           Parent Borrower and the Subsidiaries in the ordinary course of their business; and

                         (xiii) other unsecured Indebtedness of Holdings, the
           Parent Borrower or any Subsidiary in an aggregate principal amount not exceeding $15,000,000 at any time outstanding, less the liquidation value of any applicable Qualified Holdings Preferred
           Stock issued and outstanding pursuant to clause (b) of the definition of Qualified Holdings Preferred Stock.

                                       94

                  (b) None of Holdings, the Parent Borrower, any Subsidiary Term
Borrower or any Foreign Subsidiary Borrower will, nor will they permit any
Subsidiary to, issue any preferred stock or other preferred Equity Interests, except (i) Qualified Holdings Preferred Stock, (ii) Assumed Preferred Stock and
(iii) preferred stock or preferred Equity Interests held by Holdings, the Parent
Borrower or any Subsidiary.

                  SECTION 6.02. Liens. None of Holdings, the Parent Borrower,
any Subsidiary Term Borrower or any Foreign Subsidiary Borrower will, nor will they permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                  (a) Liens created under the Loan Documents;

                  (b) Permitted Encumbrances;

                  (c) Liens in respect of the Permitted Receivables Financing;

                  (d) any Lien on any property or asset of Holdings, the Parent
Borrower or any Subsidiary existing on the Effective Date and set forth in
Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of Holdings, the Parent Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                  (e) any Lien existing on any property or asset prior to the acquisition thereof by the Parent Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the Effective
Date prior to the time such Person becomes a Subsidiary; provided that (A) such
Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary , as the case may be, (B) such Lien shall not apply to any other property or assets of the Parent Borrower or any
Subsidiary and (C) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a
Subsidiary, as the case may be;

                  (f) Liens on fixed or capital assets acquired, constructed or improved by, or in respect of Capital Lease Obligations of, the Parent Borrower or any Subsidiary; provided that (A) such security interests secure Indebtedness permitted by clause (ix) of Section 6.01(a), (B) such security interests and the
Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (C) the
Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (D) such security interests shall not apply to any other property or assets of the Parent Borrower or any
Subsidiary;

                  (g) Liens, with respect to any Mortgaged Property, described in Schedule B-2 of the title policy covering such Mortgaged Property;

                                       95

                  (h) Liens in respect of sales of accounts receivable by
Foreign Subsidiaries permitted by Section 6.05(c)(ii); and

                  (i) other Liens securing liabilities permitted hereunder in an aggregate amount not exceeding (i) in respect of consensual Liens, $5,000,000 and (ii) in respect of all such Liens, $10,000,000, in each case at any time outstanding.

                  SECTION 6.03. Fundamental Changes. (a) None of Holdings, the
Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower
will, nor will they permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into the Parent Borrower in a transaction in which the Parent Borrower is the surviving corporation, (ii) any
Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary and (if any party to such merger is a Subsidiary Loan
Party) is a Subsidiary Loan Party (provided that, with respect to any such mergers involving the Subsidiary Term Borrowers or the Foreign Subsidiary
Borrowers, the surviving entity of such mergers shall be a Subsidiary Term
Borrower or a Foreign Subsidiary Borrower, as the case may be) and (iii) any
Subsidiary (other than a Subsidiary Loan Party) may liquidate or dissolve if the
Parent Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Parent Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04. Notwithstanding the foregoing, this Section 6.03 shall not prohibit any Permitted Acquisition.

                  (b) The Parent Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Parent Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

                  (c) Holdings will not engage in any business or activity other than (i) the ownership of all the outstanding shares of capital stock of the
Parent Borrower, (ii) performing its obligations in respect of the Restricted
Stock Obligations or the Purchase Agreement, (iii) performing its obligations
(A) under the Loan Documents, (B) under the Subordinated Notes Documents and the agreements relating to the Permitted Senior Notes and (C) under the Permitted
Receivables Financing, (iv) activities incidental thereto and to Holdings's existence, (v) activities related to the performance of all its obligations in respect of the Transactions, including the Asset Dropdown, (vi) performing its obligations under guarantees in respect of sale and leaseback transactions permitted by Section 6.06 and (vii) other activities (including the incurrence of Indebtedness and the issuance of its Equity Interests) that are permitted by this Agreement. Holdings will not own or acquire any assets (other than shares of capital stock of the Parent Borrower, Permitted Investments, assets to be transferred pursuant to the Asset Dropdown and any other assets that are not subject to the Asset Dropdown) or

                                       96

incur any liabilities (other than liabilities imposed by law, including tax liabilities, liabilities related to its existence and permitted business and activities specified in the immediately preceding sentence).

                  (d) The Receivables Subsidiary will not engage in any business or business activity other than the activities related to the Permitted
Receivables Financing and its existence. The Receivables Subsidiary will not own or acquire any assets (other than the receivables subject to the Permitted
Receivables Financing) or incur any liabilities (other than the liabilities imposed by law including tax liabilities, and other liabilities related to its existence and permitted business and activities specified in the immediately preceding sentence, including liabilities arising under the Permitted
Receivables Financing).

                  SECTION 6.04. Investments, Loans, Advances, Guarantees and
Acquisitions. None of the Parent Borrower or any Foreign Subsidiary Borrower
will, nor will they permit any Subsidiary to, purchase, hold or acquire
(including pursuant to any merger with any Person that was not a wholly owned
Subsidiary prior to such merger) any Equity Interests in or evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other
Person constituting a business unit, except:

                  (a) Permitted Investments;

                  (b) investments existing on the Effective Date and set forth on Schedule 6.04;

                  (c) Permitted Acquisitions;

                  (d) investments by the Parent Borrower and the Subsidiaries in
Equity Interests in their respective Subsidiaries that exist immediately prior to any applicable transaction; provided that (i) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Pledge Agreement or any applicable Foreign Security Documents, as the case may be, to the extent required by this Agreement and (ii) the aggregate amount of investments
(excluding any such investments, loans, advances and Guarantees to such
Subsidiaries that are assumed and exist on the date any Permitted Acquisition is consummated and that are not made, incurred or created in contemplation of or in connection with such Permitted Acquisition) by Loan Parties in, and loans and advances by Loan Parties to, and Guarantees by Loan Parties of Indebtedness of,
Subsidiaries that are not Domestic Loan Parties made after the Effective Date shall not at any time exceed, in the aggregate, $25,000,000;

                  (e) loans or advances made by the Parent Borrower to any
Subsidiary and made by any Subsidiary to the Parent Borrower or any other
Subsidiary; provided that (i) any such loans and advances made by a Loan Party shall be evidenced by a promissory

                                       97

note pledged pursuant to the Pledge Agreement and (ii) the amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (d) above;

                  (f) Guarantees permitted by Section 6.01(a)(viii);

                  (g) investments arising as a result of the Permitted
Receivables Financing;

                  (h) investments constituting permitted Capital Expenditures under Section 6.14;

                  (i) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

                  (j) any investments in or loans to any other Person received as noncash consideration for sales, transfers, leases and other dispositions permitted by Section 6.05;

                  (k) Guarantees by Holdings, the Parent Borrower and the
Subsidiaries of leases entered into by any Subsidiary as lessee; provided that the amount of such Guarantees made by Loan Parties to Subsidiaries that are not
Loan Parties shall be subject to the limitation set forth in clause (d) above;

                  (l) extensions of credit in the nature of accounts receivable or notes receivable in the ordinary course of business;

                  (m) loans or advances to employees made in the ordinary course of business consistent with prudent business practice and not exceeding
$5,000,000 in the aggregate outstanding at any one time;

                  (n) investments in the form of Hedging Agreements permitted under Section 6.07;

                  (o) investments by the Parent Borrower or any Subsidiary in
(i) the capital stock of a Receivables Subsidiary and (ii) other interests in a
Receivables Subsidiary, in each case to the extent required by the terms of the
Permitted Receivables Financing;

                  (p) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

                  (q) Permitted Joint Venture and Foreign Subsidiary
Investments; and

                  (r) investments, loans or advances in addition to those
permitted by clauses (a) through (q) above not exceeding in the aggregate
$10,000,000 at any time outstanding.

                                       98

                  SECTION 6.05. Asset Sales. None of Holdings, the Parent
Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower will, nor will they permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will they permit any Subsidiary to issue any additional Equity Interest in such
Subsidiary, except:

                  (a) sales, transfers, leases and other dispositions of
inventory, used or surplus equipment, Permitted Investments and Investments referred to in Section 6.04(i) in the ordinary course of business;

                  (b) sales, transfers and dispositions to the Parent Borrower or a Subsidiary; provided that any such sales, transfers or dispositions involving a Subsidiary that is not a Domestic Loan Party shall be made in compliance with Section 6.09;

                  (c) (i) sales of accounts receivable and related assets
pursuant to the Permitted Receivables Financing and (ii) sales of accounts receivable and related assets by a Foreign Subsidiary pursuant to customary terms whereby recourse and exposure in respect thereof to any Foreign Subsidiary does not exceed at any time $10,000,000.

                  (d) the creation of Liens permitted by Section 6.02 and
dispositions as a result thereof;

                  (e) sales or transfers that are permitted sale and leaseback transactions pursuant to Section 6.06;

                  (f) sales and transfers that constitute part of an Acquisition
Lease Financing;

                  (g) Restricted Payments permitted by Section 6.08;

                  (h) transfers and dispositions constituting investments
permitted under Section 6.04;

                  (i) sales, transfers and other dispositions of property
identified on Schedule 6.05;

                  (j) sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary) that are not permitted by any other clause of this Section; provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause
(j) shall not exceed (i) $10,000,000 during any fiscal year of the Parent
Borrower; provided that such amount shall be increased, in respect of the fiscal year ending on December 31, 2003, and each fiscal year thereafter by an amount equal to the total unused amount of such permitted sales, transfers and other dispositions for the immediately preceding fiscal year (without giving effect to the amount of any unused permitted sales, transfers and other dispositions that were carried forward to such preceding fiscal year) or (ii) $75,000,000 during the term of this Agreement;

                                       99

provided that (x) all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clause (b) above) shall be made for fair value and (y) all sales, transfers, leases and other dispositions permitted by clauses (i) and (j) above shall be for at least 85% cash consideration.

                  SECTION 6.06. Sale and Leaseback Transactions. None of
Holdings, the Parent Borrower, any Subsidiary Term Borrower or any Foreign
Subsidiary Borrower will, nor will they permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for (a) any such sale of any fixed or capital assets (other than any such transaction to which (b) or (c) below is applicable) that is made for cash consideration in an amount not less than the cost of such fixed or capital asset in an aggregate amount less than or equal to
25% of the Permitted Capital Expenditure Amount, so long as the Capital Lease
Obligations associated therewith are permitted by Section 6.01(a)(ix), (b) in the case of property owned as of the Effective Date, any such sale of any fixed or capital assets that is made for cash consideration in an aggregate amount not less than the fair market value of such fixed or capital assets not to exceed
$75,000,000 in the aggregate, so long as the Capital Lease Obligations (if any)
associated therewith are permitted by Section 6.01(a)(ix) and (c) any
Acquisition Lease Financing.

                  SECTION 6.07. Hedging Agreements. None of Holdings, the Parent
Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower will, nor will they permit any Subsidiary to, enter into any Hedging Agreement, other than (a) Hedging Agreements required by Section 5.14 and (b) Hedging Agreements entered into in the ordinary course of business and which are not speculative in nature to hedge or mitigate risks to which the Parent Borrower, any Subsidiary
Term Borrower, any Foreign Subsidiary Borrower or any other Subsidiary is exposed in the conduct of its business or the management of its assets or liabilities (including Hedging Agreements that effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise)).

                  SECTION 6.08. Restricted Payments; Certain Payments of
Indebtedness. (a) None of Holdings, the Parent Borrower, any Subsidiary Term
Borrower or any Foreign Subsidiary Borrower will, nor will they permit any
Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:

                         (i) Holdings may declare and pay dividends with respect
           to its Equity Interests payable solely in additional Equity Interests of Holdings;

                         (ii) Subsidiaries may declare and pay dividends ratably
           with respect to their capital stock;

                                      100

                         (iii) the Parent Borrower may make payments to Holdings
           to permit it to make, and Holdings may make, Restricted Payments, not exceeding $5,000,000 during the term of this Agreement, in each case pursuant to and in accordance with stock option plans, equity purchase programs or agreements or other benefit plans, in each case for management or employees or former employees of the Parent
           Borrower and the Subsidiaries;

                         (iv) the Parent Borrower may pay dividends to Holdings
           at such times and in such amounts as shall be necessary to permit
           Holdings to discharge and satisfy its obligations that are permitted hereunder (including (A) state and local taxes and other governmental charges, and administrative and routine expenses required to be paid by Holdings in the ordinary course of business and (B) cash dividends payable by Holdings in respect of Qualified Holdings Preferred Stock issued pursuant to clauses (b) and (c) of the definition thereof, provided that dividends payable by the Parent Borrower to Holdings pursuant to this clause (iv) in order to satisfy cash dividends payable by Holdings in respect of Qualified Holdings Preferred Stock issued pursuant to clause (c) of the definition thereof may only be made after the fiscal year ending December 31, 2003 with Excess Cash
           Flow not otherwise required to be used to prepay Term Loans pursuant to Section 2.11(e));

                         (v) Parent Borrower may make payments to Holdings to
           permit it to make, and Holdings may make payments permitted by
           Sections 6.09(d), (e), (f), (g) and (h); provided that, at the time of such payment and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and Holdings and the
           Parent Borrower are in compliance with Section 6.12; provided, further, that any payments that are prohibited because of the immediately preceding proviso shall accrue and may be made as so accrued upon the curing or waiver of such Default, Event of Default or noncompliance;

                         (vi) the Parent Borrower or Holdings may make the
           payments required by the Acquisition Documents including the Cash
           Dividend, the Debt Repayment, the A/R Purchase and payments in respect of the Restricted Stock Obligation; and

                         (vii) Holdings may purchase, repurchase, redeem or
           otherwise acquire its Equity Interest held by, directly or indirectly, Metaldyne Corporation with up to $20,000,000 of the Net
           Proceeds from the issuance of the Add-On Notes (it being understood that if the Parent Borrower or any of the Subsidiaries holds such proceeds, it may declare and pay a dividend to Holdings to permit
           Holdings to effect such purchase, repurchase, redemption or acquisition).

                  (b) None of Holdings, the Parent Borrower, any Subsidiary Term
Borrower or any Foreign Subsidiary Borrower will, nor will they permit any
Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest

                                      101

on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

                         (i) payment of Indebtedness created under the Loan
           Documents;

                         (ii) payment of regularly scheduled interest and
           principal payments as and when due in respect of any Indebtedness, other than payments in respect of the subordinated Indebtedness prohibited by the subordination provisions thereof;

                         (iii) refinancings of Indebtedness to the extent
           permitted by Section 6.01; and

                         (iv) payment of secured Indebtedness out of the
           proceeds of any sale or transfer of the property or assets securing such Indebtedness.

                  (c) None of Holdings, the Parent Borrower or any Foreign
Subsidiary Borrower will, nor will they permit any Subsidiary to, enter into or be party to, or make any payment under, any Synthetic Purchase Agreement unless
(i) in the case of any Synthetic Purchase Agreement related to any Equity
Interest of Holdings, the payments required to be made by Holdings are limited to amounts permitted to be paid under Section 6.08(a), (ii) in the case of any
Synthetic Purchase Agreement related to any Restricted Indebtedness, the payments required to be made by Holdings, the Parent Borrower or the
Subsidiaries thereunder are limited to the amount permitted under Section
6.08(b) and (iii) in the case of any Synthetic Purchase Agreement, the obligations of Holdings, the Parent Borrower and the Subsidiaries thereunder are subordinated to the Obligations on terms satisfactory to the Required Lenders.

                  SECTION 6.09. Transactions with Affiliates. None of Holdings, the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary
Borrower will, nor will they permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

                  (a) transactions that are at prices and on terms and
conditions not less favorable to the Parent Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties;

                  (b) transactions between or among the Parent Borrower and the
Subsidiaries not involving any other Affiliate (to the extent not otherwise prohibited by other provisions of this Agreement);

                  (c) any Restricted Payment permitted by Section 6.08;

                  (d) transactions pursuant to agreements in effect on the
Effective Date and listed on Schedule 6.09 (provided that this clause (d) shall not apply to any extension, or

                                      102

renewal of, or any amendment or modification of such agreements that is less favorable to the Parent Borrower or the applicable Subsidiaries, as the case may
be);

                  (e) the payment, on a quarterly basis, of management fees to
Heartland and/or its Affiliates in accordance with the Heartland Management
Agreement, provided that the annual amount of such management fees shall not exceed $4,000,000;

                  (f) the reimbursement of Heartland and/or its Affiliates for their reasonable out-of-pocket expenses incurred by them in connection with the
Transactions and performing management services to Holdings, the Parent Borrower and the Subsidiaries, pursuant to the Heartland Management Agreement;

                  (g) the payment of one time fees to Heartland and/or its
Affiliates in connection with any Permitted Acquisition, such fees to be payable at the time of each such acquisition and not to exceed the percentage of the aggregate consideration paid by Holdings, the Parent Borrower and its
Subsidiaries for any such acquisition as specified in the Heartland Management
Agreement; and

                  (h) payments to Heartland and/or its Affiliates for any
financial advisor, underwriter or placement services or other investment banking activities rendered to Holdings, the Parent Borrower or the Subsidiaries,
pursuant to the Heartland Management Agreement.

                  SECTION 6.10. Restrictive Agreements. None of Holdings, the
Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower
will, nor will they permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Holdings, the Parent Borrower or any Subsidiary to create, incur or permit to exist any
Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Parent Borrower or any other
Subsidiary or to Guarantee Indebtedness of the Parent Borrower or any other
Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by (A) any Loan Document or Permitted Receivables
Document or (B) any Existing Subordinated Notes, Permitted Acquisition
Subordinated Notes, Permitted Subordinated Notes and Permitted Senior Notes that are customary, in the reasonable judgment of the board of directors thereof, for the market in which such Indebtedness is issued so long as such restrictions do not prevent, impede or impair (x) the creation of Liens and Guarantees in favor of the Lenders under the Loan Documents or (y) the satisfaction of the obligations of the Loan Parties under the Loan Documents, (ii) the foregoing shall not apply to restrictions and conditions existing on the Effective Date identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided, further, that such restrictions and conditions apply only to the Subsidiary that is to be sold

                                      103

and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured
Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause
(a) of the foregoing shall not apply to customary provisions in leases and other agreements restricting the assignment thereof.

                  SECTION 6.11. Amendment of Material Documents. None of
Holdings, the Parent Borrower, any Subsidiary Term Borrower or any Foreign
Subsidiary Borrower will, nor will they permit any Subsidiary (including the
Receivables Subsidiary) to, amend, modify or waive any of its rights under (a)
its certificate of incorporation, by-laws or other organizational documents, (b)
the Acquisition Documents and (c) any Material Agreement or other agreements
(including joint venture agreements), in each case to the extent such amendment, modification or waiver is adverse to the Lenders.

                  SECTION 6.12. Interest Expense Coverage Ratio. Neither
Holdings nor the Parent Borrower will permit the Interest Expense Coverage
Ratio, in each case for any period of four consecutive fiscal quarters ending on any date during any period set forth below, to be less than the ratio set forth below opposite such period:

                   Period                                        Ratio
                   ------                                        -----
     June 30, 2002, to March 30, 2003                         2.50 to 1.00

     March 31, 2003, to June 29, 2003                         2.60 to 1.00

     June 30, 2003, to September 29, 2003                     2.35 to 1.00

     September 30, 2003, to December 30, 2003                 2.45 to 1.00

     December 31, 2003, to March 30, 2004                     2.60 to 1.00

     March 31, 2004, to June 29, 2004                         2.65 to 1.00

     June 30, 2004, to September 29, 2004                     2.70 to 1.00

     September 30, 2004, and thereafter                       2.75 to 1.00

                  SECTION 6.13. Leverage Ratio. Neither Holdings nor the Parent
Borrower will permit the Leverage Ratio as of any date during any period set forth below to exceed the ratio set forth opposite such period:

                   Period                                          Ratio
                   ------                                          -----
     June 30, 2002, to March 30, 2003                         5.25 to 1.00

     March 31, 2003, to June 29, 2003                         5.00 to 1.00

                                      104

     June 30, 2003, to September 29, 2003                     5.25 to 1.00

     September 30, 2003, to December 30, 2003                 5.00 to 1.00

     December 31, 2003, to June 29, 2004                      4.75 to 1.00

     June 30, 2004, to September 29, 2004                     4.50 to 1.00

     September 30, 2004, to December 30, 2004                 4.25 to 1.00

     December 31, 2004, to March 30, 2005                     4.00 to 1.00

     March 31, 2005, to December 30, 2005                     3.50 to 1.00

     December 31, 2005, and thereafter                        3.25 to 1.00

                  SECTION 6.14. Capital Expenditures. (a) Neither Holdings nor
the Parent Borrower will permit the aggregate amount of Capital Expenditures for any period to exceed the applicable Permitted Capital Expenditure Amount, as such amount may be reduced pursuant to Section 6.06(a), for such period.

                  (b) Notwithstanding the foregoing, the Parent Borrower may in respect of the fiscal year ending on December 31, 2003, and each fiscal year thereafter, increase the amount of Capital Expenditures permitted to be made during such fiscal year pursuant to Section 6.14(a) by an amount equal to the total unused amount of permitted Capital Expenditures for the immediately preceding fiscal year (without giving effect to the amount of any unused permitted Capital Expenditures that were carried forward to such preceding fiscal year).

                                  ARTICLE VII

                                Events of Default
                                -----------------

                  If any of the following events ("Events of Default") shall occur:

                  (a) the Parent Borrower, any Subsidiary Term Borrower or any
Foreign Subsidiary Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) the Parent Borrower, any Subsidiary Term Borrower or any
Foreign Subsidiary Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this
Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

                  (c) any representation or warranty made or deemed made by or on behalf of Holdings, the Parent Borrower, any Subsidiary Term Borrower, any
Foreign

                                      105

Subsidiary Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

                  (d) Holdings, the Parent Borrower, any Subsidiary Term
Borrower or any Foreign Subsidiary Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.04(a) (with respect to the existence of Holdings, the Parent Borrower, any Subsidiary Term
Borrower or any Foreign Subsidiary Borrower and ownership of the Subsidiary Term
Borrowers and the Foreign Subsidiary Borrowers), 5.04(b), 5.11 or 5.14 or in
Article VI;

                  (e) any Loan Party shall fail to observe or perform any
covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the
Administrative Agent to the Parent Borrower (which notice will be given at the request of any Lender);

                  (f) Holdings, the Parent Borrower or any Subsidiary shall fail to make any payment of principal or interest in respect of any Material
Indebtedness, when and as the same shall become due and payable after giving effect to any applicable grace period with respect thereto;

                  (g) any event or condition occurs that results in any Material
Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                  (h) an involuntary proceeding shall be commenced or an
involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Holdings, the Parent Borrower, any Subsidiary Term
Borrower, any Foreign Subsidiary Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Parent Borrower or any
Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) Holdings, the Parent Borrower or any Subsidiary shall (i)
voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a

                                      106

timely and appropriate manner, any proceeding or petition described in clause
(h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for
Holdings, the Parent Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (j) Holdings, the Parent Borrower or any Subsidiary shall
become unable, admit in writing in a court proceeding its inability or fail generally to pay its debts as they become due;

                  (k) one or more judgments for the payment of money in an
aggregate amount in excess of $10,000,000 shall be rendered against Holdings, the Parent Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Holdings, the Parent
Borrower or any Subsidiary to enforce any such judgment;

                  (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect on
Holdings, the Parent Borrower and its Subsidiaries;

                  (m) any Lien covering property having a book value or fair market value of $1,000,000 or more purported to be created under any Security
Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Administrative Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Collateral Agreement;

                  (p) the Guarantee Agreement shall cease to be, or shall have been asserted not to be, in full force and effect;

                  (q) the Parent Borrower, Holdings or any Subsidiary shall
challenge the subordination provisions of the Subordinated Debt or assert that such provisions are invalid or unenforceable or that the Obligations of the
Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary
Borrower, or the Obligations of Holdings or any Subsidiary under the Guarantee
Agreement, are not senior Indebtedness under the subordination provisions of the
Subordinated Debt, or any court, tribunal or government authority of competent jurisdiction shall judge the subordination provisions of the Subordinated Debt to be invalid or unenforceable or such Obligations to be not senior Indebtedness under such subordination provisions or otherwise cease to be, or shall be asserted not to be, legal, valid and binding obligations of the parties thereto, enforceable in accordance with their terms; or

                                      107

                  (r) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Parent
Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower
described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Parent Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign Subsidiary
Borrowers), take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Parent Borrower, any Subsidiary Term Borrower or any Foreign
Subsidiary Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Parent Borrower, the Subsidiary Term Borrowers and the
Foreign Subsidiary Borrowers; and in case of any event with respect to the
Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower
described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the
Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower
accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Parent Borrower, the Subsidiary Term Borrowers and the
Foreign Subsidiary Borrowers.

                                  ARTICLE VIII

                            The Administrative Agent
                            ------------------------

                  Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent (it being understood that reference in this
Article VIII to the Administrative Agent shall be deemed to include the
Collateral Agent) as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the
Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

                  The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Holdings, the Parent Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative
Agent hereunder.

                                      108

                  The Administrative Agent shall not have any duties or
obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a
Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the
Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02), and
(c) except as expressly set forth in the Loan Documents, the Administrative
Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, the Parent Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The
Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the
Administrative Agent by Holdings, the Parent Borrower, a Subsidiary Term
Borrower, a Foreign Subsidiary Borrower or a Lender, and the Administrative
Agent shall not be responsible for or have any duty to ascertain or inquire into
(i) any statement, warranty or representation made in or in connection with any
Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The
Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Parent Borrower, a Subsidiary
Term Borrower or any Foreign Subsidiary Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such

                                      109

sub-agent and to the Related Parties of each Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

                  Subject to the appointment and acceptance of a successor
Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Parent
Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign
Subsidiary Borrowers). Upon any such resignation, the Required Lenders shall have the right, in consultation with the Parent Borrower and, if applicable, the relevant Subsidiary Term Borrower and Foreign Subsidiary Borrower, to appoint a successor from among the Lenders. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing
Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring
Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Parent Borrower (on behalf of itself, the
Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers) to a successor
Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Parent Borrower (on behalf of itself, the
Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers) and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

                  Each Lender acknowledges that it has, independently and
without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the
Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

                  The Lenders identified in this Agreement as the Syndication
Agent and the Documentation Agents shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders. Without limiting the foregoing, none of the
Syndication Agent or the Documentation Agents shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to the Syndication Agent and the Documentation

                                      110

Agents as it makes with respect to the Administrative Agent or any other Lender in this Article VIII.

                                   ARTICLE IX

                         Collection Allocation Mechanism
                         -------------------------------

                  SECTION 9.01. Implementation of CAM. (a) On the CAM Exchange
Date, (i) the Commitments shall automatically and without further act be terminated as provided in Article VII, (ii) all Foreign Currency Borrowings and
the Commitments to make Foreign Currency Loans shall be converted into, and all such amounts due thereunder shall accrue and be payable in, dollars at the
Exchange Rate on such date and (iii) the Lenders shall automatically and without further act (and without regard to the provisions of Section 10.04) be deemed to have exchanged interests in the Credit Facilities such that in lieu of the interest of each Lender in each Credit Facility in which it shall participate as of such date (including such Lender's interest in the Specified Obligations of each Loan Party in respect of each such Credit Facility), such Lender shall hold an interest in every one of the Credit Facilities (including the Specified
Obligations of each Loan Party in respect of each such Credit Facility and each
LC Reserve Account established pursuant to Section 9.02 below), whether or not such Lender shall previously have participated therein, equal to such Lender's
CAM Percentage thereof. Each Lender and each Loan Party hereby consents and agrees to the CAM Exchange, and each Lender agrees that the CAM Exchange shall be binding upon its successors and assigns and any person that acquires a participation in its interests in any Credit Facility.

                  (b) As a result of the CAM Exchange, upon and after the CAM
Exchange Date, each payment received by the Administrative Agent or the
Collateral Agent pursuant to any Loan Document in respect of the Specified
Obligations, and each distribution made by the Collateral Agent pursuant to any
Security Documents in respect of the Specified Obligations, shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages. Any direct payment received by a Lender upon or after the CAM Exchange Date, including by way of setoff, in respect of a Specified Obligation shall be paid over to the Administrative Agent for distribution to the Lenders in accordance herewith.

                  SECTION 9.02. Letters of Credit. (a) In the event that on the
CAM Exchange Date any Letter of Credit shall be outstanding and undrawn in whole or in part, or any amount drawn under a Letter of Credit shall not have been reimbursed either by the Parent Borrower or any Foreign Subsidiary Borrower, as
the case may be, or with the proceeds of a Revolving Loan, each Revolving Lender shall promptly pay over to the Administrative Agent, in immediately available funds and in the currency that such Letters of Credit are denominated, an amount equal to such Revolving Lender's Applicable Percentage (as notified to such
Lender by the Administrative Agent) of such Letter of Credit's undrawn face amount or (to the extent it has not already done so) such Letter of Credit's unreimbursed drawing, together with interest thereon from the CAM Exchange Date to the date on which such amount shall be paid to the Administrative

                                      111

Agent at the rate that would be applicable at the time to an ABR Revolving Loan in a principal amount equal to such amount, as the case may be. The
Administrative Agent shall establish a separate account or accounts for each
Lender (each, an "LC Reserve Account") for the amounts received with respect to each such Letter of Credit pursuant to the preceding sentence. The
Administrative Agent shall deposit in each Lender's LC Reserve Account such
Lender's CAM Percentage of the amounts received from the Revolving Lenders as provided above. The Administrative Agent shall have sole dominion and control over each LC Reserve Account, and the amounts deposited in each LC Reserve
Account shall be held in such LC Reserve Account until withdrawn as provided in paragraph (b), (c), (d) or (e) below. The Administrative Agent shall maintain records enabling it to determine the amounts paid over to it and deposited in the LC Reserve Accounts in respect of each Letter of Credit and the amounts on deposit in respect of each Letter of Credit attributable to each Lender's CAM
Percentage. The amounts held in each Lender's LC Reserve Account shall be held as a reserve against the LC Exposure, shall be the property of such Lender, shall not constitute Loans to or give rise to any claim of or against any Loan
Party and shall not give rise to any obligation on the part of the Parent
Borrower or the Foreign Subsidiary Borrowers to pay interest to such Lender, it being agreed that the reimbursement obligations in respect of Letters of Credit shall arise only at such times as drawings are made thereunder, as provided in
Section 2.05.

                  (b) In the event that after the CAM Exchange Date any drawing shall be made in respect of a Letter of Credit, the Administrative Agent shall, at the request of the Issuing Bank, withdraw from the LC Reserve Account of each
Lender any amounts, up to the amount of such Lender's CAM Percentage of such drawing, deposited in respect of such Letter of Credit and remaining on deposit and deliver such amounts to the Issuing Bank in satisfaction of the reimbursement obligations of the Revolving Lenders under Section 2.05(e) (but not of the Parent Borrower and the Foreign Subsidiary Borrowers under Section
2.05(f), respectively). In the event any Revolving Lender shall default on its obligation to pay over any amount to the Administrative Agent in respect of any
Letter of Credit as provided in this Section 9.02, the Issuing Bank shall, in the event of a drawing thereunder, have a claim against such Revolving Lender to the same extent as if such Lender had defaulted on its obligations under Section
2.05(e), but shall have no claim against any other Lender in respect of such defaulted amount, notwithstanding the exchange of interests in the reimbursement obligations pursuant to Section 9.01. Each other Lender shall have a claim against such defaulting Revolving Lender for any damages sustained by it as a result of such default, including, in the event such Letter of Credit shall expire undrawn, its CAM Percentage of the defaulted amount.

                  (c) In the event that after the CAM Exchange Date any Letter of Credit shall expire undrawn, the Administrative Agent shall withdraw from the
LC Reserve Account of each Lender the amount remaining on deposit therein in respect of such Letter of Credit and distribute such amount to such Lender.

                  (d) With the prior written approval of the Administrative
Agent and the Issuing Bank, any Lender may withdraw the amount held in its LC
Reserve Account in

                                      112

respect of the undrawn amount of any Letter of Credit. Any Lender making such a withdrawal shall be unconditionally obligated, in the event there shall subsequently be a drawing under such Letter of Credit, to pay over to the
Administrative Agent, for the account of the Issuing Bank on demand, its CAM
Percentage of such drawing.

                  (e) Pending the withdrawal by any Lender of any amounts from its LC Reserve Account as contemplated by the above paragraphs, the
Administrative Agent will, at the direction of such Lender and subject to such rules as the Administrative Agent may prescribe for the avoidance of inconvenience, invest such amounts in Permitted Investments. Each Lender that has not withdrawn its CAM Percentage of amounts in its LC Reserve Account as provided in paragraph (d) above shall have the right, at intervals reasonably specified by the Administrative Agent, to withdraw the earnings on investments so made by the Administrative Agent with amounts in its LC Reserve Account and to retain such earnings for its own account.

                                   ARTICLE X

                                  Miscellaneous
                                  -------------

                  SECTION 10.01. Notices. Except in the case of notices and
other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to Holdings, the Parent Borrower, any Subsidiary Term
Borrower or any Foreign Subsidiary Borrower, to the Parent Borrower (on behalf of itself, Holdings, any Subsidiary Term Borrower and any Foreign Subsidiary
Borrower) at 39400 Woodward Avenue, Suite 130, Bloomfield Hills, MI 48304,
Attention of R. Jeffrey Pollock, General Counsel (Telecopy No. (248) 631-5455),

         with a copy to

         Jonathan A. Schaffzin, Esq.
         Cahill Gordon & Reindel
         80 Pine Street
         New York, New York
         (Telecopy No. (212) 269-5420);

                  (b) if to the Administrative Agent, to JPMorgan Chase Bank,
Loan and Agency Services Group, 1111 Fannin, 10th floor, Houston, Texas 77002
Attention of Debbie Meche (Telecopy: 713-750-2938), with a copy to JPMorgan
Chase Bank, 270 Park Avenue, New York, New York 10017, Attention of Richard
Duker (Telecopy No. 212-270-5127);

                  (c) if to the Issuing Bank, to it at JPMorgan Chase Bank,
Standby Letters of Credit, 10420 Highland Mn Dr BL2, Tampa, Florida, 33610 4th
floor (Telecopy: 813-

                                      113

432-5161) attention of James Alonzo, and in the event that there is more than one Issuing Bank, to such other Issuing Bank at its address (or telecopy number)
set forth in its Administrative Questionnaire;

                  (d) if to JPMCB, as Swingline Lender, to it at 1111 Fannin,
10th floor, Houston, Texas 77002, Attention of Debbie Meche (Telecopy:
713-750-2938);

                  (e) if to Comerica, as Swingline Lender, to it at Comerica
Tower at Detroit Center, 500 Woodward Avenue, 9th Floor, M/C 3270, Detroit, MI
48226, Attention of Tammy Gurne (Telecopy No. (313) 222-5182); and

                  (f) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  SECTION 10.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing
Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.
No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any
Default, regardless of whether the Administrative Agent, any Lender or the
Issuing Bank may have had notice or knowledge of such Default at the time.

                  (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Parent Borrower, each Subsidiary Term Borrower
(but only to the extent such waiver, amendment or modification relates to such
Subsidiary Term Borrower), each Foreign Subsidiary Borrower (but only to the extent such waiver, amendment or modification relates to such Foreign Subsidiary
Borrower) and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the
Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written

                                      114

consent of such Lender, (ii) reduce the principal amount of any Loan or LC
Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii)
postpone the maturity of any Loan, or any scheduled date of payment of the principal amount of any Term Loan under Section 2.10, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment or postpone the scheduled date of expiration of any Letter of Credit beyond the
Revolving Maturity Date, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each
Lender, (v) change the percentage set forth in the definition of "Required
Lenders" or any other provision of any Loan Document (including this Section)
specifying the number or percentage of Lenders (or Lenders of any Class)
required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release
Holdings or any Subsidiary Loan Party from its Guarantee under the Guarantee
Agreement (except as expressly provided in the Guarantee Agreement), or limit its liability in respect of such Guarantee, without the written consent of each
Lender, (vii) release all or substantially all of the Collateral from the Liens of the Security Documents, without the written consent of each Lender (except as expressly provided in the Security Documents) or (viii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class; provided, further, that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative
Agent, the Issuing Bank or the Swingline Lender without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender,
as the case may be, and (B) any waiver, amendment or modification of this
Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Lenders (but not the Tranche B Lenders and Incremental Lenders),
the Tranche B Lenders (but not the Revolving Lenders and Incremental Lenders) or
the Incremental Lenders (but not the Revolving Lenders and Tranche B Lenders)
may be effected by an agreement or agreements in writing entered into by
Holdings, the Parent Borrower, each Subsidiary Term Borrower (but only to the extent such waiver, amendment or modification relates to such Subsidiary Term
Borrower), each Foreign Subsidiary Borrower (but only to the extent such waiver, amendment or modification relates to such Foreign Subsidiary Borrower) and requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by Holdings, the Parent Borrower, each Subsidiary Term Borrower (but only to the extent such waiver, amendment or modification relates to such Subsidiary
Term Borrower), each Foreign Subsidiary Borrower (but only to the extent such waiver, amendment or modification relates to such Foreign Subsidiary Borrower), the Required Lenders and the

                                      115

Administrative Agent (and, if their rights or obligations are affected thereby, the Issuing Bank and the Swingline Lender) if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

                  SECTION 10.03. Expenses; Indemnity; Damage Waiver. (a)
Holdings, the Parent Borrower, each Subsidiary Term Borrower and each Foreign
Subsidiary Borrower, jointly and severally, shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents and their Affiliates, including the reasonable fees, charges and disbursements of one counsel in each applicable jurisdiction for each of the Agents, in connection with the syndication of the credit facilities provided for herein, due diligence investigation, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Agents, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Agents, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

                  (b) Holdings, the Parent Borrower, each Subsidiary Term
Borrower and each Foreign Subsidiary Borrower, jointly and severally, shall indemnify the Agents, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee")
against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of
Hazardous Materials on or from any Mortgaged Property or any other property currently or formerly owned or operated by Holdings, the Parent Borrower or any
Subsidiary, or any Environmental Liability related in any way to Holdings, the
Parent Borrower or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on

                                      116

contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

                  (c) To the extent that Holdings, the Parent Borrower, the
Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers fail to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the
Swingline Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing
Bank or a Swingline Lender in its capacity as such. For purposes hereof, a
Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at the time.

                  (d) To the extent permitted by applicable law, none of
Holdings, the Parent Borrower, any Subsidiary Term Borrower or any Foreign
Subsidiary Borrower shall assert, and each hereby waives, any claim against any
Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

                  (e) All amounts due under this Section shall be payable
promptly after written demand therefor.

                  (f) Neither Heartland nor any director, officer, employee, stockholder or member, as such, of any Loan Party or Heartland shall have any liability for the Obligations or for any claim based on, in respect of or by reason of the Obligations or their creation; provided that the foregoing shall not be construed to relieve any Loan Party of its Obligations under any Loan
Document.

                  SECTION 10.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that, subject to Section 10.15(g), none of Holdings, the Parent Borrower, any
Subsidiary Term Borrower or any Foreign Subsidiary Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by
Holdings, the Parent Borrower, any Subsidiary Term Borrower or any Foreign
Subsidiary Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any
Person (other

                                      117

than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of
Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that
(i) except in the case of an assignment to a Lender or a Lender Affiliate, each of the Parent Borrower, each Subsidiary Term Borrower (but only to the extent such assignment relates to a Tranche B Commitment or Tranche B Term Loan to such
Subsidiary Term Borrower), each Foreign Subsidiary Borrower and the
Administrative Agent (and, in the case of an assignment of all or a portion of a
Revolving Commitment or any Lender's obligations in respect of its LC Exposure or Swingline Exposure, the Issuing Bank and the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a
Lender or a Lender Affiliate or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or
Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than (x) in the case of
Revolving Commitments and Revolving Loans, $5,000,000, and (y) in the case of
Tranche B Commitments and Incremental Term Commitments and Tranche B Term Loans
and Incremental Term Loans, $1,000,000 unless each of the Parent Borrower, each
Foreign Subsidiary Borrower (but only to the extent such assignment relates to
Foreign Currency Commitments or Foreign Currency Loans relating to such Foreign
Subsidiary Borrower) and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans, (iv) notwithstanding anything to the contrary, assignments by any Revolving Lender of any portion of its
Revolving Commitments or any portion of Revolving Loans must include a ratable portion of its Foreign Currency Commitments and ratable portion of its Foreign
Currency Loans and visa versa, (v) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (vi) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an
Administrative Questionnaire; and provided further that any consent of the
Parent Borrower or any Subsidiary Term Borrower or any Foreign Subsidiary
Borrower otherwise required under this paragraph shall not be required if an
Event of Default under Article VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a
Lender under this Agreement (provided

                                      118

that any liability of the Parent Borrower, any Subsidiary Term Borrower or any
Foreign Subsidiary Borrower to such assignee under Section 2.15, 2.16 or 2.17 shall be limited to the amount, if any, that would have been payable thereunder by the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary
Borrower in the absence of such assignment), and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an
Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

                  (c) The Administrative Agent, acting for this purpose as an agent of the Parent Borrower, the Subsidiary Term Borrowers and the Foreign
Subsidiary Borrowers, shall maintain at one of its offices in The City of New
York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and Holdings, the Parent Borrower, the
Subsidiary Term Borrowers, the Foreign Subsidiary Borrowers, the Administrative
Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The
Register shall be available for inspection by the Parent Borrower, the
Subsidiary Term Borrowers, the Foreign Subsidiary Borrowers, the Issuing Bank
and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of a duly completed Assignment and
Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a
Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such
Assignment and Acceptance and record the information contained therein in the
Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (e) Any Lender may, without the consent of the Parent
Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower, the
Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement
(including all or a portion of its Commitment and the Loans owing to it);
provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other

                                      119

parties hereto for the performance of such obligations and (iii) Holdings, the
Parent Borrower, the Subsidiary Term Borrowers, the Foreign Subsidiary
Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan
Documents; provided that such agreement or instrument may provide that such
Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Parent
Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers
agree that each Participant shall be entitled to the benefits of Sections 2.15,
2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of
Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

                  (f) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the prior written consent of the Parent Borrower and, to the extent applicable, each relevant Subsidiary Term Borrower and Foreign Subsidiary Borrower. A Participant
that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Parent Borrower and, to the extent applicable, each relevant Foreign Subsidiary Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Parent Borrower and, to the extent applicable, each relevant
Foreign Subsidiary Borrower, to comply with Section 2.17(e) as though it were a
Lender.

                  (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  SECTION 10.05. Survival. All covenants, agreements,
representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative
Agent, the Issuing Bank or any Lender may have had notice or knowledge of any
Default or

                                      120

incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 10.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

                  SECTION 10.06. Counterparts; Integration; Effectiveness. This
Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 10.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary
Borrower against any of and all the obligations of the Parent Borrower, any
Subsidiary Term Borrower or any Foreign Subsidiary Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff)
which such Lender may have.

                                      121

                  SECTION 10.09. Governing Law; Jurisdiction; Consent to Service
of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  (b) Each of Holdings, the Parent Borrower, each Subsidiary
Term Borrower and each Foreign Subsidiary Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York
County and of the United States District Court of the Southern District of New
York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender
may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Holdings, the Parent Borrower, any of the
Subsidiary Term Borrowers, any of the Foreign Subsidiary Borrowers or their properties in the courts of any jurisdiction.

                  (c) Each of Holdings, the Parent Borrower, each Subsidiary
Term Borrower and each Foreign Subsidiary Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this
Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to
service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY
WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE
TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF
OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS
CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH
PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY
OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD
NOT, IN THE EVENT OF LITIGATION, SEEK TO

                                      122

ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES
HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS,
THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 10.11. Headings. Article and Section headings and the
Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 10.12. Confidentiality. Each of the Administrative
Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed
(a) to its and its Lender Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential pursuant to the terms hereof), (b) to the extent requested by any regulatory or quasi-regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d)
to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder,
(f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Parent Borrower, any Subsidiary Term Borrower, any Foreign Subsidiary Borrower and their respective obligations, (g) with the consent of the Parent Borrower or (h) to the extent such Information (i) is publicly available at the time of disclosure or becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any
Lender on a nonconfidential basis from a source other than Holdings, the Parent
Borrower or any Subsidiary (including the Receivables Subsidiary). For the purposes of this Section, "Information" means all information received from
Holdings, the Parent Borrower or any Subsidiary (including the Receivables
Subsidiary) relating to Holdings, the Parent Borrower or any Subsidiary
(including the Receivables Subsidiary) or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by Holdings, the
Parent Borrower or any Subsidiary (including the Receivables Subsidiary);
provided that, in the case of information received from Holdings, the Parent
Borrower or any Subsidiary (including the Receivables Subsidiary) after the
Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of
Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                                      123

                  SECTION 10.13. Interest Rate Limitation. Notwithstanding
anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such
Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and
Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

                  SECTION 10.14. Judgment Currency. (a) The obligations
hereunder of the Parent Borrower, the Subsidiary Term Borrowers and the Foreign
Subsidiary Borrowers and under the other Loan Documents to make payments in dollars or in the Foreign Currencies, as the case may be, (the "Obligation
Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the Collateral
Agent or a Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent, Collateral Agent or Lender under this
Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against the Parent Borrower, any Subsidiary Term Borrower, any Foreign Subsidiary Borrower or any other Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, at the Dollar Equivalent of such amount, in each case, as of the date immediately preceding the day on which the judgment is given
(such Business Day being hereinafter referred to as the "Judgment Currency
Conversion Date").

                  (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Parent Borrower, each Subsidiary Term Borrower and each
Foreign Subsidiary Borrower, as the case may be, covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment
Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency
Conversion Date.

                                      124

                  (c) For purposes of determining the Dollar Equivalent, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

                  SECTION 10.15. Obligations Joint and Several. (a) Each Term
Loan Borrower agrees that it shall, jointly with the other Term Loan Borrowers and severally, be liable for all the Obligations in respect of the Term Loans and Term Loan Commitments (the "Term Loan Obligations"). Each Term Loan Borrower
further agrees that the Term Loan Obligations of the other Term Loan Borrowers may be extended and renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its agreement hereunder notwithstanding any extension or renewal of any Term Loan Obligation of the other Term Loan Borrowers.

                  (b) Each Term Loan Borrower waives presentment to, demand of payment from and protest to the other Term Loan Borrowers of any of the Term
Loan Obligations or the other Term Loan Borrowers of any Term Loan Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The Term Loan Obligations of a Term Loan Borrower hereunder shall not be affected by (i) the failure of any Term Loan Lender or the Issuing
Bank or the Administrative Agent or the Collateral Agent to assert any claim or demand or to enforce any right or remedy against the other Term Loan Borrowers under the provisions of this Agreement or any of the other Loan Documents or otherwise; (ii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, any of the other Loan Documents or any other agreement; or (iii) the failure of any Term Loan Lender or the Issuing
Bank to exercise any right or remedy against any other Term Loan Borrower.

                  (c) Each Term Loan Borrower further agrees that its agreement hereunder constitutes a promise of payment when due and not of collection, and waives any right to require that any resort be had by any Term Loan Lender or the Issuing Bank to any balance of any deposit account or credit on the books of any Term Loan Lender or the Issuing Bank in favor of any other Term Loan
Borrower or any other person.

                  (d) The Term Loan Obligations of each Term Loan Borrower
hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Term Loan
Obligations of the other Term Loan Borrowers or otherwise. Without limiting the generality of the foregoing, the Term Loan Obligations of each Term Loan
Borrower hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent, the Collateral Agent or any Term Loan
Lender or the Issuing Bank to assert any claim or demand or to enforce any remedy under this Agreement or under any other Loan Document or any other agreement, by any waiver or modification in respect of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Term
Loan Obligations of the other Term Loan Borrowers or by any other act or omission which may or might in any manner or to any

                                      125

extent vary the risk of such Term Loan Borrower or otherwise operate as a discharge of such Term Loan Borrower as a matter of law or equity.

                  (e) Each Term Loan Borrower further agrees that its
obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Term Loan Obligation of the other Term Loan Borrowers is rescinded or must otherwise be restored by the Administrative Agent, the
Collateral Agent or any Term Loan Lender or the Issuing Bank upon the bankruptcy or reorganization of any of the other Term Loan Borrowers or otherwise.

                  (f) In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent, the Collateral Agent or any Term
Loan Lender or the Issuing Bank may have at law or in equity against any Term
Loan Borrower by virtue hereof, upon the failure of a Term Loan Borrower to pay any Term Loan Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each other
Term Loan Borrower hereby promises to and will, upon receipt of written demand by the Administrative Agent, forthwith pay, or cause to be paid, in cash the amount of such unpaid Term Loan Obligations, and thereupon each Term Loan Lender shall, in a reasonable manner, assign the amount of the Term Loan Obligations of the other Term Loan Borrowers owed to it and paid by such Term Loan Borrower pursuant to this Section 10.15 to such Term Loan Borrower, such assignment to be pro tanto to the extent to which the Term Loan Obligations in question were discharged by such Term Loan Borrower or make such disposition thereof as such
Term Loan Borrower shall direct (all without recourse to any Term Loan Lender and without any representation or warranty by any Term Loan Lender).

                  (g) Notwithstanding any other provision herein, the Parent
Borrower shall be entitled, at any time and in its sole discretion, to designate any Term Loan Borrower (including itself) to replace any other Term Borrower as a borrower hereunder with respect to any outstanding Term Loans.

                                      126